As filed with the Securities and Exchange Commission on May 15, 2003

Registration No. 333-89058

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1 to

REGISTRATION STATEMENT

ON

SCHEDULE B

UNDER

THE SECURITIES ACT OF 1933

Oesterreichische Kontrollbank Aktiengesellschaft

(Issuer)

Republic of Austria

(Guarantor)

(Exact names of registrants)

Am Hof 4, A-1010 Vienna, Austria

(Address of principal executive office of Oesterreichische Kontrollbank Aktiengesellschaft)

DR. PETER MOSER

Ambassador of the Republic of Austria to The United States of America

Embassy of the Republic of Austria

3524 International Court, N.W., Washington, D.C. 20008

(Name and address of agent for service and authorized agent in the United States for the registrants)

Copies to:

Stephan Hutter, Esq. Shearman & Sterling Gervinusstrasse 17 60322 Frankfurt am Main (011 49 69) 97 11 10 00	Patrick Kenadjian, Esq. Davis Polk & Wardwell MesseTurm 60308 Frankfurt am Main (011 49 69) 97 57 03 10

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

The securities covered by this Registration Statement are to be offered on a delayed or continuous basis pursuant to Release Nos. 33-6240 and 33-6424 under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement relates to U.S.$538,528,092.60 aggregate principal amount of Guaranteed Debt Securities and Warrants to purchase the same of Oesterreichische Kontrollbank Aktiengesellschaft to be offered from time to time as separate issues on terms and in the manner to be specified in Prospectus Supplements to be delivered in connection with each such offering. The Prospectus included herein and constituting a part hereof relates to U.S.$538,528,092.60 aggregate principal amount of Guaranteed Debt Securities and Warrants covered hereby and to U.S.$961,471,907.40 aggregate principal amount of Guaranteed Debt Securities and Warrants covered by Registration Statement No. 333-7982. Oestereichische Kontrollbank Aktiengesellschaft Registration Statement No. 333-7982 relates to U.S.$1,845,000,000 aggregate principal amount of Guaranteed Debt Securities and Warrants to purchase the same of which an aggregate principal amount of U.S.$883,528,092.60 of guaranteed Debt Securities have been sold as issues designated: (i) U.S.$30,633,368.15 of Guaranteed Debt Securities in connection with the global offering of the ¥100,000,000,000 1.80% Guaranteed Global Notes Due 2010 Unconditionally Guaranteed by the Republic of Austria Issued under the Global Issuance Facility from January 2000, (ii) an additional U.S.$54,394,724.45 of Guaranteed Debt Securities in connection with the global offering of the ¥50,000,000 1.80% Guaranteed Global Notes Due 2010 Unconditionally Guaranteed by the Republic of Austria Issued under the Global Issuance Facility from June 2000, (iii) U.S.$184,640,000.00 of Guaranteed Debt Securities in connection with the global offering of U.S.$1,250,000,000 5.50% Guaranteed Global Notes Due 2006 Unconditionally Guaranteed by the Republic of Austria Issued under the Global Issuance Facility from January 2001, (iv) U.S.$298,000,000 of Guaranteed Debt Securities in connection with the global offering of U.S.$1,500,000,000 3.625% Guaranteed Global Notes Due 2004 Unconditionally Guaranteed by the Republic of Austria Issued under the Global Issuance Facility from October 2001, and (v) U.S.$315,860,000 of Guaranteed Debt Securities in connection with the global offering of U.S.$1,250,000,000 5.125% Guaranteed Global Notes Due 2007 Unconditionally Guaranteed by the Republic of Austria Issued under the Global Issuance Facility from March 2002.

CROSS-REFERENCE SHEET

Cross-reference sheet between Schedule B of the Securities Act of 1933 and the Prospectus.

Schedule II Item*	Heading in Prospectus
1	Cover Page

2	Use of Proceeds

3

Oesterreichische Kontrollbank Aktiengesellschaft—

Capitalization and Financial Statements; The

Republic of Austria—Revenues and Expenditures,

Public Debt, Tables and Supplementary Information;

Description of Guaranteed Debt securities

4	Oesterreichische Kontrollbank Aktiengesellschaft— Business; The Republic of Austria—Public Debt

5	Oesterreichische Kontrollbank Aktiengesellschaft— Financial Statements—Statement of Earnings; The Republic of Austria—Revenues and Expenditures

6	**

7	Authorized Agent

8	**

9	**

10	**

12	Legal Opinions

*	Part of Item 3 and Items 11, 13 and 14 are omitted from the Prospectus but are included in the Registration Statement.
**	Information to be provided from time to time in prospectus supplements to be delivered in connection with the offering of Guaranteed Debt Securities and/or Warrants offered thereby.

Prospectus

Oesterreichische Kontrollbank

Aktiengesellschaft

Guaranteed Debt Securities

Unconditionally Guaranteed by the

Republic of Austria

Guaranteed Debt Securities—

From time to time during the period of twelve months from the date of this Prospectus, Oesterreichische Kontrollbank Aktiengesellschaft may offer:

•	up to the equivalent of U.S.$1,500,000,000 aggregate principal amount of Guaranteed Debt Securities

•	with or without warrants

•	that are unconditionally guaranteed by the Republic of Austria.

Presentation of Information—

We provide information to you about these Guaranteed Debt Securities in two separate documents that progressively provide more detail: (a) this Prospectus, which provides general information, some of which may not apply to a particular issuance of these Guaranteed Debt Securities, and (b) an accompanying Prospectus Supplement, which will describe the specific terms of a particular issuance, such as:

•	the designation, aggregate principal amount, denomination, or currency

•	terms relating to the exercise of warrants (if any are issued)

•	the method for selling, including names of the underwriters

•	any recent developments since publication of the Prospectus

Neither the SEC nor any state securities commission has approved these Guaranteed Debt Securities or determined that this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

May 15, 2003

You should rely only on the information provided in this Prospectus and the accompanying Prospectus Supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the Guaranteed Debt Securities in any state where the offer is not permitted. We do not claim the accuracy of the information in this Prospectus or the accompanying Prospectus Supplement as of any date other than the dates stated on their respective covers.

We include cross-references in this Prospectus and in the accompanying Prospectus Supplement to captions in these materials where you can find further related discussions. The Table of Contents produced above and the Table of Contents included in the accompanying Prospectus Supplement provide the pages on which these captions are located.

This Prospectus should be retained for future reference in connection with the offering from time to time of the Guaranteed Debt Securities.

In this Prospectus all monetary amounts are expressed in euro (“EUR” or “€”) or Austrian schillings (“schilling” or “ATS”) unless otherwise specified. Some tables contained in this Prospectus show figures in euro for periods prior to January 1, 1999 which were originally prepared in schilling. The euro amounts for these figures have been calculated on the basis of the officially fixed conversion rate of 1.00 euro = 13.7603 schilling, which was officially determined on January 1, 1999. The use of the conversion rate for periods prior to January 1, 1999 does not take into account the value of the schilling before January 1, 1999 which may have been different then on such date. Foreign currencies are abbreviated herein as follows:

Foreign Currency	Abbreviation
Canadian dollars	CAD
German mark	DEM
Japanese yen	JPY
Norwegian krone	NOK

Foreign Currency	Abbreviation
South African Rand	ZAR
Sterling	GBP
Swiss franc	CHF
United States dollars	dollars, $, or USD

Solely for the convenience of the reader, except where expressly indicated, certain financial information with respect to Oesterreichische Kontrollbank Aktiengesellschaft has been translated from euro into dollars at the rate of 1.0499 dollars to the euro, the interbank rate in effect at 4:00 p.m. in New York City on December 31, 2002, as reported by The Wall Street Journal. Other financial information has been translated at specified rates of exchange in effect at the ends of the indicated periods or on the indicated dates. These translations should not be construed as representations that the euro amounts could have been or could be converted into dollars at that or any other rate. For further information with respect to exchange rates, including the average rates of exchange between the euro and the dollar since 1999 and the schilling and the dollar since 1996, see “Republic of Austria—Foreign Exchange—Foreign Exchange Rates”.

ENFORCEMENT OF LIABILITIES

Oesterreichische Kontrollbank Aktiengesellschaft (“we” or the “Bank” or “OKB”) is located in the Republic of Austria (“Austria” or the “Republic”) and the members of the Board of Executive Directors and the Supervisory Board of the Bank, as well as the experts and governmental officials and certain of the underwriters who may be named in the Prospectus Supplements, are residents of Austria or of other foreign countries, and all or a substantial portion of the assets of the Bank and of certain of such other persons are located outside the United States. As a result, it may be difficult or impossible for investors to obtain jurisdiction over such persons in proceedings brought in courts in the United States, or to collect in the United States upon judgments of United States courts against such persons, including judgments predicated upon civil liabilities under the United States Securities Act of 1933 (the “Securities Act”). There may be doubt as to the enforceability in the appropriate foreign courts, in original actions, of liabilities predicated upon the Securities Act and as to the enforceability in such courts of judgments of United States courts including judgments imposing liabilities predicated upon the Securities Act. Judgments of United States courts are not enforceable in Austria.

In the Fiscal Agency Agreement relating to each offering of Guaranteed Debt Securities or Warrants, the Bank and Austria will expressly submit to the jurisdiction of any State or Federal court sitting in the City of New York in actions arising out of or based upon such Guaranteed Debt Securities, the guarantees of such Securities by Austria (the “Guarantees”) or Warrants. In the case of Austria, this express submission will not extend to actions brought under the United States securities laws. In addition to the specific submission to jurisdiction referred to above, the Bank has, in the registration statement on Schedule B filed with the Securities and Exchange Commission of which this prospectus forms a part, appointed an agent for service of process with respect to any actions arising out of or based upon the offer and sale of the Guaranteed Debt Securities and Warrants in any place subject to the jurisdiction of the United States or any state thereof.

The United States Foreign Sovereign Immunities Act of 1976, which applies to Austria and may apply to the Bank, provides that foreign States and their agencies or instrumentalities and their respective property are in varying degrees immune from the jurisdiction of courts in the United States. The Bank and Austria will expressly and irrevocably waive their immunity from suit and from execution of a judgment in respect of actions arising out of or based on the Guaranteed Debt Securities, the Guarantees and the Warrants. These express waivers will not extend to actions brought under the United States securities laws, but the United States Foreign Sovereign Immunities Act of 1976 may afford a jurisdictional basis for such actions and preclude the claim of sovereign immunity in connection therewith.

In the opinion of Ortner Pöch Foramitti Rechtsanwälte GmbH, Austrian counsel to the Bank, neither the Bank nor Austria would be entitled under Austrian law to assert the defense of sovereign immunity in any action instituted in an Austrian court to enforce the Guaranteed Debt Securities, the Guarantees or the Warrants, although certain property of Austria would be exempt from execution to satisfy any judgment rendered against Austria in any such proceeding.

USE OF PROCEEDS

As provided by the Austrian Export Financing Guarantees Act of 1981, as amended, and in accordance with the OECD Guidelines of Export Financing, we will use the net proceeds from the sale of the Guaranteed Debt Securities and the Warrants primarily to finance export transactions, either directly or by repaying borrowings incurred to finance such transactions. In addition, we may use the proceeds from these sales for temporary or interim investments or for any other purpose permitted by the Export Financing Guarantees Act or the OECD Guidelines. We will make additional borrowings, both domestic and external, of substantial amounts in connection with our financing of export transactions. The nature, amount and timing of such borrowings have not been determined and will be dependent on financial needs and market conditions. For information concerning the undisbursed balance of export loans that we were contractually committed to make as of December 31, 2002, see “Business—Export Loan Financing by the Bank—Export Loans and Commitments”.

OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

The Bank was established in 1946 under the Austrian Corporation Act (Aktiengesetz) to provide services outside routine commercial banking functions to the Austrian economy. The Bank’s activities include the administration of export guarantees (as agent of the Republic) and the financing of Austrian exports. Its registered and head office is located at Am Hof 4, A-1010 Vienna, Austria.

In 1950 the Bank became involved in the financing and promotion of Austrian exports. Since the original adoption of the Export Promotion Act in 1964, which was replaced on June 1, 1981 by the Export Guarantees Act of 1981, and which has since been amended (the “Export Guarantees Act”), the Bank has acted as the sole agent of Austria for the administration of guarantees issued by Austria under this Act covering commercial, political and foreign exchange risks in connection with Austrian exports. The Bank also provides medium- and long-term financing to banks and foreign importers for export transactions, the repayment of which is guaranteed by Austria under the Export Guarantees Act. Substantially all borrowings by the Bank in connection with export loan financing are guaranteed either as to principal and interest, as to foreign exchange risk or as to both by Austria under the Export Financing Guarantees Act of 1981, as amended (the “Export Financing Guarantees Act”). See “Business—Export Loan Financing by the Bank—Sources of Funds for Export Loans”. The Bank also engages in certain other financial activities including non-export related lending to Austrian public entities and the organization and administration of domestic bond issues, in particular bond offerings by the Republic. The Bank also operates the clearing system of the Vienna Stock Exchange (in which context the Bank may be registered as the holder of shares of foreign companies which are traded on the Vienna Stock Exchange). The Bank does not accept deposits from the general public or engage in general lending or other commercial banking activities.

OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

CAPITALIZATION(1)(2)

The long-term indebtedness and capital accounts of the Bank at December 31, 2002 were as follows:

	(Thousands of dollars)(3)	(Thousands of euro)
Long-term indebtedness related to export financing(4)
Indebtedness in euro(5)	3,736,979	3,559,367
Indebtedness in other currencies(6)	13,078,951	12,457,330

	16,815,930	16,016,697
Other funds in euro made available for export financing(7)	1,903,029	1,812,581

	18,718,959	17,829,278
Other liabilities for borrowed money—long-term(8)	24,509	23,344

Total long-term indebtedness(9)	18,743,468	17,852,622
Capital accounts(10)
Capital stock, divided into 440,000 ordinary no par value shares	104,990	100,000
Reserves	123,887	117,999

Total capital accounts	228,877	217,999
Total Capitalization	18,972,345	18,070,621

(Dollar amounts may not add due to rounding.)

(1)	Austria has guaranteed the Bank under the Export Financing Guarantees Act against foreign exchange risks in connection with substantially all foreign currency borrowings. See Note 1(g) of Notes to Financial Statements.
(2)	The Financial Statements included in this Prospectus have been prepared in accordance with accounting principles applicable to banks in Austria. See Note 1(a) of Notes to Financial Statements for a discussion of the material differences between such Austrian accounting principles and accounting principles applicable to banks in the United States.
(3)	Amounts in this column have been translated into dollars at the exchange rate specified in the paragraph following the Table of Contents hereof. Amounts may not add due to rounding.
(4)	The Bank has completed the following public issues of foreign currency debt from January 1, 2003 through May 14, 2003: CHF 500,000,000 1.5% Guaranteed Notes due March 27, 2008; USD 43,830,000 Step-Up-Callable Guaranteed medium-term notes due April 28, 2008. The aggregate indebtedness incurred by the Bank through the issuance of foreign-currency-denominated debt in 2003 amounted to EUR 367 million or USD 385 million, translated into euro at the exchange rates prevailing on the date the loans were made.
(5)	Indebtedness secured by assignments of receivables covered by Export Guarantees.
(6)	Translated into euro at the exchange rates prevailing on the date the loan was made.
(7)	Includes funds provided by Austrian governmental authorities and the Austrian Chamber of Commerce.
(8)	See “Business—Other Activities Not Related to Export Financing”.
(9)	Includes current maturities of EUR 3,628,178. For further information concerning indebtedness of the Bank. See Note 18 of Notes to Financial Statements.
(10)	See Note 16 of Notes to Financial Statements.

Except as set forth in Note 4 above, there has been no material change in the long-term indebtedness and capital accounts of the Bank since December 31, 2002.

BUSINESS

We primarily administer guarantees issued by the Republic for export transactions (“Export Guarantees”) and export loan financing. Since the Export Guarantees that we administer are issued by the Republic of Austria, these Guarantees are not liabilities of the Bank.

Austria directly pays all claims on Export Guarantees. In contrast, the Bank conducts its export loan financing activities, which relate exclusively to the refinancing of receivables covered either by Export Guarantees or, to a lesser extent, by private credit insurance, for its own account. Assets relating to export loan financing activities represented 95% of the Bank’s total assets as of December 31, 2002. These activities are funded through the domestic and international financial markets.

The Bank also performs several significant functions in the Austrian capital markets. In this field, the Bank exercises a central function in the custody and administration of securities and endeavours to improve existing services for the banking community, the Vienna Stock Exchange and all capital market participants.

Administration of Austrian Export Guarantees

Pursuant to the Export Guarantees Act, and the regulations issued by the Minister of Finance thereunder, the Bank acts as Austria’s sole agent for the administration of Export Guarantees. Except in cases in which the Bank itself is to be the beneficiary of an Export Guarantee, we process and perform the preliminary credit analysis of applications for Export Guarantees. All Export Guarantees must be authorized by the Republic and are issued and administered by the Bank on behalf of the Republic. During 2002, the Bank, as agent of the Republic, issued 1,897 Export Guarantees covering export transactions with a total value of EUR 3.6 billion ($3.8 billion), and at December 31, 2002, the total value of all export transactions covered by Export Guarantees amounted to EUR 30 billion ($31.5 billion). The Export Guarantees Act is scheduled to expire on December 31, 2005, unless extended.

On April 30, 2003, the Austrian government submitted a proposal for an amendment to the Export Guarantees Act to the Austrian parliament, according to which the specific mention of the Bank as the sole agent for the administration of Export Guarantees would be replaced with a generic reference to an agent of the Republic. As a result, if the Austrian Minister of Finance were to initiate a procurement procedure as provided for by the proposed amendment, other institutions with an appropriate banking license within the European Economic Area would be eligible to compete with the Bank to become the sole agent. The proposed amendment makes clear that only one bank will be in charge of administering new Export Guarantees. According to the proposed amendment:

•	the Bank would remain the sole agent of the Republic for as long as no other party has been awarded an agency contract pursuant to the prescribed procurement procedure;

•	the Austrian Minister of Finance would be required to inform the Bank at least two years prior to initiating a procurement procedure for awarding a new agency contract to one of the qualifying institutions, which include the Bank; and

•	in case a new agent were to be appointed, any export guarantees and export financing transactions pending at that time would continue to be administered by the Bank.

The proposed amendments to the Export Guarantees Act are intended to introduce a new element of competition into the marketplace for acting as an agent of the Republic in this field. All essential provisions of the Export Guarantees Act, as well as all principles and regulations of the export guarantee and export financing system, would remain unchanged. A vote on the proposed amendments is scheduled in the Austrian parliament for June 4, 2003.

The Bank is a member of the Berne Union (International Union of Credit and Investment Insurers), which consists of 51 export credit and investment insurers from 42 countries.

Risks Covered by Export Guarantees.    Liabilities assumed by the Republic under the Export Guarantees Act take the form of guarantees for the due performance of contracts by the foreign contracting parties, or guarantees by aval on bills of exchange whose discount proceeds are applied to financing export transactions. The export guarantee scheme is comprised of 12 types of guarantees. The most significant is the buyer’s credit cover for loans (“Tied Loans”) made by the banking sector to foreign importers, foreign financial institutions and foreign government agencies for the purpose of providing funds for payments to Austrian exporters, (“Tied Loan Guarantees”), which represented EUR 13.1 billion or 43.7% of total guarantees outstanding as of December 31, 2002. Other significant export guarantees are supplier credit coverages issued to Austrian exporters guaranteeing the due performance by a foreign importer of its obligations under an export contract (EUR 1.22 billion or 4.14% of total guarantees outstanding as of December 31, 2002) and export guarantees covering purchases of accounts receivable from export transactions by domestic or foreign credit institutions (EUR 492 million or 1.7% of total guarantees outstanding as of December 31, 2002).

In addition, export guarantees are available for investments abroad (EUR 2.8 billion or 9.3% of total guarantees outstanding as of December 31, 2002) for the purpose of promoting Austrian exports. Another type of cover provided under the Export Guarantees Act are guarantees by aval on bills of exchange (EUR 9.4 billion or 31.3% of total guarantees outstanding as of December 31, 2002), through which Austria guarantees the performance obligations of the issuer of a promissory note (or the performance obligations of the acceptor of a bill of exchange) in connection with financing the purchase of Austrian goods by a foreign importer.

Payments under Export Guarantees.    The regulations of the Minister of Finance under the Export Guarantees Act provide that Austria will pay claims against it under Export Guarantees upon recognition of its liability (in cases of both matured claims and claims that mature after Austria recognizes its liability) in accordance with the payment schedule established in the underlying contract. These regulations also present acceleration of a payment schedule against Austria under an Export Guarantee. These regulations permit Austria to deny liability under an Export Guarantee under certain circumstances, principally in cases of fraud or misrepresentation in connection with the issuance of such guarantee or failure to comply with the guarantee’s conditions. In 2002 Austria, as guarantor, paid gross claims amounting to EUR 265 million (2001: EUR 250 million), while recoveries totaled EUR 67 million (2001: EUR 98 million).

Maximum Liability of Austria on Export Guarantees.    The Export Guarantees Act establishes a ceiling of EUR 35.0 billion ($36.7 billion) on the liability of Austria under outstanding Export Guarantees. As of December 31, 2002, the total liability of Austria amounted to EUR 30.0 billion ($31.5 billion) or 86% of the maximum authorized liability. When calculating the extent of utilization, the basic amounts (maximum amount of guarantee less the lowest rate of retention) outstanding under the guarantees and the total financing requirements reported in the case of guarantees by aval on bills of exchange must be included.

Export Loan Financing by the Bank

In addition to our role as sole agent for the administration of Austria’s export guarantee program under the Export Guarantees Act, we also make loans directly to banks, including the banks that are shareholders of the Bank, in order to permit these institutions to refinance their own export loans (“Refinancing Loans”). These banks may also obtain refinancing from the Bank for the credit portion of the costs of extending a tied loan or the acquisition of accounts receivable of an exporter.

Export Loans and Commitments.    The following table provides the aggregate principal amount of refinancing covering tied loans and acquired accounts receivable outstanding as of December 31, 2002 in each of the last five years as a portion of the total volume of refinancing contracts for export loans administered by the Bank:

	1998	1999	2000	2001	2002
	(Billions of euro)				(Billions of dollars)	(Billions of euro)
Tied loans	10.8	10.6	10.9	10.6	10.8	10.3
Acquisitions of accounts receivable	0.7	0.7	0.5	0.5	0.4	0.4
Other refinancing contracts	7.2	8.8	10.0	11.5	11.4	10.9

Total	18.7	20.1	21.4	22.6	22.8	21.6

Of the total export loans outstanding as of December 31, 2002, EUR 15.4 billion ($16.2 billion) were to banks which are shareholders of the Bank.

Additionally, we are contractually obligated to grant future export loans. As of December 31, 2002, the balance of export loans not yet granted which we were contractually obligated to make was EUR 2.3 billion ($2.4 billion). This balance was scheduled to be drawn down as follows:

	(Millions of euro)	(Millions of dollars)
Through December 31,
2003	470	493
2004	1,671	1,754
2005	84	88
2006	14	15
2006 to 2008	84	88

	2,323	2,438

All of these undisbursed amounts may be cancelled in whole or in part at the option of the borrower, but the aggregate amount of cancellations to date has been insignificant. Because of estimates, the timing of the draw-downs of these undisbursed amounts may change from time to time due to late deliveries, construction delays or other reasons.

Of the Bank’s outstanding export loans at December 31, 2002, approximately 26.5% were for exports to Eastern Europe, 13.1% to Asia, 8.9% to Africa, 3.2% to Western Europe and 1.8% to Latin America. The remaining percentage was for export loans covered by Export Guarantees for which no regional breakdown is available.

Terms and Conditions of Export Loans.    We denominate substantially all of our export loans in euro. We only finance the portions of loans that are fully covered by Export Guarantees or are insured. In the case of Refinancing Loans, the Bank obtains (1) assignments of the rights of the bank against its borrower and against Austria or a credit insurer under the Export Guarantee or credit insurance covering the refinanced loan and (2) an assignment of the rights of the Austrian exporter against the foreign importer. In almost all cases where Tied Loans are not made directly to a foreign government, governmental agency or financial institution, these loans are, in addition to being covered directly by Export Guarantees, also guaranteed by a foreign government, governmental agency or financial institution.

Each export loan made by the Bank since 1975 has consisted of a portion bearing interest at a floating rate and a portion bearing interest at a fixed rate. Between 10% and 50% of the principal amounts of the loans bears interest at a floating rate, which depends on the stated maturity of the loans and is amortized prior to the fixed rate portion. The floating rate portion bears interest at the export finance rate usually determined quarterly by the Bank on the basis of the cost of our export related borrowing operations. For the first quarter of 2003, this rate for euro loans was set at 4.05% per annum. A statutory finance committee chaired by the Ministry of Finance, after consultation with the Bank, sets the Bank’s interest rates for the fixed rate portions. The current annual rate of interest for fixed rate portions varies between 2.60% and 4.15%, depending on the stated maturity of the loans. Because the Bank adjusts the floating rate portions of export loans, it is able to recover increases in the costs of its borrowing operations, including borrowing operations to fund the fixed rate portions of its export loans.

Generally, loans made to finance the export of consumer goods have a repayment term of less than one year and loans made to finance the export of heavy capital goods or major projects have repayment terms of five to ten years. In certain cases, export loans on soft terms involving exports to developing countries may have longer maturities.

Sources of Funds for Export Loans.    The principal sources of funds for our export loan activities are borrowings and issuances of debt securities, both in Austria and abroad. See “Financial Statements—Statement of Changes in Financial Position” and Note 18 of Notes to Financial Statements.

The Export Financing Guarantees Act authorizes the Minister of Finance to issue unconditional guarantees of Austria for the payment of principal and interest on borrowings incurred by the Bank for the purpose of financing export transactions, including export loans, or for the purpose of refinancing such borrowings. In addition, Austria is authorized to guarantee, in the case of foreign currency borrowings, that we shall not have to pay more principal and interest expressed in euro than contemplated at the time of the borrowing on the basis of then prevailing exchange rates. The Export Financing Guarantees Act provides that Austria’s guarantees may only be issued if, after giving effect to such issuance, the aggregate liability for principal payments under all guarantees then in effect under the Export Financing Guarantees Act does not exceed the amount of EUR 25 billion ($26.2 billion). An amount equal to 10% of the euro equivalent of the outstanding principal amount guaranteed is added in computing the aggregate amount of such liability in view of the exchange rate risk. As of December 31, 2002 the total amount of outstanding liabilities of Austria under the Export Financing Guarantees Act, as so computed, was EUR 21.2 billion ($22.2 billion).

In connection with the proposed amendments to the Export Guarantees Act described above under “—Administration of Austrian Export Guarantees,” the Austrian government also submitted a proposal for an amendment to the Export Financing Guarantees Act, according to which the specific mention of the Bank as the only entity eligible for receiving guarantees of the Republic of Austria for credit operations would be replaced with a generic reference to the agent of the Republic pursuant to the Export Guarantees Act. Under this amendment, if the Bank were to be replaced as agent, guarantees of the Republic would continue to be available for refinancing by the Bank of outstanding export financing contracts. The proposed amendment to the Export Financing Guarantees Act would not affect the existing guarantee obligations of the Republic, nor would it affect the availability of guarantees of the Republic for future obligations of the Bank, including the issuance of Guaranteed Debt Securities, as long as the Bank administers the export guarantees as the agent for the Republic. A vote on the proposed amendments is scheduled in parliament for June 4, 2003.

Payment of principal and interest on most foreign currency borrowings of the Bank is covered by Austria’s guarantees under the Export Financing Guarantees Act. Austria has guaranteed the Bank against foreign exchange risks in connection with substantially all foreign currency borrowings by the Bank. As of December 31, 2002 the total of outstanding borrowings denominated in currency other than euro by the Bank amounted to EUR 12.3 billion ($12.9 billion). As of December 31, 2002 the total amount of outstanding borrowings denominated in euro by the Bank amounted to EUR 9.3 billion ($9.8 billion).

In July 2000 the validity of the Export Financing Guarantees Act was extended until December 31, 2006. Guarantees of Austria issued prior to such date will not be affected by the expiration of the Act.

Other Activities Not Related to Export Financing

We engage in a number of activities in addition to the administration of Export Guarantees and the making of export loans.

•	Non-Export Loan Activities. As of December 31, 2002 non-export loans totaled approximately EUR 1.4 million ($1.5 million). These loans were made principally on a medium-term basis to the Austrian telephone and telegraph system, Austrian political subdivisions and others, including a program for the refinancing of loans given by Austrian banks for the maintenance and improvement of museums. These non-export loans have been financed by borrowings from Austrian banks and the sale of notes of the Bank to Austrian institutional investors.

•	Money Market Operations. We are a dealer in the Austrian money market in interest-bearing demand deposits and short-term time deposits of credit institutions including our shareholder banks. During 2002 the average daily closing balance of money market accounts receivable of the Bank connected with such operations was approximately EUR 0.74 billion ($0.78 billion).

•	Domestic Capital Market Activities. We act as an agency for the organization and administration of domestic bond issues, in particular, bond offerings by the Republic of Austria. Processing is effected via the automated and electronic Austrian Direct Auction System (ADAS) developed by OKB.

In 2002 we organized and administered new bond issues of nonbanks representing a nominal amount of EUR 7.7 billion ($8.1 billion), which constituted 54% of the total volume of nonbank issues.

Over the past few years, the group of financial institutions eligible to participate in auctions of bonds and money market treasury bills of Austria has been expanded to include all financial institutions that hold a securities account with the central depositary for securities. As of December 31, 2002, 24 financial institutions were eligible to participate in these auctions. Currently, both federal bonds and federal treasury bills are auctioned using the yield tender procedure.

In connection with domestic debt offerings, we also act as principal paying agent. At the end of 2002, we administered payments for 208 bond issues and federal treasury bills.

The Capital Markets Act, which entered into force on January 1, 1992, entrusted us with the function of a notification office. The notification office acts as a depositary for the prospectuses to be issued in compliance with the Capital Markets Act and the Investment Fund Act, and prepares a calendar for planned public issues of securities and investments as defined in the Capital Markets Act. The notification office then publishes the reports regarding planned issues which it has received, in the form of a preview, without naming the prospective issuers, on a daily basis via Reuters, and once a week in the Bank’s information brochure “Kapitalmarktservice”. Since Austria’s joining the European Economic Area (“EEA”), the notification office has also been in charge of the mutual recognition, approval and depositing of prospectuses issued in the EEA member states. In 2002 the notification office processed approximately 2,000 reports for the issue calendar, and approximately 7,000 prospectuses (including amendments to prospectuses) were filed in compliance with the Capital Markets Act and the Investment Fund Act.

•	Intermediary Transactions. The Bank acts, in certain situations, on a commission basis as an intermediary for other Austrian banks by making loans to borrowers designated by these banks upon receipt of matching funds from these banks. These transactions are structured so that the credit risk is borne by these banks and not by us.

•	Stock exchange trading, clearing and settlement. By virtue of a decree of the Vienna Stock Exchange Council, we have been the clearing agency for the Vienna Stock Exchange since 1949. On November 5, 1999 trading on the Vienna Stock Exchange was transferred to the Xetra trading system of the Deutsche Börse AG. We continue to clear and settle the transactions on the Vienna Stock Exchange even after the introduction of the German trading system.

•	Central Securities Depositary. Since July 1, 1965, we have acted as the central depositary for securities in Austria. Depositors can open collective security depositary accounts and benefit from the attendant advantages (simplification of securities custody, administration and transfer). Account holders include all members of the Vienna Stock Exchange, brokers and clearing institutions as well as foreign and domestic credit and financial institutions. In our capacity as central depositary, we have also entered into agreements with other central depositaries in order to ease cross-border settlement of securities transactions. Such agreements exist with the German, Dutch, French and Italian central depositaries, as well as with Euroclear and Clearstream Banking société anonyme, Luxembourg (“Clearstream Luxembourg”).

In 2001 we took advantage of the deregulation of the energy market in Austria to develop a new business segment. The Bank performs the functions of financial clearing and risk management in the area of adjusted energy (the difference between the contracts entered into by market participants on the basis of forecasts and the actual consumption/production of energy, which has to be consumed or generated by market participants). On this basis, we are aiming to position ourselves as a competence center for the entire energy sector.

MANAGEMENT

Our business is managed by a Board of Executive Directors. Our Supervisory Board appoints the members of the Board of Executive Directors for a term of five years or less. The current members of our Board of Executive Directors are Johannes Attems and Rudolf Scholten.

Pursuant to the Austrian Banking Act of 1993 (Bankwesengesetz), the Minister of Finance of Austria must appoint a commissioner and a deputy commissioner for most banks, including OKB. The commissioners are entitled to participate in the meetings of the shareholders and the Supervisory Board of the Bank and must object to resolutions which in their view violate the laws or regulations of Austria. The objection of a commissioner suspends the effectiveness of such resolutions until a determination by the Minister of Finance as to their validity. In addition, the Export Financing Guarantees Act authorizes the Minister of Finance to appoint a commissioner and a deputy commissioner who are charged with protecting the interests of Austria in connection with the liabilities assumed by Austria under the act. These commissioners are entitled to examine all books and records of the Bank and to participate without vote in all deliberations of the Bank relating to borrowings by the Bank which are the subject of guarantees of Austria under the Export Financing Guarantees Act.

The names of the current commissioners under both statutes and the positions they hold with Austria are:

Josef Christl, Commissioner	Economic Advisor in the cabinet of the Austrian Federal Minister of Finance

Friederike Weissbacher, Deputy Commissioner until August 31, 2002	Director, Head of Rescheduling Department, Federal Ministry of Finance

Matthias Winkler, Deputy Commissioner since November 1, 2002	Head of Office and Press Spokesman of the Austrian Federal Minister of Finance

At December 31, 2002 we had 378 employees.

SHAREHOLDERS AND SUPERVISORY BOARD

The majority of our share capital is owned by leading Austrian banks.

On December 31, 2002 our authorized share capital was EUR 100 million, divided into 440,000 ordinary no-par value shares, all of which are issued and fully paid. The shares are in registered form. The extraordinary general shareholders’ meeting held on December 17, 2002 approved a stock split of 1:2 by issuing new shares. As a result, the number of no-par-value shares was increased from 440,000 to 880,000 as of January 4, 2003.

The annual general shareholders’ meeting scheduled for May 21, 2003, will vote on an increase of the Bank’s share capital out of own funds from EUR 100 million to EUR 130 million. If approved, the capital increase will be effective retroactively as of January 1, 2003.

A substantial portion of our transactions are with our shareholders and their affiliates and with various other organizations with which the members of our Supervisory Board and our Board of Executive Directors are affiliated as directors, officers or otherwise. We do not consider the Bank to be a competitor of its shareholders or of other Austrian banks and credit institutions. We generally do not initiate transactions without consultation with our shareholders, and when we do transact business with our shareholders we do so on an arm’s-length basis. See “—Business”.

Our Supervisory Board currently consists of the following members elected by the shareholders of the Bank:

Name	Principal Occupation

Gerhard Randa Chairman	Chairman of the Supervisory Board, Bank Austria Creditanstalt AG

Walter Rothensteiner 1st Vice-Chairman	General Manager and Chairman of the Board of Executive Directors, Raiffeisen Zentralbank Österreich Aktiengesellschaft

Andreas Treichl 2nd Vice-Chairman	General Manager and Chairman of the Board of Executive Directors, Erste Bank der oesterreichischen Sparkassen AG

Jürgen Danzmayr	Chairman of the Board of Management, Schoellerbank Aktiengesellschaft

Georg Doppelhofer	Chairman of the Board of Directors, Raiffeisenlandesbank Steiermark, registrierte Genossenschaft mit beschränkter Haftung

Helmut Elsner	Former General Manager and Chairman of the Board of Executive Directors, Bank für Arbeit und Wirtschaft Aktiengesellschaft

Erich Hampel	Director and Member of the Board of Executive Directors, Bank Austria Creditanstalt AG

Friedrich Kadrnoska	Deputy General Manager and Vice Chairman of the Board of Executive Directors, Bank Austria Creditanstalt AG

Markus Orsini-Rosenberg	Director and Member of the Board of Executive Directors, Bank für Kärnten und Steiermark Aktiengesellschaft

Reinhard Ortner	Director and Member of the Board of Executive Directors, Erste Bank der oesterreichischen Sparkassen AG

Regina Prehofer	Director and Member of the Board of Executive Directors, Bank Austria Creditanstalt AG

Karl Samstag	General Manager and Chairman of the Board of Executive Directors, Bank Austria Creditanstalt AG

Herbert Stepic	Deputy General Manager and Vice-Chairman of the Board of Executive Directors, Raiffeisen Zentralbank Österreich Aktiengesellschaft

Klaus Thalhammer	General Manager and Chairman of the Board of Executive Directors, Österreichische Volksbanken-Aktiengesellschaft

Franz Zwickl	Former Member of the Board of Executive Directors, Bank Austria Creditanstalt AG

In addition, Austrian law requires that our employees be represented on the Supervisory Board by delegates elected to four-year terms by the Staff Council. These delegates have the right to vote on substantially all questions at meetings of the Supervisory Board. The employee delegates on the Supervisory Board are: Doris Hanreich-Wiesler, Martin Krull, Hubert Lindinger, Claudia Richter, Erna Scheriau, Otto Schrodt and Ulrike Zabini.

The Supervisory Board reports and comments to the shareholders on the Bank’s management and financial condition. The authorization of certain transactions by the Board of Executive Directors, including borrowing and lending by the Bank in excess of certain amounts, is subject to approval by the Supervisory Board. With respect to our borrowing and lending activities, the Supervisory Board has delegated this function to an Executive Committee consisting of:

Gerhard Randa	Chairman of the Supervisory Board
Walter Rothensteiner	1st Vice-Chairman of the Supervisory Board
Doris Hanreich-Wiesler	Employee delegate on the Supervisory Board

As required by the Austrian Stock Corporation Act (Aktiengesetz) the Supervisory Board has appointed a committee for the examination and preparation of the approval of the annual financial statements (Ausschuss zur Prüfung und Vorbereitung der Feststellung des Jahresabschlusses) which consists of the chairman and the 1st vice-chairman of the Supervisory Board and the chairman of the works council (Betriebsratsvorsitzender).

FINANCIAL STATEMENTS

Introductory Note to Financial Statements

The Bank’s financial statements are prepared in conformity with the Austrian Commercial Code (Handelsgesetzbuch), the Austrian Stock Corporation Act (Aktiengesetz), and in conformity with the Austrian Banking Act of 1993 (Bankwesengesetz) and regulations thereunder, and accounting principles and procedures generally followed by banks in the Republic. The Bank’s financial statements published in Austria are audited by KPMG Austria Wirtschaftsprüfungs-Gesellschaft mbH (“KPMG”) a firm of qualified independent public accountants in Austria. The result of the audit is reported in the auditor’s certificate included in the published annual financial statements of the Bank. KPMG has given its unqualified opinion that the accounting records and the financial statements of the Bank comply with the above-mentioned legal regulations and accounting principles and procedures generally accepted in Austria. The purpose of such audit is to examine whether the financial statements are accurate and comply with the legal provisions, since the aforementioned statutes and regulations contain detailed rules of accounting with special regard to the protection of creditors. The financial statements identified below differ in substantial respects from financial statements prepared in accordance with accounting and financial reporting practices followed in the United States and have not been prepared in accordance with the accounting rules and regulations adopted by the Securities and Exchange Commission under the Securities Act of 1933, as amended. A summary of the significant accounting and reporting principles applicable to the Bank is presented in Note 1 of the Notes to Financial Statements. The principal differences between Austrian accounting practices and those of the United States are explained in Note 1(a) of the Notes to Financial Statements. It is not deemed feasible to prepare and present the various financial statements of the Bank in accordance with practices and principles followed in the United States.

BALANCE SHEET AS OF DECEMBER 31, 2002

Assets

	(2001: in eur 1,000)	euro	euro	Dec. 31, 2001 in eur 1,000
1	Cash holdings, deposits with central banks (Note 2)		2,522,229.77	179,249
2	Debt instruments issued by public agencies and similar securities eligible for refinancing at the central bank (Note 3)		46,338,672.26	88,969
3	Claims against banks (Note 4)
	a) due on demand	7,252,808.97		19,981
	b) other claims	189,080,271.33		16,010

			196,333,080.30	35,991
	of which: against related companies EUR 4,181.79 (2001 : 0)
4	Claims against customers (Note 5)		16,174,523.06	18,557
	of which against: related companies EUR 0.00 (2001: 0) companies in which equity interests are held EUR 63,681.91 (2001: 51)
5	Debentures and other fixed-interest bearing securities (Note 6)
	a) issued by public borrowers	67,600,124.43		57,572
	b) issued by other borrowers	557,813,193.39		486,525

	of which: Bank’s own debentures EUR 85,728,756.33 (2001: 92,463) issued by companies in which equity interests are held EUR 0.00 (2001: 0)		625,413,317.82	544,097
6	Shares and other non-fixed-interest bearing securities (Note 7)		99,717,291.58	86,154
7	Equity investments (Note 8)		5,664,540.96	5,112
	of which: in banks EUR 0.00 (2001: 0)
8	Shares in related companies (Note 9)		40,100,143.17	40,100
	of which: in banks EUR 5,987,514.80 (2001: 5,988)
9	Intangible non-current assets (Note 10)		4,494,968.00	5,923
10	Fixed assets (Note 10)		48,214,842.48	50,644
	of which: land and buildings used by the Bank for its own business operations EUR 38,794,693.47 (2001: 40,611)
11	Other assets (Note 11)		52,305,892.53	70,377
12	Deferred items (Note 12)		49,706,280.37	39,541
13	Assets in connection with export financing (Note 13)
13.1	Claims against banks
	other claims of which: against related companies EUR 630,400,000.00 (2001: 630,170)	20,561,869,915.20		21,782,173
13.2	Claims against customers	1,345,448,492.27		1,370,010
13.3	Deferred items	272,117,204.27		320,196

	of which: for issue of own bonds EUR 258,922,990.82 (2001: 292,331)		22,179,435,611.74	23,472,379

			23,366,421,394.04	24,637,093

The accompanying Notes to Financial Statements are an integral part of the above statement.

BALANCE SHEET AS OF DECEMBER 31, 2002

Liabilities

		euro	euro	Dec. 31, 2001 in euro 1,000
	(2001: in euro 1,000)
1	Liabilities to banks (Note 14)
	a) due on demand	446,249,676.03		434,675
	b) subject to an agreed term or period of notice	278,138,703.64		237,467

			724,388,379.67	672,142
	of which: to related companies
	EUR 4,725.08 (2001: 5)
2	Liabilities to customers—Other liabilities		62,687,470.44	70,389
	of which:
	aa) due on demand
	EUR 62,687,470.44 (2001: 70,389)
	bb) subject to an agreed term or period of notice
	EUR 0.00 (2001: 0)
	to related companies
	EUR 40,465,860.18 (2001: 38,056)
	to companies in which equity interests are held
	EUR 3,412,539.68 (2001: 2,585)
3	Liabilities in the form of negotiable instruments (debentures issued)		0.00	0
4	Other liabilities		30,911,970.25	34,175
5	Deferred items (Note 18)		1,438,640.11	3,354
6	Provisions (Notes 15 and 16)
	a) provision for severance compensation	9,557,172.67		9,331
	b) provision for pension commitments	53,450,089.26		51,106
	c) provision for taxes	45,406,555.42		69,176
	d) other provisions	24,424,574.83		26,065

			132,838,392.18	155,678
7	Subscribed capital (Note 17)		100,000,000.00	100,000
8	Restricted capital reserves (Note 17)		3,347,629.63	3,347
9	Revenue reserves (Note 17)
	a) legal reserve	7,601,796.47		7,602
	b) other reserves	70,304,843.60		64,775

			77,906,640.07	72,377
10	Unallocated risk reserve under Article 23/6 Banking Act (Note 17)		23,308,501.19	22,810
11	Net profit		16,722,195.03	15,123
12	Untaxed reserves (Note 17)
	a) valuation reserve due to special depreciation	5,758,232.96		5,760
	b) other untaxed reserves	7,677,730.77		9,559

			13,435,963.73	15,319
	of which: investment reserve under Article 10 Income Tax Act 1988 EUR 7,677,730.77 (2001: 9,559)
13	Liabilities in connection with export financing (Note 19)
13.1	Liabilities to banks
	a) due on demand	1,115.94		52
	b) subject to an agreed term or period of notice	2,793,387,599.57		4,211,496

		2,793,388,715.51		4,211,548
13.2	Liabilities to customers
	subject to an agreed term or period of notice	310,509,405.62		288,637
13.3	Liabilities in the form of negotiable instruments
	a) debentures issued	14,590,780,896.37		14,748,165
	b) other liabilities in the form of negotiable instruments	3,750,820,757.10		3,628,504
13.4	Deferred items	22,981,271.60		33,954
13.5	Provisions (other)	710,954,565.54		561,571

			22,179,435,611.74	23,472,379

			23,366,421,394.04	24,637,093

STATEMENT OF EARNINGS

(Thousands of euro)

	For the year ended December 31
	2002	2001	2000
Interest and similar income	889,369	1,048,104	965,196
Interest and similar expenditure	(782,878)	(943,665)	(875,004)

NET INTEREST INCOME (Note 20)	106,491	104,439	90,192

Income from equity investments and non-fixed-interest bearing securities	1,196	1,405	2,046

Income from commissions and fees	59,659	59,950	58,780
Expenditure for commissions and fees	(58,055)	(58,413)	(53,676)

NET INCOME FROM COMMISSIONS AND FEES (Note 21)	1,604	1,537	5,104

Income/expenditure from financial transactions (Note 22)	(1,045)	(322)	(2,836)

Other operating income (Note 23)	22,797	38,734	40,627

TOTAL OPERATING INCOME	131,043	145,793	135,133

Salaries	25,216	24,639	23,492
Other personnel expenditure (Note 24)	12,501	12,628	14,423
Other administrative expenditure (Note 25)	24,900	24,002	23,318
Depreciation (Note 10)	7,256	7,532	7,876
Other operating expenditure (Note 23)	19,976	33,477	35,409

TOTAL OPERATING EXPENDITURE	89,849	102,278	104,518

OPERATING RESULT	41,194	43,515	30,615

Balance of other income and (expenditure) (Note 26)	(12,105)	(12,009)	(5,503)

ANNUAL SURPLUS (before taxes and adjustments to reserves)	29,089	31,506	25,112

Taxes on income and net assets (Note 27)	(8,340)	(7,464)	(4,171)

ANNUAL SURPLUS (before adjustments to reserves)	20,749	24,042	20,941

Adjustments to reserves (Notes 17 and 28)	(4,146)	(9,000)	(5,921)

ANNUAL PROFIT	16,603	15,042	15,020

The accompanying Notes to Financial Statements are an integral part of the above statement.

STATEMENT OF CAPITAL ACCOUNTS

(Thousands of euro)

	For the year ended December 31
	2002	2001	2000
Capital stock:
Balance at beginning of year	100,000	100,000	100,000
Transfer from reserves	0	0	0

Balance at end of year	100,000	100,000	100,000

Undivided profits:
Balance at beginning of year	15,123	15,085	15,065
Annual surplus (before adjustment to reserves)	20,749	24,042	20,941
Cash dividends	(15,004)	(15,004)	(15,000)
Remuneration to Supervisory Board	0	0	0
Transfer to reserves	(4,146)	(9,000)	(5,921)

Balance at end of year	16,722	15,123	15,085

Reserves:
Statutory reserves (Note 17)
Balance at beginning of year	33,759	33,207	33,207
Transfer from undivided profits	499	552	0

Balance at end of year	34,258	33,759	33,207

Free reserves (Note 17)
Balance at beginning of year	70,535	59,446	53,656
Transfer from (to) undivided profits	3,647	8,448	1,216
Transfer to capital stock	0	0	0
Transfer from property reserves	1,881	2,641	4,574

Balance at end of year	76,063	70,535	59,446

Property reserves (Note 17)
Balance at beginning of year	9,559	12,200	12,069
Transfer from undivided profits	0	0	4,705
Transfer to free reserves	(1,881)	(2,641)	(4,574)

Balance at end of year	7,678	9,559	12,200

Total reserves at end of year	117,999	113,853	104,853

Total capital accounts	234,721	228,976	219,938

Amounts may not add up due to rounding.

The accompanying Notes to Financial Statements are an integral part of the above statement.

STATEMENT OF CHANGES IN FINANCIAL POSITION

(Millions of euro)

	For the year ended December 31
	2002	2001	2000
Source of Funds
Annual profit	16.6	15.0	15.0
Items not requiring funds
Depreciation (including depreciation on investments and revaluation of securities)	19.9	19.9	13.6
Adjustments to reserves	4.1	9.0	5.9

Total from operations	40.6	43.9	34.5
Issues and other borrowings
Export financing	14,934.1	16,923.8	12,556.5
Other	391.3	515.1	590.2
Loan repayments
Export financing	2,830.9	1,788.8	2,574.2
Other	0.4	0.7	0.4
Decrease in cash reserves, deposits with banks and securities	0.0	0.0	0.0
Decrease in investments	0.0	0.0	0.0
Other	119.7	46.7	10.0

	18,317.0	19,319.0	15,765.8

Application of Funds
Repayment of issues and other borrowings
Export financing	16,080.8	15,681.2	11,295.6
Other	366.7	347.6	422.8
Loan disbursements
Export financing	1,822.7	3,085.5	3,779.2
Other	0.3	0.5	0.4
Increase in cash reserves, deposits with banks and securities	45.8	203.5	267.6
Increase in investments	0.7	0.7	0.2
Other	0.0	0.0	0.0

	18,317.0	19,319.0	15,765.8

This statement does not include amounts for trust transactions as funds provided and funds used for such transactions are matching in amount and time of disbursement or repayment, respectively.

The accompanying Notes to Financial Statements are an integral part of the above statement.

NOTES TO FINANCIAL STATEMENTS

Note 1—Summary of Significant Accounting and Reporting Policies

(a)  Basis of presenting financial statements

The annual financial statements of Oesterreichische Kontrollbank Aktiengesellschaft (the “Bank”) published in the Republic are prepared in conformity with the Austrian Commercial Code (Handelsgesetzbuch), the Stock Corporation Act (Aktiengesetz), as amended, furthermore with the Austrian Banking Act of 1993 (Bankwesengesetz) as amended and regulations thereunder, and accounting principles and procedures generally followed by banks in the Republic. In the preparation of financial statements for the purpose of this Report, the content has been supplemented with a statement of capital accounts and statement of changes in financial position.

The principal areas of differences in accounting practices applied by the Bank and accounting rules and regulations adopted by the Securities and Exchange Comission under the Securities Act of 1933, as amended, are explained below:

	The Bank	U.S. Banks
Portfolio securities—basis	Cost or market value, whichever is lower, less valuation reserve (See Note 4 through 7)	“Held to maturity securities” at cost, “trading” and “available for sale securities” at fair value
Premium accounting	Not amortized	Amortized
Discount accounting	Not accreted	Accreted
Interest accounting	Need not distinguish between investment securities and securities carried in a dealer trading account	Must distinguish between investment securities and securities carried in a dealer trading account
Investments in banks and certain other companies—basis	Cost	Cost, equity basis or consolidated depending upon ownership
Trust transactions	Reported in balance sheet	Not reported in balance sheet
Interest expense
—on demand deposits and time deposits	Not separately reported	Separately reported
—on short-term borrowings and long-term debt	Not separately reported	Separately reported
Income taxes—deferred tax accounting	Deferred tax liabilities fully provided in the accounts, deferred tax assets only with respect to taxation of long-term provisions	Tax allocation provided
Reporting of security gains and losses	Included in the balance of other income and other expenditure	Separate item just above net income
Remuneration to the Bank’s supervisory board	Up to 2001 charged to expenses, now recorded as appropriation of undivided profits	Charged to expenses
Provision for pension commitments	Recorded by an actuarial method (entry-age normal-method)	Recorded and disclosed in accordance with FASB Statement No. 87
Earnings per share	Not presented	Presented
Statement of cash flows	Not prepared in accordance with FASB Statement No. 95	Prepared in accordance with FASB Statement No. 95
Financial instruments (derivatives)	Disclosure of nominal amounts	Prepared in accordance with FASB Statement No. 133

In addition, the following adjustments would be required in order to conform the presentation of financial statements with practices generally accepted in the United States for banks:

—	In calculating of net income, “Adjustments to reserves” would be added back to “Annual Profit” and the portion of “Taxes on income and net assets” attributable to Austrian tax provisions for the appropriation of undivided profits to reserves would be subtracted from “Annual Profit”.

—	Article 57 of the Austrian Banking Act allows a valuation reserve to be established on certain bonds and other receivables in order to provide for unspecified risks. Such a valuation adjustment is not allowed for under US-GAAP.

If the Bank had prepared its financial statements in accordance with generally accepted accounting principles used by banks in the United States, the amount of its reported net earnings would have been substantially different. Most of the difference would be attributable to the different treatment of the provisions for reserves, the valuation adjustment under Art. 57 Banking Act and the related deferred tax effects. The amounts reported in the Statement of Earnings as “Annual Surplus (before adjustments to reserves)”, if adjusted as mentioned above would substantially reflect the net income of the Bank that would be reported under generally accepted accounting principles applied in the United States (See Note 27).

For the years 2000 to 2002, such amounts would be:

	2002	2001	2000
	(Thousands of euro)
Annual surplus (before adjustments to reserves)	20,749	24,042	20,941
plus: allocation to (less: release of) valuation adjustment under Art. 57
Banking Act	(3,800)	11,100	5,700
plus (less):
Tax effect of appropriations of undivided profits to reserves and of releases of untaxed reserves	1	(188)	(1,417)

	16,950	34,954	25,224

(b)  Basic accounting policy

The Bank’s records are maintained in accordance with Austrian financial accounting and reporting practices. The accrual basis of accounting is used for income and expense accounts.

(c)  Bank premises and equipment

Costs of Bank premises and equipment are normally depreciated over estimated useful lives. Maintenance and repairs are reflected in occupancy expenses (see Note 25). Expenditures for improvements are capitalized.

(d)  Reserve for loan losses

The Bank does not establish a reserve for loan losses for Tied Loans and Refinancing Loans (export loans) since all Tied Loans made directly by the Bank are fully covered by Export Guarantees and all Refinancing Loans made by the Bank cover only such portions of the refinanced loans as are fully covered by Export Guarantees. Such Tied Loans and Refinancing Loans constitute the principal portion of the Bank’s total loan portfolio and represent the entire amount of claims against banks and against customers shown on the Balance Sheet under “Assets in connection with export financing”. Since the payment both of capital and of contractual interest is covered by Export Guarantees of the Republic the contractual interest income out of such loans is reported in the Statement of Earnings without any deduction.

(e)  Investments

Investments are principally in non-quoted capital stocks and are recorded at cost. Adjustments to specific investments for any estimated decline in value are reviewed periodically by the management. (See Note 8).

(f)  Income taxes

The Bank is subject to corporate income tax at a rate of 34%. The accounting policy followed with respect to investment incentives and the non-deductibility of certain accrual amounts until the related charge occurs are principally responsible for the distortion in the relationship of income before income tax and the related provision, as more fully described in Note 27. Effective 1997 the following deferred tax accounting rules are followed: Deferred tax liabilities have to be provided; deferred tax assets may be accounted for. The Bank accounts for deferred tax assets only with respect to the taxation of long-term provisions in connection with export financing.

(g)  Foreign exchange

Substantially all foreign exchange transactions in connection with export financing are covered by the Republic's guarantees under the Export Financing Guarantees Act. The Republic has guaranteed the Bank under such Act against foreign exchange risks in connection with substantially all foreign currency borrowings. Accordingly, the proceeds of such borrowings are translated at the exchange rate prevailing at the date of the borrowing and no periodic revaluation is performed. The remaining transactions are valued at market rates.

Note 2—Cash holdings, deposits with central banks

The item includes deposits with the Oesterreichische Nationalbank (2002: EUR 2.5 million; 2001: EUR 179.1 million).

Note 3—Debt instruments issued by public agencies

This item consists of bonds issued by the Republic of Austria, which are eligible as collateral for daylight overdrafts with the Austrian National Bank. A valuation reserve under Article 57 of the Austrian Banking Act with regard to debt instruments issued by public agencies amounted to EUR 1.8 million.

Notes 4—Claims against banks

The major items included in “Claims against banks” are money market receivables and bonds and notes issued by banks but not listed on a stock exchange (EUR 189.0 million) and deposits with banks held for liquidity purposes (EUR 7.3 million, of which EUR 0.3 million are interest-bearing).

Note 5—Claims against customers

“Claims against customers” include bonds and notes issued by non-banks but not listed on a stock exchange, and credits granted to the Republic for the expansion and renewal of the Austrian telephone system to the extent of a quota held by the Bank. Furthermore the Bank acts, in certain situations, on a comission basis as an intermediary for other Austrian banks by making loans to borrowers designated by such banks upon receipt of matching funds from such banks. In 2002, a valuation reserve under Article 57 of the Austrian Banking Act with regard to claims against customers amounted to EUR 0.5 million.

Note 6—Debentures and other fixed-interest bearing securities

Securities reported hereunder are listed on a stock exchange and are held for investment purposes. Securities are stated at the lower of cost or market value. Gains and losses on dispositions are recorded as realized in the “Balance of other income and other expenditure”. At year-end 2002 the market value of the Bank’s portfolio amounted to EUR 643.6 million. In 2002, a valuation reserve under Article 57 of the Austrian Banking Act with regard to fixed-interest bearing securities amounted to EUR 22.0 million.

Note 7—Shares and other non-fixed-interest bearing securities

Securities reported hereunder are mainly investment funds (Spezialfonds) and are held for investment purposes. Securities are stated at the lower of cost or market value. Gains and losses on dispositions are recorded as realized in the “Balance of other income and other expenditure”. At year-end 2002 the market value of the Bank’s portfolio amounted to EUR 108.9 million.

Note 8—Equity investments

The cost of equity investments held at December 31, 2002 and 2001 was as follows:

	Percentage of ownership	Cost (Thousands of euro)
		2002
Eight companies		2,131
APCS Power Clearing and Settlement GmbH, Vienna	17.0%	551
Wiener Börse AG	5.9%	553
EXAA Energie Clearing AG, Graz	8.1%	195
AGCS Gas Clearing and Settlement AT, Vienna	20.0%	660
Westintel AG Düsseldorf (Germany)	10.0%	50
Westintel AG & Co KG Düsseldorf (Germany)	10.0%	50
“Garage Am Hof” Gesellschaft m.b.H., Vienna	2.0%	4
x-Trade Management Consulting GmbH, Graz	10.0%	68
Two leasing partnerships		9,302
LUB Leasing und Unternehmensbeteiligungs GmbH, Vienna	n.a.	5,668
TradeCon Leasing und Unternehmensbeteiligungs GmbH, Vienna	n.a.	3,634

		11,433

		2001
Eight companies		1,579
APCS Power Clearing and Settlement GmbH, Vienna	20.0%	648
Wiener Börse AG	5.9%	553
EXAA Energie Clearing AG, Graz	8.1%	150
AGCS Gas Clearing and Settlement AT, Vienna	20.0%	120
Westintel AG Düsseldorf (Germany)	10.0%	50
Westintel AG & Co KG Düsseldorf (Germany)	10.0%	50
“Garage Am Hof” Gesellschaft m.b.H., Vienna	2.0%	4
Österreichische Wertpapierdaten Service GmbH, Vienna	10.0%	4
Two leasing partnerships		9,302
LUB Leasing und Unternehmensbeteiligungs GmbH, Vienna	n.a.	5,668
TradeCon Leasing und Unternehmensbeteiligungs GmbH, Vienna	n.a.	3,634

		10,881

Note 9—Shares in related companies

Shares in the following companies are reported at cost.

OeKB-Liegenschafts-und Beteiligungsverwaltungsgesellschaft m.b.H., Vienna	29,069
Österreichischer Exportfonds Ges.m.b.H., Vienna	5,988
PRISMA Holding GesmbH, Vienna	4,971
Finanzmarkt Austria Dienstleistungen GmbH, Vienna	36
OeKB Information Services GmbH, Vienna	36

.	40,100

Note 10—Intangible non-current assets and fixed assets

Fixed assets are recorded at cost and are depreciated on a straight-line basis over estimated useful lives. Under US GAAP, property plant and equipment typically are not depreciated as quickly as under Austrian GAAP.

Capitalized EDP-Software expenditure is reported as “Intangible non-current assets” and depreciated on a straight-line basis.

Summarized below are the cost of fixed assets used in the Bank's operations at December 31, 2002 and 2001 and the related reserve for depreciation:

December 31, 2002	Cost		Reserve for depreciation		Net value
Intangible non-current assets	EUR	19,055,579	EUR	14,560,611	EUR	4,494,968
Land	EUR	4,658,774	EUR	0	EUR	4,658,774
Buildings	EUR	58,195,156	EUR	23,839,308	EUR	34,355,848
Leasehold improvements	EUR	12,404,760	EUR	9,308,675	EUR	3,096,085
Furniture and equipment	EUR	29,931,205	EUR	23,827,070	EUR	6,104,135

	EUR	124,245,474	EUR	71,535,664	EUR	52,709,810

December 31, 2001	Cost		Reserve for depreciation		Net value
Intangible non-current assets	EUR	18,513,742	EUR	12,590,526	EUR	5,923,216
Land	EUR	4,658,774	EUR	0	EUR	4,658,774
Buildings	EUR	57,726,453	EUR	21,774,063	EUR	35,952,390
Leasehold improvements	EUR	12,202,749	EUR	8,469,361	EUR	3,733,388
Furniture and equipment	EUR	28,080,964	EUR	21,781,494	EUR	6,299,470

	EUR	121,182,682	EUR	64,615,444	EUR	56,567,238

During 2002 EUR 0.3 million of building and related costs was incurred for further improvements to the Bank’s own building. Purchases of “Furniture and equipment” amounted to EUR 2.5 million.

Minimum rental payments under long-term leases for bank premises, EDP-software and office equipment were estimated at December 31, 2002 to be EUR 8.2 million for 2003 and the following years; such payments were estimated at December 31, 2001 to be EUR 11.4 million for 2002 and the following years; some leases include escalation provisions which permit an increase in rental payments under given circumstances.

Note 11—Other Assets

Other assets include goods acquired for leasing purposes and various receivables (such as clearing balances with the Republic). The net present value of these leasing contracts, which are recognized as operating leases, differs from the net book value by + EUR 3.4 million.

Note 12—Deferred Items

“Deferred items” include prepaid expenses (mainly salaries payable in advance).

Note 13—Assets in Connection with Export Financing

The export financing scheme being operated by the Bank is intended to provide refinancing facilities to Austrian banks which in turn extend credits to Austrian exporters for the sale, or to foreign buyers (or their bank) for the purchase, of Austrian goods and services or for investments in foreign countries by Austrian enterprises. The credits require a Federal guarantee as defined in the Export Guarantees Act.

At the end of 2002 commitments under the export financing scheme totaled EUR 24.7 billion (2001: EUR 24.9 billion). Of this amount EUR 21.6 billion or 90% were disbursed (2001: EUR 22.6 billion, 91%). Disbursements under the refinancing scheme totaled EUR 3.0 billion in 2002 (2001: EUR 3.0 billion). Repayments received under credits extended amounted to EUR 2.8 billion (2001: EUR 1.8 billion).

Besides such export financing credits “Claims against banks” in connection with export financing include funds held by the Bank with foreign paying agents in order to meet coupon payment and principal redemption requirements of the Bank’s foreign issues of bonds and notes (see Note 19 c below) and certain receivables from swap-counterparts. In 2002, a valuation reserve under Article 57 of the Austrian Banking Act with regard to assets in connection with export financing amounted to EUR 7.1 million. Cost and premiums on bonds and notes issued and other borrowings in connection with export financing are amortized over the life of the respective transactions and are being reported as “Deferred items”. The unamortized portion amounted to EUR 258.9 million at year-end 2002 (EUR 292.3 million at year end 2001).

Note 14—Liabilities to Banks

The main items included in “Liabilities to banks” are balances in favor of other banks on current accounts held with the Bank. Liabilities in connection with export financing are reported separately (see Note 19).

Note 15—Provisions for severance compensation and for pension commitments

a) Severance	compensation

In accordance with Austrian labor law, the Bank provides annually for severance compensation payable to employees under certain circumstances including retirement for old age, dismissal and mutually agreed retirement. Employees resigning or dismissed for cause are not entitled to such compensation. Allocations to provisions for pension commitments and severance compensation are detailed in Note 24. Pursuant to the Austrian Income Tax Act, only a portion of the accruals for pension liabilities and severance compensation is allowed as a tax deductible expense.

b) Pension	commitments

As required by collective bargaining agreements, the Bank maintains a non-contributory pension plan for the majority of its employees. For pension commitments arising from periods after year end of 1996 a contributory pension plan has been established in accordance with a collective bargaining agreement. Individual pension agreements are signed with the management and each key employee. The amount to be accrued for the Bank’s pension liabilities each year is the present value of future payments computed by an actuarial method using a discount rate of 3.5%. Pension commitments based on collective bargaining agreements—excepted pension payments to retired employees—have been transferred to a pension fund in 2000.

Note 16—Other provisions

The accruals reported hereunder allow for

—	the Bank’s future payments of commissions in connection with the redemption of bonds and notes;

—	remunerations to staff (subject to the consent of the supervisory board) and

—	potential risks mainly in connection with EDP-software development projects and with leasing transactions.

Note 17—Equity

a) Share	capital (“Subscribed capital”)

The Bank’s capital stock consists of 880,000 (2001: 440,000; split 1:2 in December 2002) registered unvalued stocks fully paid-up. According to a corporate resolution made in 1999, the share capital was increased by the issuance of free stock under the Austrian Capital Adjustment Act (Kapitalberichtigungsgesetz), which permits certain amounts of reserves to be transformed into capital stock.

b) Restricted	capital reserves

ba) Legal	reserve: The Austrian Stock Corporation Act (Aktiengesetz) requires companies to allocate to a legal reserve

—	share premiums on the issue of capital stock and

—	a minimum of five per cent of net income

—	until such reserve equals ten per cent of the nominal value of the capital stock. Such legal reserve can only be used to cover losses.

The portion of legal reserve, which stems from share premiums, must be reported as a restricted capital reserve, whereas the remaining portion stemming from net income must be shown under “Revenue reserves”.

bb) The	Banking Reconstruction Act of 1954 allowed banks to allocate 20 per cent of income before income taxes to a special reserve account in the years 1955 through 1964. Such reserve can only be used to cover losses. The Banking Act of 1993 requires such reserve to be shown as “Restricted capital reserve”

c) Revenue	reserves

ca) Free	reserves are not restricted as to distribution and not created for any specific purpose.

cb) The	special reserve was created on a discretionary basis in 1990 and is dedicated to covering future expenditure for the development of EDP-software and latent unspecified country and interest volatility risks. It is not restricted as to distribution.

d) Unallocated	risk reserve

The	Austrian Banking Act of 1993 requires Austrian banks to establish an unallocated risk reserve in an amount equal to 1.0% of the total of risk-weighted assets and certain off-balance sheet items. As required by law, the Bank achieved full compliance with these standards as of year-end 2002. The unallocated risk reserve can only be used to cover losses.

e) Untaxed	reserves

ea) Investment	reserve under Article 10 Income Tax Act: This is an investment incentive that entitles companies to claim a certain percentage of their investments in property as deductions for income tax purposes in the year of acquisition. This special property investment tax credit does not reduce the assets’ tax basis for normal depreciation in subsequent years. Austrian tax legislation requires that such deductions be charged to income. This special property investment tax credit may be distributed only after the related assets have been in service for four years. Due to a change in Austrian tax legislation appropriations to such investment reserves are permitted for the last time in the year of 2000.

eb)	Valuation reserve: The Austrian Financial Reporting Act and the Austrian Income Tax Act require that amounts of accelerated depreciation and of certain hidden reserves, which previously had been deducted from the relevant tax values of the assets under Austrian income tax law, be shown as valuation reserves. Such reserves are to be released gradually through the calculation of corresponding depreciation amounts or the realization of gain with regard to the corresponding hidden reserves, respectively.

Note 18—Deferred Items

The major portion of “Deferred Items” is leasing income prepaid by leasing partners for future years.

Note 19—Liabilities in Connection with Export Financing

a) Funded	debt included in “Liabilities in connection with export financing” :

	Interest rates (per cent)	Years of final maturities	Principal amount outstanding at Dec. 31, 2002	Principal amount of which are current maturities
			(Millions of euro)
Issues of bonds and notes denominated in euro (including previous currencies of countries participating in the European Monetary Union)	0.0-9.62	2003-2011	3,559	231

denominated in foreign currencies
U.S. Dollars	3.0-7.375	2003-2012	6,866	751
Swiss Francs	2.5-5.5	2003-2008	3,419	718
Yen	floating-3.45	2006-2010	1,685	0
Other	5.12-5.75	2006-2028	487	174

			16,016	1,874

Other borrowed funds
Domestic lenders
Floating rate operations	various	2003	1,448	1,448
Fixed rate operations	0.0	2003-2026	52	1
Foreign lenders
Floating rate operations	various	2003	304	304
Fixed rate operations	2.25	2003-2014	9	1

			1,813	1,754

			17,829	3,628

b) Commercial	paper

For years the Bank has had a U.S.Dollar Commercial Paper Program in the United States. Under this program the Bank issues Commercial Paper Notes from time to time up to an aggregate outstanding amount of USD 2 billion. The notes mature not more than 270 days after the day of issuance and are guaranteed by the Republic under the Export Financing Guarantees Act. As of December 31, 2002 the Bank had issued and outstanding notes in an aggregate amount of USD 94.7 million (EUR 101.6 million).

In addition, the Bank has a Commercial Paper Program in the Euro-money-market. This program provides for issues up to an aggregate amount of EUR 10 billion. The amounts outstanding under this program as of December 31, 2002, were USD 615.0 million, CHF 260.0 million and GBP 35.0 million (aggregate equivalent EUR 797.0 million). The Bank also has a Cértificats de Dépot Program in the Euro-money-market. This program provides for issues up to an aggregate amount of EUR 3 billion. The amounts outstanding under this program as of December 31, 2002, were EUR 1,095.0 million and CHF 100.0 million (aggregate equivalent EUR 1,160.9 million).

c) “Debentures issued” and “Other liabilities in the form of negotiable instruments” include interest and bonus payments due and issues of the Bank due but not yet redeemed, i.e. coupons and bonds due but not yet collected by the respective bondholders. In large parts, such amounts have already been paid to the Bank's paying agents (as described under Note 13 above).

d) Provisions:

As of December 31, 2002, provisions reported under “Liabilities in connection with export financing” consist of an interest stabilization provision (EUR 711.0 million) that the Bank is entitled to set aside out of the interest surplus of the export financing scheme established by the Bank. Appropriations to such provision are partly excluded from the Bank's taxable income. The related deferred tax assets have been accounted for.

Note 20—Interest and Similar Income/Expenditure

“Interest and similar income” includes:

	For the year ended December 31
	2002	2001	2000
	(Thousands of euro)
Export financing	854,971	1,017,893	944,121
Fixed-interest securities	30,013	24,667	15,205
Other	4,385	5,544	5,870

	889,369	1,048,104	965,196

“Interest and similar expenditure” includes:

	For the year ended December 31
	2002	2001	2000
	(Thousands of euro)
Export financing .	764,414	927,848	862,575
Other .	18,464	15,817	12,429

	782,878	943,665	875,004

Note 21—Net Income/from Commissions and Fees

“Net income from commissions and fees” reflects the results of the Bank’s “off balance sheet activities”, such as: administration of the Republic’s export guarantees, underwriting of certain domestic bond issues, acting as central depository for securities, stock exchange clearing and paying agency operations (2002: EUR 38.2 million), less the balance of commissions paid and received in connection with export financing.

Note 22—Income/expenditure from financial transactions

This item substantially reflects the net result of foreign currency valuation and cost of currency risk hedging.

Note 23—Other operating income/other operating expenditure

The major items included in “other operating income” and “other operating expenditure” stem from leasing and related activities and from a refund of value added tax to be claimed annually at year-end.

Note 24—Other Personnel Expenditure

“Other personnel expenditure” includes:

	For the year ended December 31
	2002	2001	2000
	(Thousands of euro)
Statutory social contributions and compulsory contributions related to salaries	5,206	5,218	5,140
Other social expenditures	1,207	1,019	1,022
Pension payments	3,070	2,996	3,924
Allocations to provision for
—pension commitments	2,792	3,316	3,768
—severance compensation	226	79	569

	12,501	12,628	14,423

As for the pension payments, for the provisions for pension commitments and severance compensation, see Note 15.

Note 25—Other Administrative Expenditure

Other administrative expenditure includes:

	For the year ended December 31
	2002	2001	2000
	(Thousands of euro)
Occupancy, furniture, office machinery and equipment expenses	6,749	6,973	7,354
EDP-software expenditure	9,567	8,629	9,881
Other	8,584	8,400	6,083

	24,900	24,002	23,318

Note 26—Balance of other Income (Expenditure)

This item reflects results arising from sale and valuation of loans, securities and investments in related companies.

Note 27—Taxes on Income and Net Assets

“Taxes on income and net assets” include:

	For the year ended December 31
	2002	2001	2000
	(Thousands of euro)
Taxes on income
Current year	8,165	7,464	3,891
Prior years	175	0	280

	8,340	7,464	4,171

As for deferred tax accounting see note 1 (f). At Dec. 31, 2002, the provision for deferred tax liabilities amounted at EUR 22.0 million, which increased by EUR 1.0 million in 2002. Deferred tax assets with respect to long-term provisions in connection with export financing have been accounted for in the amount of EUR 48.3 million in 2002. Furthermore deferred tax assets not accounted for amounted to EUR 27.2 million in 2002. As a result, the provision for income tax for Austrian reporting purposes included in “Taxes on income and net assets” as shown above is different from the amount which would result from multiplying the amounts reported as “Annual Surplus (before taxes and adjustments to reserves)” by a tax rate of 34 % for corporate income tax. The specific items causing this difference are as follows:

	For the year ended December 31
	2002	2001	2000
	(Thousands of euro)
ANNUAL SURPLUS (before taxes and adjustments to reserves)	29,089	31,506	25,112

Corporate income tax 34%	9,890	10,712	8,538
Increase (decrease)—Tax effect of reconciling items:
Provisions non-deductible until related expense occurs and non-taxable releases of provisions	(1,137)	3,550	1,555
Appropriation of undivided profits to reserves	1	(188)	(1,417)
Supervisory Board	0	36	37
Tax credits under double taxation treaties, tax payments for previous years etc.	(48)	(483)	0
Increase (decrease)—Tax effect of permanent differences:
Income from securities and certain dividends—non taxable	(592)	(6,215)	(4,959)
Expenses non-deductible	51	52	137

	8,165	7,464	3,891

Note 28—Adjustments to Reserves

The reporting regulations under the Austrian Banking Act as amended in 1986 require that allocations of undivided profits to reserves (and transfers from reserves to undivided profits) be shown in the Statement of Earnings as “Adjustments to reserves”.

These include:

	For the year ended December 31
	2002	2001	2000
	(Thousands of euro)
Unallocated risk reserve under Article 23/6 Banking Act	499	552	0
Legal reserve	0	0	0
Reserve under Article 10 Income Tax Act	(1,881)	(2,641)	4,688
Valuation Reserves	(1)	(3,569)	(520)
Free reserve	5,529	14,658	1,753

	4,146	9,000	5,921

Note 29—Supplementary Remarks

a) Contingent liabilities

In connection with indebtedness for export financing in an amount of EUR 15,200,248,656 as of December 31, 2002 and EUR 14,841,505,472 as of December 31, 2001, the Bank has concluded swap arrangements in the same amount with respect to the exchange rate risk. These swap arrangements are covered by a guarantee of the Republic under the Export Financing Guarantees Act.

b) Related party transactions

The majority of the Bank’s ordinary business transactions pursuant to statutory regulations constitute “related party transactions”.

In addition, the Bank holds bonds issued by major Austrian banks which are direct or indirect shareholders of the Bank. At December 31, 2002 the amount of such holdings were EUR 58.3 million reported as “debentures and other fixed interest bearing securities”.

c) Financial instruments (derivatives)

Such instruments are dedicated to hedging purposes only. The Bank does not trade in derivatives.

MAP OF AUSTRIA

REPUBLIC OF AUSTRIA

GENERAL

The Republic of Austria is situated in Central Europe. It shares borders with:

•	Switzerland and Liechtenstein in the west,

•	the Federal Republic of Germany, the Czech Republic and the Slovak Republic in the north,

•	Hungary in the east, and

•	Slovenia and Italy in the south.

The population of Austria in 2001 was estimated at 8,033,000. From 1981 to 2001, Austria’s population increased by approximately 7,5%. Vienna, the capital, had a population of approximately 1.6 million in 2002.

Austria has an area of 32,369 square miles. The western and southern regions of Austria, containing the Austrian Alps, are mountainous and heavily forested. There are fertile plains in the eastern parts of the country and in the valley of the Danube River, which flows through Austria for a distance of 217 miles.

The present Austrian frontiers were determined by the Treaty of St. Germain in 1919. The occupation of Austria following World War II was ended by the State Treaty for the Re-establishment of an Independent and Democratic Austria in 1955. The treaty limits the manufacture and possession by Austria of certain types of military weapons, including atomic weapons.

FORM OF GOVERNMENT

Under the Austrian Federal Constitution Act of 1920, as amended in 1929 (the “Constitution”), Austria is a democratic and federal republic, with legislative and executive powers divided between the federal government and the nine constituent provinces.

The legislative power of the federal government is vested in a bi-cameral legislature consisting of the Nationalrat and the Bundesrat. The members of the Nationalrat are elected for a period of four years by direct, secret, popular suffrage under a system of proportional representation. The Nationalrat may be dissolved before the termination of the term of four years for which it is elected, by its own action or, in certain circumstances, by the Federal President. The present Nationalrat was elected on November 24, 2002. The members of the Bundesrat are elected periodically by the legislatures of the provinces in proportion to the populations of the nine provinces.

The executive powers of the federal government are vested in the Federal President, the Chancellor and the Cabinet. The Federal President is elected by direct, secret, popular suffrage for a term of six years. After Dr. Rudolf Kirchschläger served from 1974-1986, and Dr. Kurt Waldheim served from 1986-1992, Dr. Thomas Klestil assumed the office of Federal President on July 8, 1992. He was re-elected on April 19, 1998. The chief constitutional powers of the Federal President are the appointment of the Chancellor and his Cabinet and the dissolution of the Nationalrat. The present administration was formed on February 28, 2003 by a coalition of the Austrian People’s Party and the Austrian Freedom Party with Wolfgang Schüssel of the Austrian People’s Party as Chancellor and Herbert Haupt of the Austrian Freedom Party as Vice-Chancellor. The administration consists of 11 members of the Austrian People’s Party, 5 members of the Austrian Freedom Party and two ministers who are not members of a political party.

The judicial power is exercised by the federal courts. Courts of last resort are provided for questions of civil and criminal law and for questions of administrative law. A separate constitutional court has primary competence to determine the constitutionality of all legislative and administrative acts of the federal government and the provinces.

POLITICAL PARTIES

The following table shows the political affiliations of the members of the Nationalrat and the Bundesrat after each of the last three elections.

	1995		1999		2001(*)		2002
	National- rat	Bundes- Rat	National- rat	Bundes- Rat	National- rat	Bundes- Rat	National- rat	Bundes- Rat
Austrian People’s Party (ÖVP)	53	26	52	27	52	28	79	28
Austrian Social Democratic Party (SPÖ)	71	25	65	22	65	23	69	21
Austrian Freedom Party (FPÖ)	40	13	52	15	52	12	18	12
Green Party (Grüne)	9	—	14	—	14	1	17	1
Liberal Forum (LIF)	10	—	—	—	—	—	—	—
Independent	—	—	—	—	—	—	—	—

(*)	Although there were no elections in 2000 or 2001, changes compared to 1999 occurred due to changes in party affiliation and a by-election.

MEMBERSHIP IN INTERNATIONAL ORGANIZATIONS

Austria is a member of many international organizations:

•	the United Nations and of all of its affiliated organizations. Three of these organizations, the International Atomic Energy Agency, the United Nations Industrial Development Organization and the United Nations Office for Drug Control and Crime Prevention have their headquarters in Vienna.

•	the International Monetary Fund (“IMF”),

•	the International Bank for Reconstruction and Development (“IBRD”),

•	the Multilateral Investment Guarantee Agency (“MIGA”),

•	the International Finance Corporation (“IFC”),

•	the International Development Association, (“IDA”)

•	the Asian Development Bank (“ADB”),

•	the Asian Development Fund (“ADF”),

•	the Inter-American Development Bank (“IDB”),

•	the Fund for Special Operations (“FSO”)

•	the African Development Fund (“AfDF”),

•	the African Development Bank (“AfDB”),

•	the European Bank for Reconstruction and Development (“ERBD”) and

•	the European Investment Bank (“EIB”),

•	the Organization for Economic Cooperation and Development (“OECD”),

•	the Council of Europe,

•	the International Energy Agency,

•	the International Fund for Agricultural Development (“IFAD”),

•	the Common Fund for Commodities (“CF”),

•	the Global Environment Facility (“GEF”).

Austria is a founding member of the World Trade Organization (“WTO”) and was previously a party to the General Agreement on Tariffs and Trade (“GATT”).

Vienna is recognized as a center for international conferences and has served as the site of numerous United Nations meetings as well as Strategic Arms Limitation Talks. The headquarters of the Organization of the Petroleum Exporting Countries (“OPEC”) are located in Vienna.

THE ECONOMY

General

Austria has a highly developed and diversified economy. Industry, which consists of manufacturing and mining, construction, energy and water supply, accounted for 30.6% of the gross value added at current prices in 2002. Industrial development has been favored by the availability of domestic sources of electric power and raw materials. Tourism, agriculture and forestry also play an important part in Austria’s economy. The federal government of Austria owns a controlling interest in some of the principal enterprises in the manufacturing and mining, oil and electric power industries.

Gross Domestic Product

The following table shows the major sectors of Austria’s gross domestic product for the years 1998 through 2002. The 2002 gross domestic product at current prices totaled EUR 216.8 billion, representing a 2.3% increase over 2001; the 2002 gross domestic product at constant 1995 prices totaled EUR 200.7 billion, representing a 1% increase over 2001.

GROSS DOMESTIC PRODUCT(1)

	1998	1999	2000	2001	2002	Percentage of 2002 total gross value added
	(Billions of euro, at current prices)
Agriculture and forestry	4.3	4.3	4.3	4.5	4.4	2.14
Industry:
Mining and quarrying	0.6	0.6	0.7	0.8	0.8	0.39
Manufacturing	36.2	37.5	40.4	41.3	42.1	20.64
Electricity, gas and water supply	4.7	4.8	4.4	4.2	4.7	2.28
Construction	14.5	14.9	15.1	14.7	14.8	7.28

Total Industry	56.0	57.7	60.6	61.1	62.4	30.59
Service activities:
Wholesale and retail trade	22.8	23.3	24.9	25.1	25.5	12.49
Hotels and restaurants	7.0	7.3	7.9	8.6	9.0	4.42
Transport, storage and communication	12.8	12.9	13.4	13.9	13.9	6.82
Financial intermediation	12.2	11.7	13.2	13.1	12.6	6.19
Real estate, renting and business activities	27.6	29.1	31.4	33.8	35.0	17.14
Public administration (2)	11.7	12.2	12.5	12.8	12.9	6.31
Other service activities	25.2	25.3	26.5	27.4	28.4	13.90

Total service activities	119.3	122.0	129.9	134.8	137.2	67.27
Total gross value added	179.6	184.0	194.8	200.4	203.9	100.00

Less: FISIM (3)	9.1	8.4	9.6	10.3	9.9
Taxes less subsidies on products	20.0	21.5	21.8	21.8	22.8

Gross domestic product
At current market prices	190.6	197.2	207.0	211.9	216.8

At constant market prices (4)	185.5	190.6	197.4	198.7	200.7
Percentage change in gross domestic product over Preceding year
At current market prices	4.5	3.4	5.0	2.3	2.3
At constant market prices (4)	3.9	2.7	3.5	0.7	1.0

(1)	ESA-95 basis. Amounts may not add due to rounding.
(2)	Including defense and social security.
(3)	Financial intermediation services indirectly measured.
(4)	Based on 1995 prices.

SOURCE:    WIFO database

Domestic Expenditure

The following table shows the total goods and services available for domestic expenditure and the total domestic expenditure for goods and services at current prices for the years 1998 through 2002.

DOMESTIC EXPENDITURE(1)

	1998	1999	2000	2001	2002	Percentage of 2002 Gross Domestic Product
	(Billions of euro at current prices)
Gross domestic product	190.6	197.2	207.0	211.9	216.8	100.00
Add: Imports	83.8	91.3	105.2	111.2	110.4	50.94

Total demand	274.4	288.5	312.2	323.0	327.3	150.94
Less: Exports	82.7	89.6	103.9	111.1	113.0	52.13
Total domestic demand	191.8	198.8	208.3	211.9	214.2	98.80

Domestic expenditure:
Consumption expenditure:
Households (2)	108.5	112.0	117.4	121.6	125.0	57.63
General government	37.2	39.0	39.8	40.5	41.4	19.12

Final consumption expenditure	145.7	151.0	157.2	162.1	166.4	76.75
Investment:
Machinery and equipment (3)	18.6	19.7	22.1	21.6	19.6	9.06
Construction	26.4	26.6	27.3	27.5	27.5	12.68

Gross fixed capital formation	45.0	46.2	49.4	49.1	47.1	21.74
Changes in inventories (4)	1.2	2.1	0.9	0.0	0.1	0.05

Gross capital formation	46.2	48.4	50.3	49.1	47.2	21.79
Statistical discrepancy	0.2	0.5	0.8	0.7	0.6	0.27
Gross domestic final expenditure	191.8	198.8	208.3	211.9	214.2	98.80

(1)	ESA-95 basis. Amounts may not add due to rounding.
(2)	Including non-profit institutions serving households.
(3)	Including intangible fixed assets, other products, and products of agriculture, forestry, fisheries and aquaculture.
(4)	Including acquisition less disposals of valuables.

SOURCE:    WIFO database

Productivity, Wages, Wholesale Prices and Cost of Living

The following table sets forth for Austria the indices of productivity and gross wages and salaries per worker and employee in manufacturing and mining, wholesale prices and cost of living, and the respective percentage increases over the previous period for the years 1998 through 2002.

PRODUCTIVITY, WAGE AND PRICE INDICES(1)

	Productivity Real GDP per employment		Wages and salaries per employee		Wholesale prices		Consumer prices(2)
	Index (1995 = 100)	Percentage increase over previous year	Index (1995 = 100)	Percentage increase over previous year	Index (1995 = 100)	Percentage increase over previous year	Index (1995 = 100)	Percentage increase over previous year
1998	106.7	2.9	104.1	2.5	99.9	-0.5	104.1	0.9
1999	108.1	1.3	106.0	1.8	99.0	-0.9	104.7	0.6
2000	111.1	2.8	108.6	2.5	103.0	4.0	107.2	2.3
2001	111.1	0.0	110.1	1.4	104.6	1.5	110.1	2.7
2002	112.7	1.4	112.5	2.2	104.2	-0.4	112.0	1.8

(1)	Indices based on average of monthly data for the periods indicated.
(2)	Computed on the basis of an average-size urban family having an average income.

SOURCE:    WIFO database

Industry

In 2002 manufacturing (including mining) constituted 21% of gross value added. Thus the contribution of manufacturing to Austria’s gross domestic product is higher than in the EU-average. Austria produced about 3% of EU output in manufacturing. Production stagnated in 2002. Austria’s share of the European Union’s manufacturing output increased in the past 15 years (1985 through 2000) from 2.1% to 2.5%. As of December 31, 2002, Austria ranked among the top five countries in the European Union in terms of growth of output and productivity. The absolute value added per employee was the third highest in the European Union. For the first time in Austrian post war history exports of goods surpassed imports in 2002, resulting in part from an increase in the net surplus in trade with the candidates for membership in the European Union (Estonia, Latvia, Lithuania, Poland, Czech Republic, Slovakia, Hungary, Slovenia, Cyprus and Malta).

In terms of contribution to gross domestic product, machinery was the largest sector within the industrial sector in 2002, followed by chemicals. Austria supplies sophisticated automobile parts to European and US car manufacturers and with exports of EUR 2.75 billion this sector was the third largest in 2001. Other strongholds of the Austrian export industry are pulp and paper, leather, metals and metal products. Traditionally, Austria’s expenditures for research and development (R&D) have lagged behind those of other members of the European Union; however, R&D expenditures at 2% of gross domestic product are now approximately at the EU-average. Expenditures for education at 5.7% of gross domestic product in 2000 are high compared to EU-average (5%) and vocational training is excellent.

In 2002, an average of approximately 240,300 individuals were engaged in construction, representing 7.6% of Austria’s wage and salary earners. Construction constituted 7.3% of the 2002 gross value added.

Banking, Insurance, Real Estate and Business Services

Competition in the financial services industry has increased since Austria joined the European Union, and the rivalry between Austrian suppliers has intensified. In recent years this triggered a transformation within the Austrian banking sector, including efforts at more stringent cost management and more profit-conscious corporate leadership.

In particular, the January 1997 takeover of Creditanstalt-Bankverein, then Austria’s second largest credit institution, by Bank Austria AG, the country’s largest, triggered an extensive restructuring of the Austrian financial sector. For some years there has been a growing number of take-overs of smaller credit institutions by larger units in the multi-tier segments of the banking industry. In 1997 ERSTE and GiroCredit, two major savings banks, merged to form Erste Bank der oesterreichischen Sparkassen AG.

In 2000 the reshaping of the Austrian banking sector continued with the integration of Austria’s largest bank, the Bank Austria AG, Vienna, into the HypoVereinsbank, Munich, Germany. Bank Austria, now a 100% subsidiary of the HypoVereinsbank and known as Bank Austria Creditanstalt, remains responsible for all activities in Austria and for most of HypoVereinsbank’s activities in Central and Eastern Europe within the HypoVereinsbank group. HypoVereinsbank has announced that it intends to sell a minority stake in Bank Austria Creditanstalt. Generally, it has become evident over the last couple of years that the leading Austrian banks are endeavoring to fortify and enlarge their foothold in Central and Eastern Europe. Revenues from Central and Eastern European operations accounted for more than half of Bank Austria Creditanstalt’s net income before taxes in 2002. In 2000 Erste Bank acquired Ceska Sporitelna, the second largest bank in the Czech Republic, thereby becoming the leading retail bank in the region. In January 2001, Erste Bank acquired 87% of the shares of Slovenska Sporitelna, the largest bank in the Slovak Republic, and has since sold 19.9% of the shares of Slovenska Sporitelna to the European Bank for Reconstruction and Development. In May 2002, Erste Bank acquired an 85.02% stake in Rijecka banka, one of the five largest banks in Croatia.

The number of financial institutions decreased during the past four decades from 2,166 in 1963 to 907 at year-end 2002 (including 18 branches of foreign banks).

While financial figures for 2002 are not yet available, forecasts for 2002 indicate a cut in the growth rate of total premium income of private insurance companies by almost half from 6.8% in 2001 to 3.9%. This development is mainly due to further consolidation of the property-liability insurance business. Property-liability insurers responded to the dramatic increase in the claims ratio and the combined ratio in recent years by continued increases in average premiums. This allowed an advance of premium intakes at a roughly constant pace of 4.6%. The protracted decline in share prices adversely affected business in life insurance. The strong appetite of private households for liquid assets is reflected in a sharp drop of the growth in life insurance premiums, primarily due to a reduction in lump sum payments. While in 2001 life insurance premiums rose steeply at a rate of 8.2% the expected expansion in 2002 was modest by historical standards (+3.4%). The main incidence on the claims side was the big flood in central Europe in the third quarter of 2002 with estimated insured costs of Euro 2.66 billion. Of this amount, Austrian insurance companies expect to pay out Euro 570 million, most of which is reinsured.

The percentage contribution of the financial services, real estate and business services sectors to the gross domestic product increased steadily over the past few years, rising from 20.7% in 1995 to 23.3% of gross value added in 2002 at current prices. For a detailed description of the banking sector and monetary policy, see “Banking System and Monetary Policy”.

Energy

The following table shows Austria’s domestic production and consumption of primary energy and the ratio of domestic production to consumption for the years 1998 through 2001. With the exception of the figures discussed in the text following the table, complete data for the year 2002 is not yet available.

DOMESTIC PRODUCTION AND CONSUMPTION OF PRIMARY ENERGY(1)

	1998	1999	2000	2001
Domestic production:
Coal, coke and lignite	11,292	11,117	12,268	11,844
Hydro-electricity(2)	133,958	145,965	150,873	151,237
Oil and oil products	44,522	45,319	45,693	43,016
Natural gas	56,440	62,524	64,826	62,194
Other energy(3)	126,543	137,038	132,328	143,124

Total(4)	372,756	401,963	405,988	411,415

Domestic consumption(5):
Coal, coke and lignite	136,190	132,974	149,812	156,404
Hydro-electricity(2)	133,371	139,130	145,949	152,008
Oil and oil products	544,427	518,634	507,079	546,341
Natural gas	283,920	288,876	275,682	293,982
Other energy(3)	125,317	134,994	130,261	140,863

Total(4)	1,223,225	1,214,608	1,208,782	1,289,599

Domestic production as a percentage of domestic consumption	30.5	33.1	33.6	31.9

(1)	Measured in Tera Joules.
(2)	Without calorific production.
(3)	Includes firewood and waste.
(4)	Amounts may not add due to rounding.
(5)	Taking into account changes in inventories of producers, intermediaries and importers, as well as exchanges with other countries excluding changes in inventories of ultimate consumers.

Source:    WIFO database

While the reliance on oil, oil products and hydroelectric power as a percentage of total domestic consumption has been relatively stable, the use of natural gas and biomass has increased. In the foreseeable future, Austria will have to continue importing significant amounts of non-hydro-electric energy products.

In 2001 1.01 million metric tons of crude oil were produced in Austria, amounting to 11.4 percent of total crude oil consumption. The production of natural gas from domestic sources was 21.2 percent of total natural gas consumption. Proven reserves of crude oil increased to 62.3 million barrels and proven reserves of natural gas decreased to 561.2 billion cubic feet in 2001.

The partly state-owned (indirectly through its parent) OMV AG (“OMV”), formerly Österreichische Mineralölverwaltung AG, is an integrated oil and chemical company responsible for the largest part of the exploration and drilling activities in Austria and owns and operates Austria’s only oil refinery, located in Schwechat, near Vienna. Foreign companies have the major share of the market for petroleum products in Austria.

In 2001 Austria generated less electricity from hydroelectric sources than in 2000 and became a net importer of electricity (net imports amounting to 0.4 percent of total electricity consumption). Since 1978, following a national referendum, Austrian law has forbidden the use of nuclear power as a source of energy.

In 2002 expenditures for imported energy accounted for 2.6% of Austria’s gross domestic product. Kazakstan, Nigeria, Iraq and Syria were the principal suppliers of crude oil to Austria in 2002. In 2002 68% of all natural gas imports came from Russia (2001: 76%), whereas the share of Norwegian gas imports according to the Troll-Gas-Sales-Agreement reached 14% and the import share from Germany increased to 15%. Coal and coke were imported principally from Poland and the Czech Republic.

Agriculture and Forestry

Almost half of Austria’s surface area is used for agriculture and animal husbandry. Domestic agricultural production covers approximately 80% of the country’s food consumption. In 2002 livestock raising and dairy operations accounted for about 44% of total agricultural production.

Austria has one of the largest forest areas in Europe. About 43% of its surface area, or approximately 14,000 square miles, are forested. Exports of lumber and forest products, including paper, paperboard and pulp, represented 8.3% of Austria’s exports in 2002.

In 2002 an average of approximately 182,500 individuals were active in agriculture and forestry, representing 5.4% of Austria’s labor force.

Tourism

Austria’s tourism industry benefits from extended summer and winter seasons. The natural and scenic attractions of Austria’s mountains, lakes and resorts, as well as its rich traditions in music, theater, literature and other forms of art and science, attract a great number of tourists each year, principally from the Federal Republic of Germany. Austria’s federal, provincial and municipal authorities provide substantial funds each year for support and development of the tourist trade.

The total number of overnight stays by foreigners has recovered since 1999 and reached approximately 85.8 million in 2002. Austrian tourism benefited from favorable positioning in the rapidly expanding short vacation segment, as well as from structural improvements in and the modernization of tourism opportunities in Austria. Total overnight stays by both foreigners and Austrians rose in 2002 by 1.5% to approximately 116.8 million, in comparison to the year before. In particular, more tourists from Eastern Europe, Australia, the Netherlands, Denmark, Germany, Italy, France, Switzerland, the United Kingdom and Greece visited Austria, while fewer tourists from Spain, Japan, the USA and Canada came to Austria. German and Dutch tourists accounted for 52.9% of all overnight stays. Tourism accounts for 8.0% of Austria’s gross domestic product.

The following table shows the total number of overnight stays by foreigners in Austria and foreign exchange receipts derived therefrom.

OVERNIGHT STAYS BY FOREIGNERS AND

RELATED FOREIGN EXCHANGE RECEIPTS

	1998	1999	2000	2001	2002
Overnight stays by foreigners (thousands)	81,853	82,396	82,499	83,640	85,754
Total foreign exchange receipts (millions of euro)	11,357	11,771	12,361	13,385	14,044

SOURCE:	STATISTIK AUSTRIA, OeNB.

The Role of Government in the Economy

The industries and companies under state ownership have included the entire coal, iron ore, and iron and steel industries and a large part of the non-ferrous metals and oil and natural gas industries, as well as a number of companies producing machinery and vehicles, electrical machinery and equipment, and chemicals and chemical products. Austria vested the administration of ownership interests in the nationalized industries in the Österreichische Industrieholding Aktiengesellschaft (“ÖIAG”). Austria owns all the shares of ÖIAG.

In 1993, following an amendment to the ÖIAG Act and the adaption of the ÖIAG Financing Amendments Act, ÖIAG began with the privatization of companies or groups of companies owned by it. As of December 31, 2002, ÖIAG held 100% of the stock of Österreichische Post AG, Österreichische Postbus AG and Österreichische Bergbauholding AG (“ÖBAG”) and minority interests in Telekom Austria AG (“Telekom Austria”) (47.2%), Austrian Airlines AG (“Austrian Airlines”) (39.7%), Böhler-Uddeholm AG (“Böhler-Uddeholm”) (25%), OMV AG (“OMV”) (35%), voestalpine AG (34.7%) and VA Tech AG (24%). All of these companies except for Österreichische Post AG, Österreichische Postbus AG and ÖBAG have been successfully floated on the stock exchange.

•	Österreichische Post AG is Austria’s leading service provider in mail carriage.

•	Österreichische Postbus AG was spun off from the Austrian Post Office and is a market leader in regional public transport in Austria.

•	ÖBAG is a holding company with equity interests in coal and iron mining.

•	Telekom Austria is Austria’s largest telecommunications group, providing fixed network, mobile communications, data communications and internet services.

•	The Austrian Airlines group covers all segments of the aviation industry—from scheduled and charter traffic to cargo—and is the market leader in these areas in Austria.

•	OMV is engaged in the exploration, development and refining of oil and gas, as well as the production of chemicals for use in the fertilizer industry.

•	voestalpine AG is Austria’s largest steel producer.

•	Böhler-Uddeholm is a steel refinery that manufactures high-grade steel products.

•	VA Tech AG is an engineering firm, providing services in the field of metallurgy, energy, environmental protection and physical plant construction, among others.

Pursuant to a ministerial decree (Ministerratsbeschluss) of May 14, 2002, ÖIAG entered into an agreement to sell its interests in Österreichische Postbus AG to ÖBB AG, the Austrian railways company. The sale is expected to become effective after approval by the relevant competition authorities.

On May 9, 2003 the Austrian government instructed ÖIAG to continue with the privatization of companies and groups held by it. Under the privatization mandate ÖIAG has to maximize the value and the sales price of these companies. In addition, the mandate requires ÖIAG to act in the best interest of the Republic by:

•	creating and conserving secure jobs in Austria;

•	providing, to the extent possible, that the decision making powers for the privatized companies remain in Austria;

•	maintaining and expanding existing research and development capacities through the creation of Austrian core share ownership through shareholder agreements with, among others, industrial partners, banks, insurance companies, pension funds and social security funds; and

•	considering the interests of the Austrian capital markets.

The privatization mandate contemplates the complete privatization of Böhler-Uddeholm, VA Tech AG, voestalpine AG, Telekom Austria and ÖBAG. Österreichische Post AG is to be privatized through the sale to a strategic partner.

The following organizational chart presents the current structure of ÖIAG and the extent of its interests in its most significant subsidiaries and equity holdings.

*	voestalpine AG holds a 19.05% interest in VA Tech AG

Labor and Social Legislation

The average active population (men between the ages of 15 and 65 and women between the ages of 15 and 60) of Austria in 2002 was estimated at approximately 5.28 million individuals, and the Austrian labor force (wage and salary earners, self-employed individuals and unemployed individuals) was estimated at 3,765,279 (2001: 3,726,338).

In recent years, a substantial number of foreign workers have been employed in Austria. Their average number in 2002 totalled 334,432 or 10.6% of wage and salary earners. Approximately half of the foreign workers are citizens of the former Yugoslavia, and approximately one-sixth are citizens of Turkey.

The rate of unemployment, as a percentage of the total number of wage and salary earners and unemployed, was 6.7% in 1999 and 5.8 per cent in 2000. In 2001 the average number of unemployed was 203,883, representing 6.1% of the total number of potential wage and salary earners. In 2002 the average number of unemployed was 232,418, representing 6.9% of the total number of potential wage and salary earners. At that time, there existed 23,189 job vacancies.

Wage and price settlements are generally negotiated by representatives of the trade unions and employers’ associations and virtually no time was lost during 2002 through work stoppages due to labor disputes. Approximately 45% of all Austria’s wage and salary earners were unionized as of year end 2002.

Austria’s social security system includes health, maternity, disability and old age benefits, workmen’s compensation, family allowances, supplementary retirement and welfare plans, unemployment benefits and a number of other social services and benefits. Approximately 99% of Austria’s population is covered by social security. Social security benefits are paid out of current contributions from employees and employers and by current allocations from the federal budget. The federal budget estimate for 2002 provides for total expenditures for social welfare transfers in an amount of EUR 21.6 billion. Such expenditures account for approximately 36% of the total federal expenditures, excluding expenditures for state-owned enterprises. Such expenditure figures do not, however, take into account any expenditures for social welfare services financed by the budgets of the Länder or made with the proceeds of borrowings by the Republic pursuant to any special budget law.

Foreign Direct Investments

In 2000 the principal origins of foreign investment in Austria were the Federal Republic of Germany, Switzerland (including Liechtenstein), USA, and Italy. The most important industries in which foreign entities have acquired major interests are oil, as well as the chemical, electric and electronic equipment industries. In addition, foreign interests exist in banking, trading, insurance operations and the telecommunications industry.

FOREIGN TRADE AND BALANCE OF PAYMENTS

Foreign Trade

The following table, which should be considered in conjunction with the price indices shown below, shows the exports and imports of Austria in the years 1998 through 2002.

FOREIGN TRADE(1)

Year	Exports (F.O.B.)	Imports (C.I.F.)	Balance of trade	Exports as a percentage of imports
	(Millions of euro)			(%)
1998	56,302	61,200	(4,897)	92.0
1999	60,266	65,316	(5,050)	92.3
2000	69,692	74,935	(5,243)	93.0
2001	74,251	78,692	(4,440)	94.4
2002	77,264	76,949	316	100.4

NOTE:

(1)	Based on movements of goods.

SOURCE:    STATISTIK AUSTRIA, WIFO database.

Changes in the volume of exports and imports, in export and import prices and in Austria’s terms of trade, i.e., the relationship of the prices of exported goods to the prices of imported goods, are shown in the following table.

INDICES OF FOREIGN TRADE(1)

(1995 = 100)

	Exports (F.O.B.)		Imports (C.I.F.)
Year	Current price index	Constant price index	Current price index	Constant price index	Terms of trade(2)
1998	101.5	131.6	102.9	122.5	98.6
1999	100.9	141.7	102.8	130.9	98.1
2000	103.1	160.3	106.4	145.1	96.9
2001	102.2	172.4	105.7	153.4	96.7
2002	100.8	181.9	104.2	152.1	96.7

(1)	Based on movements of goods.
(2)	Export price index divided by import price index, expressed in percentages.

SOURCE:    STATISTIK AUSTRIA, WIFO database.

The following table summarizes the composition of Austria’s exports and imports by product groups for the years 1998 through 2002.

EXPORTS AND IMPORTS BY PRODUCT GROUPS(1)

	1998	1999	2000	2001	2002	Percentage of 2002
	(Millions of euro)
Exports (F.O.B.):
Food and live animals	2,108	2,309	2,478	2,803	3,016	3.9
Beverages and tobacco	431	641	780	974	967	1.3
Crude materials, inedible except fuels	1,903	2,142	2,396	2,388	2,470	3.2
Mineral fuels, lubricants and related materials	561	656	911	1,452	1,835	2.4
Animal and vegetable oils, fats and waxes	45	52	54	53	66	0.1
Chemicals and related products n.e.s.	5,242	5,655	6,427	7,077	7,889	10.2
Manufactured goods classified chiefly by material(2)	14,868	14,439	16,363	17,187	17,325	22.4
Machinery and transport equipment	23,344	25,982	30,612	32,137	33,049	42.8
Miscellaneous manufactured articles	7,800	8,389	9,670	10,180	10,648	13.8

Total exports(3)	56,302	60,266	69,692	74,251	77,264	100.0

Imports (C.I.F.):
Food and live animals	3,311	3,427	3,553	3,937	3,890	5.1
Beverages and tobacco	319	336	376	437	506	0.7
Crude materials, inedible except fuels	2,378	2,487	3,014	2,930	2,906	3.8
Mineral fuels, lubricants and related materials	2,565	2,881	4,899	5,500	5,669	7.4
Animal and vegetable oils, fats and waxes	133	116	111	110	125	0.2
Chemicals and related products, n.e.s.	6,546	6,749	7,572	8,229	8,609	11.2
Manufactured goods classified chiefly by material(2)	11,056	11,135	12,501	13,264	12,395	16.1
Machinery and transport equipment	24,320	26,947	30,818	31,612	30,333	39.4
Miscellaneous manufactured articles	10,572	11,237	12,092	12,672	12,516	16.3

Total imports(3)	61,200	65,316	74,935	78,692	76,949	100.0

(1)	Based on movement of goods.
(2)	Semi-finished and finished products.
(3)	Amounts may not add due to rounding.

SOURCE: STATISTIK AUSTRIA, WIFO database.

The following table shows the geographic distribution of Austria’s foreign trade for the years 1998 through 2002.

EXPORTS AND IMPORTS BY GEOGRAPHIC AREA(1)

	1998	1999	2000	2001	2002	Percentage of 2002
	(Millions of euro)
Exports (F.O.B.):
EU countries(2)
Germany	20,243	21,055	23,244	24,160	24,694	32.0
Italy	4,838	5,065	6,046	6,323	6,555	8.5
United Kingdom	2,359	2,651	3,039	3,467	3,630	4.7
Other EU countries	8,564	9,072	10,238	11,195	11,655	15.1

Total EU countries	36,004	37,842	42,567	45,146	46,534	60.2
EFTA countries(3)
Switzerland	3,050	3,883	4,739	4,175	4,353	5.6
Other EFTA countries	290	271	279	300	299	0.4

Total EFTA countries	3,340	4,154	5,018	4,475	4,652	6.0
Eastern European countries(4)	9,337	9,627	11,520	12,776	13,640	17.7
United States	2,279	2,750	3,498	3,933	3,995	5.2
All other countries	5,342	5,893	7,089	7,922	8,443	10.9

Total exports(5)	56,302	60,266	69,692	74,251	77,264	100.0

Imports (C.I.F.):
EU countries(2)
Germany	25,572	27,380	30,534	31,901	31,018	40.3
Italy	4,906	4,959	5,354	5,643	5,445	7.1
United Kingdom	1,865	2,026	2,092	2,081	2,044	2.7
Other EU countries	10,234	10,568	11,592	11,825	12,127	15.8

Total EU countries	42,577	44,932	49,572	51,450	50,633	65.8
EFTA countries(3)
Switzerland	2,180	2,310	2,369	2,630	2,627	3.4
Other EFTA countries	108	130	117	243	211	0.3

Total EFTA countries	2,288	2,440	2,487	2,872	2,837	3.7
Eastern European countries(4)	7,065	7,555	9,836	10,396	10,610	13.8
United States	2,954	3,490	4,108	4,210	3,715	4.8
All other countries	6,316	6,899	8,933	9,764	9,152	11.9

Total imports(5)	61,200	65,316	74,935	78,692	76,949	100.0

(1)	Based on movements of goods.
(2)	The EU consists of Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom.
(3)	EFTA consists of Iceland, Liechtenstein, Norway and Switzerland.
(4)	Including former Yugoslavia.
(5)	Amounts may not add due to rounding.

SOURCE: STATISTIK AUSTRIA, WIFO database.

Austria was a member of the EFTA at its establishment in 1960. By 1966, all tariffs between EFTA members were eliminated. On July 17, 1989 Austria applied for membership in the European Union.

On March 2, 1994 an agreement was reached on the terms of Austria’s entry into the EU. On June 12, 1994 the Austrian electorate voted by a 2/3 majority to enter the EU. Membership became effective on January 1, 1995. Austria remains a member of the European Economic Area (“EEA”) in the same way as other EU members form part of it.

As a contracting party to the General Agreement on Tariffs and Trade (“GATT”), Austria participated in previous rounds of tariff reduction, which resulted in reductions of 20% to 50% of base tariff rates. Austria is one of the founding members of the World Trade Organization (“WTO”), established in 1995. Currently nearly 90% of Austria’s tariff lines are bound to the provisions of the WTO.

Balance of Payments

The following table shows the balance of payments of Austria with all countries and the net change in official international reserves of the Oesterreichische Nationalbank (“OeNB”), Central Bank of Austria, for the years 1998 through 2002.

BALANCE OF PAYMENTS(1)

	1998	1999	2000	2001	2002
Current Account	(4,685)	(6,330)	(5,358)	(3,939)	1,561
Goods, services and income	(2,947)	(4,427)	(3,908)	(2,582)	3,243
Goods	(3,289)	(3,377)	(2,990)	(1,403)	3,501
Exports	56,413	60,505	70,188	74,722	77,884
Imports	59,702	63,881	73,176	76,125	74,382
Services	2,122	1,648	1,744	2,131	1,995
Travel	2,071	2,405	2,311	2,436	3,233
Income	(1,779)	(2,698)	(2,661)	(3,312)	(2,253)
Current transfers	(1,738)	(1,902)	(1,448)	(1,356)	(1,681)
Capital and Financial account	5,223	6,366	4,205	3,808	(6,291)
Capital account	(308)	(248)	(475)	(596)	(558)
Financial account	5,531	6,614	4,679	4,403	(5,733)
Direct investment	1,609	(306)	3,364	2,863	(3,981)
Portfolio investment	5,902	(2,553)	3,229	5,965	(5,507)
Other investment	742	7,925	(2,490)	(6,643)	2,194
Financial derivatives	193	(415)	(263)	155	(250)
Official reserves	(2,914)	1,963	838	2,067	1,809
Errors and omissions	(539)	(36)	1,153	132	4,730

1) Amounts may not add due to rounding.

Source: WIFO database.

In 1998 Austria’s current account closed with a deficit of EUR 4.7 billion (2.2% of GDP). The narrowing of the gap by almost EUR 1.1 billion compared to 1997 was driven by a contraction of the deficit on goods and services, which was reduced to EUR 2.9 billion compared to EUR 4.3 billion in 1997. However, much of this improvement was eliminated by an increase in the deficit on income by EUR 30 million and in the deficit on current transfers by EUR 232 million compared to 1997.

The financial account closed the year 1998 with net capital imports of EUR 1.3 billion. Direct investment abroad as well as in Austria reached historical highpoints in 1998, with inward direct investment surpassing outward direct investment by EUR 1.6 billion. Portfolio investment rose again after a record year in 1997. Foreigners purchased domestic securities amounting to EUR 16 billion in 1998, a significant increase from 1997, while Austrians purchased foreign securities amounting to EUR 10.1 billion in 1998.

In 1999 Austria’s current account closed with a deficit of EUR 6.3 billion (3.2% of GDP), an increase of nearly EUR 1.5 billion compared with 1998. The balance on goods and services showed a deficit of EUR 1.7 billion, compared to EUR 1.2 billion in 1998. Thus, the higher current account deficit resulted primarily from higher outflows in the income sub-account (EUR 2.7 billion compared to EUR 1.8 billion in 1998).

The financial account closed the year 1999 with net financial imports of EUR 6.6 billion; capital flows on both the assets and liabilities side surpassed the 1998 annual results. Austrian outward direct investment activity continued unabated following the peak of the previous year, whereas inward direct investment did not reach the extremely high 1998 totals and amounted to EUR 0.3 billion less than outward direct investment. Austrian portfolio investment abroad jumped to EUR 27.3 billion, with 80% of the total invested in bonds and notes, primarily in Euro denominated papers. Simultaneously, nonresidents’ purchase of Austrian securities rose to a total investment of EUR 24.3 billion, of which three quarters were invested in long-term bonds of the Republic of Austria. Furthermore, foreigners bought Austrian Treasury Bills.

In 2000 the current account deficit decreased by EUR 1.0 billion to EUR 5.3 billion (2.6% of GDP). The decrease in the deficits on current transfers by EUR 0.5 billion offset the EUR 0.5 billion increase in the deficit on goods and services. In the year 2000, Austrian exports and imports of goods and services both grew by approximately 15%. This dynamic development was attributable to the economic upswing in the whole euro area; in addition, the rise in crude oil prices had a considerable impact on imports.

The financial account closed the year 2000 with capital imports of EUR 4.7 billion in 2000, substantially lower than in the year 1999. But net new investment in both directions increased strongly. Inward direct investment was substantially higher than outward direct investment in the year 2000, with inward direct investment amounting to EUR 9.6 billion, and outward direct investment amounting to EUR 6.2 billion. Austrian portfolio investment abroad rose to EUR 29 billion in 2000, a slight increase over 1999, while foreign purchases of Austrian securities rose to EUR 32 billion, an increase of 24%.

In 2001 Austria’s current account closed with a deficit of EUR 3.9 billion (1.8% of GDP) which is EUR 1.4 billion lower than in 2000. This improvement in the current account was mainly due to the better result in the balance of goods and services. The balance of goods and services improved and showed a surplus of EUR 0.7 billion. On the other hand the income sub-account showed a markedly higher deficit of EUR 3.3 billion. The balance of transfers, which mainly reflects Austria’s contribution to the EU-budget, remained largely unchanged with a deficit of EUR 1.4 billion.

The financial account closed the year 2001 with net financial imports of EUR 4.4 billion (a decrease of about EUR 0.3 billion compared to 2000). The direct investments of Austria abroad in 2001 stood at EUR 3.9 billion. The net foreign direct investments into Austria equaled EUR 6.7 billion as compared to EUR 9.6 billion in 2000. In 2001 Austria purchased EUR 13 billion worth of foreign securities compared to EUR 29 billion in 2000. Non-resident’s purchases of Austrian securities stood at EUR 19 billion compared to EUR 32 billion in 2000.

In 2002 for the first time in twelve years Austria’s current account closed with a surplus (EUR 1.6 billion or 0.7% of GDP), which is an increase of EUR 5.5 billion year on year. This development resulted from a sharp decrease in imports as well as increasing exports. Trade showed an improvement of approximately EUR 5 billion, while the balance on services remained at the level of 2001. Furthermore, the deficit on income declined by EUR 1.1 billion, which added to the improvement of the current account.

The financial account sharply turned from net financial inflows of EUR 4.4 billion in 2001 to net financial outflows of EUR 5.7 billion in 2002. Outward direct investment reached EUR 5.7 billion, a level near the all-time peak in 2000, while inward direct investment plummeted (EUR 1.8 billion as compared to EUR 6.8 billion in 2001). Austrian portfolio investment abroad rose sharply to EUR 25.6 billion, twice as much as in 2001. Foreign investors purchased EUR 20.1 billion of Austrian securities, approximately reaching the level of the previous year.

FOREIGN EXCHANGE

Foreign Exchange Rates

On January 1, 1999 the euro was introduced as the legal currency of participating Member States of the European Union. During a transition period from January 1, 1999 until December 31, 2001, the Austrian schilling (ATS) was a non-decimal unit of the euro, expressed by the conversion rate irrevocably fixed on December 31, 1998 at ATS 13.7603 per 1 euro. Both the euro and the schilling were initially legal tender in Austria. Euro coins and bank notes became available on January 1, 2002. The Austrian schilling ceased to be legal tender at the end of February 2002.

The following table shows the average exchange rates of the euro to the dollar during the periods indicated.

EXCHANGE RATES OF THE SCHILLING AND THE EURO

Schillings per dollar
Annual average
1997	12.20
1998	12.38
1999	12.92
2000	14.93
2001	15.36
2002	13.00

Dollars per euro
Annual average
2000	0.924
2001	0.896
2002	0.945
Monthly average
January 2003	1.062
February 2003	1.078
March 2003	1.081

SOURCE: WIFO database

The exchange rate of the euro stood at 0.904 USD/EUR at the beginning of 2002 and closed the year at 1.049 USD/EUR (reference rates announced by the ECB). This upward movement was punctuated by substantial fluctuations. The U.S. dollar reached a low of 0.858 USD/EUR against the euro on January 28, 2002 and peaked on December 31, 2002, at 1.049 USD/EUR, after continuing to lose ground against the euro to the end of 2002.

BANKING SYSTEM AND MONETARY POLICY

Oesterreichische Nationalbank (“OeNB”)—Central Bank of Austria

The following is a general description of the Austrian banking system as part of the European central bank system, which is defined by the Treaty establishing the European Community, as amended by the Treaty establishing the European Union (the Maastricht Treaty) (hereinafter the “EC Treaty”) and the Statutes of the European System of Central Banks and of the European Central Bank. The role of Austria’s banks in this system is also defined by the Austrian National Bank Act.

The OeNB, established by Austrian Federal Law in 1922, is the central bank of Austria. It is a joint stock company, 50% of whose shares are owned by the Republic of Austria by law, with the balance being owned by

Austrian financial institutions and other Austrian entities. The transfer of shares in OeNB is subject to approval by the bank’s general meeting.

The OeNB is run by a General Council (Generalrat) consisting of fourteen members: the President and Vice-President of the OeNB, six members appointed by the Federal Government, and six members elected by the shareholders meeting. Pursuant to the National Bank Act, the members of the General Council shall include representatives from banks, industry, trade, small business and agriculture, as well as representatives of salaried employees and wage earners.

Like any other company in which the Republic of Austria holds a stake of at least 50% of the capital, the OeNB is subject to control by the Court of Accounts (Rechnungshof).

European System of Central Banks:    Upon Austria’s entry into the final stage of European Monetary Union on January 1, 1999, the OeNB became an integral part of the European System of Central Banks (“ESCB”). The ESCB, which consists of the European Central Bank (“ECB”) and the national central banks (NCBs) of those EU member states participating in monetary union, was established for the conduct of the single European monetary policy. The ECSB’s primary objective is to maintain price stability. In addition, and without prejudice to this objective, the ECSB supports the general economic policies in participating countries. Its basic functions are to define and implement the monetary policy of the euro area; to conduct foreign exchange operations; to hold and manage the official foreign reserves of the Member States; and to promote the smooth operation of payment systems. The process of decision-making in the ESCB is centralized through the decision-making bodies of the ECB, namely the ECB’s Executive Board and its Governing Councils.

The sole shareholders of the ECB are the national central banks. Each NCB’s capital share is based on the respective Member State’s share in the population and the GDP of the EU. The OeNB has a share of 2.3594% in the capital of the ECB.

By establishing the ECB, the participating Member States abandoned some of their sovereignty over monetary policy, but the NCBs retain all of the functions that are not transferred to ESCB.

The ECB requires credit institutions established in the participating Member States, including OKB, to hold minimum reserves on accounts with the national central banks, which, in OKB’s case are held by OeNB. OKB calculates the minimum reserve requirements according to the relevant ECB regulations. The ECB may at any time change the reserve ratios. Liabilities to other institutions subject to the ECB’s minimum reserve system and liabilities to the ECB and the national central banks are not included in the reserve base.

Banking System

At the end of the year 2002, Austria had a total of 907 independent banks (so-called Kreditinstitute, or credit institutions) (including 18 branches of foreign banks), which are classified into seven so-called sectors on the basis of their legal status:

•	61 joint stock banks and private bankers

•	67 savings banks

•	9 regional mortgage banks

•	617 rural credit cooperatives

•	70 small business credit cooperatives

•	5 building and loan societies

•	78 special purpose banks

This number of credit institutions has not changed compared to 2001, while the total number of branches and banking outlets decreased only slightly, from 5,453 to 5,378. Thus, the overall banking density remained roughly the same.

In 2002 the number of branches of Austrian credit institutions established abroad increased from 21 to 25. Conversely, predominantly foreign-owned banks operated 29 banks in Austria, compared to 28 in 2001. Of these, 11 were wholly-owned and five were partly-owned by a parent company established in an EU Member State. In addition, foreign credit institutions operated 18 (2001: 18) branch offices—of which 17 were affiliated with an EU-based institution in Austria.

Business Activity and Earnings Situation:    The aggregate total assets of all Austrian-based credit institutions decreased by 2.5% in 2002 compared with 2001. Loan demand grew by 2.72% in 2002. Whereas in 2001 euro loans, rising by 4.3%, contributed more extensively to credit expansion, lending growth in 2002 was mainly fueled by foreign currency loans. Loans in foreign currency increased by 4.9%, contributing 75% to the total lending growth, whereas loans in euro nearly remained unchanged, showing only a small increase of 0.3% compared to 2001. With a growth rate of 1.1%, deposit growth slowed down compared with 2001. Sight deposits in euro continued to expand in 2002, whereas time deposits decreased by 13%. The overall volume of saving deposits increased by 1.8%.

The total operating profit of all Austrian-based credit institutions decreased by 7.9% in 2002, with declines of profit in nearly all segments (income from securities and investments, other operating income, net fee income and net interest income) being the principal drivers of this development. This translated into a ratio of operating profit to total assets of 0.73% at year-end 2002, down 0.08 percentage points from 2001. The ratio of net interest income to total operating income stayed above the 50% threshold at 51.6% (2001: 50.4%). Operating income decreased by 2.4%, whereas operating expenses mainly remained unchanged in 2002. The year-end cost/income ratio therefore further deteriorated by 1.8 percentage points and now amounts to 69.3%.

Monetary Policy

In order to fulfill the mandate of maintaining price stability, the EC Treaty accords the ESCB and the Eurosystem (term used to refer to the ECB and the NCBs of the Member States that have adopted the euro) a considerable degree of institutional independence, albeit supplemented by extensive obligations concerning transparency and accountability.

The Eurosystem’s stability-oriented monetary policy, announced in October 1998, consists of three main elements: a quantitative definition of price stability and two “pillars” used to achieve this stability. These two pillars are:

•	a prominent role for money, as signaled by the announcement of a quantitative reference value for the growth rate of a broad monetary aggregate; and

•	a broadly based assessment of the outlook for price developments and risks to price stability in the euro area as a whole.

The Eurosystem has a variety of monetary policy instruments at its disposal to manage liquidity. As an integral part of the Eurosystem, one of the main tasks of the OeNB is to carry out monetary policy operations in Austria.

During the first three years after the introduction of the single currency, two different kinds of tender systems were used for the main refinancing operations—normally reverse transactions with a maturity of two weeks: fixed rate tenders and, since June 2000, variable rate tenders. The amount of assets eligible as collateral for the monetary policy transactions was adequate compared to the refinancing needs of the bank. This was also true for the unique situation of the preparation of the cash changeover. Recourse to the standing facilities—the marginal lending facility and the deposit facility—was on average quite low. The regular refinancing operations accommodated the bulk of the demand for central bank money.

In the aftermath of the terror attacks in the United States on September 11, 2001, the ECB conducted two fine-tuning operations. Moreover, on September 12, 2001, the US Federal Reserve System and the ECB agreed on a swap arrangement, under which the ECB was eligible to draw up to USD 50 billion of deposits at the Federal Reserve Bank of New York against an equivalent amount of euro deposits at the ECB.

The euro money market, in which the TARGET payment system plays an important role, has continued to operate with increasing efficiency. The number of cross-border transactions was considerably higher than before the start of the Eurozone, and some banks managed at times to get liquidity at conditions at least as favorable as the minimum bid rate in the tender operations in the unsecured segment.

As far as the minimum reserve requirements are concerned, the Austrian share amounted to approximately 3.2% of the total Eurozone reserve requirement in 2002. The minimum reserve ratio applicable to the liability base of banks was left unchanged at 2% in 2002. In the course of 2002, required reserves increased by roughly EUR 100 million from approximately EUR 4.0 billion in December 2001 to more than EUR 4.1 billion in December 2002. Minimum reserves have been remunerated on the basis of the marginal rate that the Eurosystem charges for its main refinancing operations. This means that in the beginning of the year, the rate amounted to about 3.30% and decreased to approximately 2.85% toward the end of the year.

REVENUES AND EXPENDITURES

Federal Budget

The fiscal year for the federal budget is the calendar year. Prior to the beginning of each year, the federal government submits the proposed annual budget of estimated receipts and expenditures to the Nationalrat for approval. Expenditures are allocated to two principal budget categories. The basic budget contains the level of expenditures anticipated by the federal government. The contingency budget provides for possible additional expenditures which may be made only if certain economic conditions occur. Such expenditures are assigned, within the framework of the overall budget, to certain budget groups, such as science and research, public works and transportation. The contingency budget consists of two parts. The stabilization quota is intended to make funds readily available to support weakening sectors or regions of the national economy, largely through capital investments. The economic reflation quota is intended to provide funds for additional expenditures in case of an unexpected cyclical recession in the national economy. Release of funds from the contingency budget is subject to approval by the Federal Minister of Finance.

Any other increase or shift in expenditures requires the approval by the Nationalrat of a special budget law authorizing such increase or shift, except that the Federal Minister of Finance has limited discretionary authority to increase authorized expenditures provided that additional revenues are available. Budget deficits are financed by government borrowings either domestically or externally, and in the event that revenues are less than expected, a special budget law must be submitted to the Nationalrat authorizing the Minister of Finance to undertake additional borrowings. Since 1976, however, the Minister of Finance has been authorized to finance shortfalls in revenues of up to 3% of the anticipated amount shown in the basic budget without the approval of the Nationalrat if he determines that such revenue shortfalls resulted from a downturn in the business cycle, but the Minister of Finance is obliged to report to the Nationalrat on such operations quarterly.

Pursuant to the Federal Constitution of 1929 and a federal law adopted in 1948, the Rechnungshof (the Court of Accounts) is entrusted with the control of the administration of the finances of the federal government and its constituent provinces and of their annual financial statements. The Rechnungshof is independent from the executive branch and reports directly to the Nationalrat. It is responsible, in essence, for the compilation of the budget outcome report to be submitted annually to the Nationalrat, for assistance in the contracting of indebtedness for moneys borrowed (federal debt documents have to be countersigned by the president of the Rechnungshof), for the control of administration expenditures, and for assistance in issuing certain government decrees.

After showing significant deficits in the 1990s (in 1995 the general government deficit reached 5.2% of GDP), Austria was able to reach a balanced general government budget in 2001, thanks to ambitious consolidation programs in the years 1996 and 2000. The major part of the consolidation came from reducing government expenditures, although additional measures had to be taken on the revenue side. In spite of the strict consolidation programs, the federal government succeeded in preserving social equilibrium, preventing increases of non-wage labor costs, safeguarding competitiveness and implementing measures to promote economic growth.

For the next years, the aim is to retain the public budget in balance and to reduce the public gross debt to below 60% of GDP in 2002 and further to approximately 52% by 2005.

The federal accounts as set forth below for the years 1999 to 2001 have been audited by the Rechnungshof and approved by the Nationalrat. The accounts for 2002 represent the basic budget as approved by the Nationalrat in 2001.

For further information concerning the budget for the fiscal years 1999 to 2002, see “Republic of Austria—Tables and Supplementary Information—Federal Revenues and Expenditures”.

Due to the federal elections in November 2002 and the current administration not being formed by February 2003, no budget for the fiscal year 2003 was passed in 2002. In a cabinet meeting on January 28, 2003, the federal government decided on a provisional budget for the fiscal year 2003 in the form of a government bill and submitted it to the Nationalrat. This provisional budget was approved by the Nationalrat on March 26, 2003.

SUMMARY OF REVENUES AND EXPENDITURES

	1999(1)	2000(1)	2001(1)	2002(2)
	(Millions of euro)
I. General Account
Federal Government Revenues:
Total taxes and levies—gross	48.675	50.387	56.210	56.776
Less: transfers to provinces, municipalities and funds	(13.878)	(15.257)	(16.285)	(16.400)
Transfer to EU—budget	(2.119)	(2.088)	(1.992)	(2.398)

Total taxes and levies—net	32.678	33.041	37.933	37.978
Other levies	8.273	8.434	8.728	8.941
Other sources	11.342	13.918	12.327	11.627

Total revenues	52.293	55.393	58.988	58.546
Expenditures:
Total	57.249	58.247	60.403	59.374
Of which: staff expenditures	10.279	10.366	10.447	10.613
Other expenditures	46.970	47.881	49.956	48.761
Budget deficit—net of public debt redemptions	4.956	2.854	1.415	827
Budget deficit—net, as a percentage of gross domestic product	(2.5% )	(1.4% )	(0.7% )	(0.4% )
II. Financing Account
Expenditure	30.655	63.418	37.114	41.839
Revenue	35.611	66.272	38.529	42.667

Surplus	4.956	2.854	1.415	827

Rounding	differences
(1)	Outturn
(2)	Federal Budget

SOURCE:    Federal Budget Laws, WIFO.

Taxation

The principal taxes levied by Austria are personal income tax (including salary and wage tax), corporate income tax and value added tax (“VAT”). Personal income taxation is progressive, with a top marginal rate of 50% on taxable income in excess of Euro 50,870. For employees, this top marginal rate is reduced to about 43% by statutory tax allowances for 1/6 of the yearly income. For the corporate income tax there is a flat rate of 34%. The general VAT rate is 20%, and the reduced rate, mainly on food products, rents, passenger transport, books and newspapers and certain services, is 10%. In comparison to other European countries, effective direct taxation is low, while indirect taxation is above average.

Under Austrian law, a fraction of the taxes collected by the federal government must be remitted to the provinces and municipalities under a revenue-sharing plan. The fractions and the taxes involved, and the basis of distribution among the provincial and local entities, are negotiated periodically among federal and other government authorities. The last agreement concluded in Autumn 2000 covers the period 2001 to 2004.

Austria is a party to tax treaties with 54 countries worldwide, including the United States.

PUBLIC DEBT

Summary of Domestic and External Debt

The following table sets forth the direct domestic and external debt of Austria outstanding at December 31 of each of the years indicated.

DIRECT DEBT

	1998	1999	2000	2001	2002
	(Millions of euro)
Domestic	85,720	106,018	110,223	112,671	116,448
External(1)	28,587	16,818	16,760	16,228	15,738

Total	114,307	122,836	126,983	128,898	132,186

Less: Holdings of own Bonds	(2,704)	(4,862)	(6,277)	(7,486)	(8,233)

Total	111,603	117,974	120,705	121,413	123,953

(1)	Translated into EUR at the exchange rates prevailing at December 31 of each year indicated.

SOURCE:    Ministry of Finance.

External funded debt in foreign currencies outstanding as of December 31, 2002 was as follows(1):

(Millions of euro)
Payable in U.S. Dollars	0
Payable in Swiss Francs	8,602
Payable in Yen	7,136

Total	15,738
Less: Holding of own Bonds	(33)

Total	15,705

(1)	Translated into euro at the exchange rates prevailing at December 31, 2002.

SOURCE:    Ministry of Finance.

In addition to its direct debt, Austria has guaranteed the payment of the principal of, and interest on, certain obligations of public agencies, enterprises in which Austria has an ownership interest, and of others pursuant to the Export Guarantees Act and Export Financing Guarantees Act. The major portion of the debt guaranteed by Austria has been guaranteed pursuant to the Export Guarantees Act and the Export Financing Guarantees Act. The following table sets forth the principal amount of debt guaranteed by Austria outstanding at December 31 of each of the years 1998 through 2002.

GUARANTEED DEBT

	December 31,
	1998	1999	2000	2001	2002
	(Millions of euro)
Domestic(1)	33,120	33,462	33,052	38,372	35,495
External	20,509	23,082	24,165	24,049	19,874

Total Guaranteed Debt(2)	53,629	56,545	57,217	62,421	55,369

(1)	Translated into EUR at the exchange rates prevailing at December 31 of each year indicated.
(2)	In addition, the Republic is liable by law for all liabilities of the Austrian Postal Savings Bank. As of December 31, 2000, such liabilities amounted to EUR 20.2 billion. According to Federal Law Gazette II Number 371/2000 Austria has terminated this liability as per December 31, 2000. This means that Austria is only liable concerning the liabilities of the Austrian Postal Savings Bank as of December 31, 2000.

SOURCE:    Ministry of Finance.

Debt Service

The following table sets forth the debt service requirements for the indicated periods in respect of the internal funded debt of Austria outstanding at December 31, 2002.

DEBT SERVICE REQUIREMENTS OF DOMESTIC DEBT

	2003	2004	2005	2006	2007
	(Billions of euro)
Interest	6.1	5.4	4.7	4.0	3.2
Principal	13.8	12.4	14.4	12.8	14.2

Total	19.9	17.8	19.1	16.8	17.4

SOURCE:    Ministry of Finance.

The following table sets forth the debt service requirements for the indicated periods in respect of the external funded debt of Austria outstanding at December 31, 2002

DEBT SERVICE REQUIREMENTS OF EXTERNAL DEBT(1)

	2003	2004	2005	2006	2007
	(Billions of euro)
Interest	0.5	0.5	0.4	0.3	0.3
Principal	1.6	2.0	1.6	2.2	0.3

Total	2.1	2.5	2.0	2.5	0.6

(1)	Computed on the basis of rates of exchange used by the Ministry of Finance for uniform valuation purposes, as of December 31, 2002.

SOURCE:    Ministry of Finance.

Debt Record

Austria has always paid promptly when due the full face amount of the principal of and interest on every direct obligation issued by it since 1945 in the currency of the country where payable, and has paid all amounts payable under its post-war agreements for settlements of its pre-war external debt. Since 1945, Austria has not been called upon to make any payments in respect of any indebtedness guaranteed by Austria except for payments in respect of indebtedness of foreign entities to Austrian exporters or credit institutions which were covered by export credit guarantees issued by Austria under the Export Guarantees Act or predecessor statutes.

TABLES AND SUPPLEMENTARY INFORMATION

I. FEDERAL REVENUES AND EXPENDITURES

ORDINARY BUDGET REVENUES

Due to the federal elections in November 2002 and the current administration not being formed by February 2003, no budget for the fiscal year 2003 was passed in 2002. In a cabinet meeting on January 28, 2003, the federal government decided on a provisional budget for the fiscal year 2003 in the form of a government bill and submitted it to the Nationalrat. This provisional budget was approved by the Nationalrat on March 26, 2003.

	1999(1)	2000(1)	2001(1)	2002(2)
	(Millions of euro)
Total taxes and levies, gross	48,675	50,387	56,210	56,776

Of which:
Personal Income Tax	2,896	2,818	3,987	3,343
Wage Tax	14,753	14,468	15,672	17,078
Tax on Interest	1,388	1,473	1,616	1,744
Corporate Income Tax	3,247	3,865	6,235	4,760
Turnover Tax	16,493	17,056	17,354	18,459
Mineral Oils Tax	2,695	2,726	2,880	2,798
Other Taxes and Levies	7,203	7,981	8,466	8,594

Less: transfers to provinces and municipalities, funds, etc.(3)	(13,878)	(15,257)	(16,285)	(16,400)
Transfers to the European Union	(2,119)	(2,088)	(1,992)	(2,398)

Public taxes, net	32,678	33,041	37,933	37,978
Transfers from tax revenues	1,437	1,531	1,504	1,568
Tax-like revenues (unemployment insurance contributions, employers’ contributions, etc.)	6,836	6,903	7,224	7,373
Other sources	11,342	13,918	12,327	11,627

Total	52,293	55,393	58,988	58,546

Rounding	differences
(1)	Outturn
(2)	Federal Budget
(3)	From 2000 onward including payments pursuant to the Act Governing Health and Social Welfare Allowances.

SOURCE: Federal Budget Laws

ORDINARY BUDGET EXPENDITURES

Due to the federal elections in November 2002 and the current administration not being formed by February 2003, no budget for the fiscal year 2003 was passed in 2002. In a cabinet meeting on January 28, 2003, the federal government decided on a provisional budget for the fiscal year 2003 in the form of a government bill and submitted it to the Nationalrat. This provisional budget was approved by the Nationalrat on March 26, 2003.

	1999(1)	2000(1)	2001(1)	2002(2)
	(Millions of euro)
I. General Account
Federal Government:
Office of the President	5	5	6	5
Federal Legislature	109	105	270	99
Constitutional Court	5	5	5	5
Administrative Court	11	11	11	11
Public Attorney’s Office	4	4	4	4
Court of Accounts	22	22	22	24
Federal Chancellery	430	316	567	367
Interior Affairs	1,717	1,669	1,671	1,645
Education and Culture	5,409	5,533	5,733	5,658
Arts	140	216	246	220
Science	2,093	2,244	2,387	2,347
Social Affairs and Generations	6,444	2,823	1,853	1,886
Social Security	5,479	4,997	5,399	5,663
Health	856	627	507	539
Environment	291	26	—	—
Youth, Family and Seniors	4,211	4,322	4,494	4,571
Foreign Affairs	298	327	328	300
Justice	794	803	860	810
National Defence	1,603	1,734	1,666	1,671
Financial Administration	3,354	2,214	2,291	2,353
Treasury Operations	881	1,578	2,073	907
Tax Collection	10	7	7	8
Grants to Provinces and Municipalities	3,192	3,280	3,452	3,538
Federal Property	776	775	822	1,512
Pensions	5,509	5,740	5,992	6,044
Public Debt Services incl. Swaps	8,281	9,240	8,195	8,715
Agriculture, Forestry and Water economy	1,749	1,952	1,924	1,834
Environment new	—	289	371	482
Commerce and Employment	281	3,991	5,292	4,985
Public Works	1,234	601	175	175
Transportation, Innovation and Technology	1,905	2,733	3,701	2,918
Public Benefits and Sports	—	59	79	78
Theaters(3)	156	—	—	—

Total Federal Expenditures	57,249	58,247	60,403	59,374

Net Deficit	4,956	2,854	1,415	827

II. Financing Account
Expenditure	30,655	63,418	37,114	41,839
Revenue	35,611	66,272	38,529	42,667

Surplus	4,956	2,854	1,415	827

Rounding differences

(1)	Outturn
(2)	Federal Budget
(3)	Effective September 1, 1999, the Theaters are no longer a federal enterprise.

SOURCE: Federal Budget Laws

The difference between the amount of expenditures and that of revenues (deficit) is financed by borrowings under authority of the federal budget law of the respective fiscal years and by application of the balance of available funds at the end of the preceding fiscal year.

PUBLIC DEBT (Internal and External Debt as of December 31, 2002)

		Financial debt before swap				Credit affiliates (*)		Credit swaps		Debt swaps
	Date of Issue	Maturity	Interest Rate (%)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Federal Loan 1998-2008/1	2000	2008	2.345					JPY 12,290,400,000	98,805,370	JPY 12,290,400,000	98,805,370
Federal Loan 1998-2008/1	2000	2008	1.590					JPY 7,625,000,000	61,299,140	JPY 7,625,000,000	61,299,140
Federal Loan 1998-2003/2	1998	2003	4.300	EUR 6,235,641,197	6,235,641,197
Federal Loan 1998-2003/2	1998	2003	4.300	EUR 145,346,000	145,346,000	EUR 145,346,000	145,346,000
Federal Loan 1998-2003/2	1998	2003	4.300	EUR 58,627,853	58,627,853	EUR 58,627,853	58,627,853
Federal Loan 1998-2003/2	1998	2003	4.300	EUR 123,544,100	123,544,100	EUR 123,544,100	123,544,100
Federal Loan 1998-2003/2	1998	2003	4.300	EUR 130,963,030	130,963,030	EUR 130,963,030	130,963,030
Federal Loan 1998-2003/2	1999	2003	4.300	EUR 25,564,500	25,564,500	EUR 25,564,500	25,564,500
Federal Loan 1998-2003/2	1999	2003	4.300	EUR 135,115,349	135,115,349	EUR 135,115,349	135,115,349
Federal Loan 1998-2003/2	1998	2003	4.300	EUR 300,000,000	300,000,000			EUR 300,000,000	300,000,000	EUR 300,000,000	300,000,000
Federal Loan 1998-2003/2	1998	2003	4.300	EUR 300,000,000	300,000,000			EUR 300,000,000	300,000,000	EUR 300,000,000	300,000,000
Federal Loan 1998-2005/3	1998	2005	3.900	EUR 7,909,627,269	7,909,627,269
Federal Loan 1998-2005/3	1998	2005	3.900	EUR 644,789,353	644,789,353	EUR 644,789,353	644,789,353
Federal Loan 1998-2005/3	2001	2005	3.900	EUR 64,756,098	64,756,098	EUR 64,756,098	64,756,098	EUR 64,756,098	64,756,098	JPY 7,168,500,000	57,629,231
Federal Loan 1998-2005/3	2001	2005	3.900	EUR 206,711,834	206,711,834	EUR 206,711,834	206,711,834	EUR 206,711,834	206,711,834	JPY 22,883,000,000	183,961,733
Federal Loan 1998-2005/3	2001	2005	3.900					JPY 7,168,500,000	57,629,231	EUR 64,756,098	64,756,098
Federal Loan 1998-2005/3	2001	2005	3.900					JPY 22,883,000,000	183,961,733	EUR 206,711,834	206,711,834
Federal Loan 1999-2014/1	1999	2014	4.125	EUR 1,320,000,000	1,320,000,000
Federal Loan 1999-2009/2	1999	2009	4.000	EUR 3,908,647,828	3,908,647,828
Federal Loan 1999-2009/2	1999	2009	4.000	EUR 446,352,172	446,352,172	EUR 446,352,172	446,352,172
Federal Loan 1999-2009/2	1999	2009	4.000	EUR 130,000,000	130,000,000	EUR 130,000,000	130,000,000
Federal Loan 1999-2009/2	1999	2009	4.000	EUR 130,000,000	130,000,000	EUR 130,000,000	130,000,000
Federal Loan 1999-2009/2	2000	2009	4.000	EUR 30,000,000	30,000,000	EUR 30,000,000	30,000,000	EUR 30,000,000	30,000,000	CHF 47,064,000	32,404,296
								CHF 47,064,000	32,404,296	EUR 30,000,000	30,000,000
Federal Loan 1999-2009/2	2002	2009	4.000	EUR 425,000,000	425,000,000	EUR 425,000,000	425,000,000
Federal Loan 1999-2009/2	1999	2009	4.000	EUR 70,000,000	70,000,000	EUR 70,000,000	70,000,000	EUR 70,000,000	70,000,000	CHF 109,879,000	75,653,401
								CHF 109,879,000	75,653,401	EUR 70,000,000	70,000,000
Federal Loan 1999-2009/2	2001	2009	4.000	EUR 20,000,000	20,000,000	EUR 20,000,000	20,000,000	EUR 20,000,000	20,000,000	JPY 2,197,600,000	17,667,015
								JPY 2,197,600,000	17,667,015	EUR 20,000,000	20,000,000
Federal Loan 1999-2009/2	1999	2009	4.000	EUR 75,000,000	75,000,000	EUR 75,000,000	75,000,000	EUR 75,000,000	75,000,000	JPY 8,625,000,000	69,338,371
								JPY 8,625,000,000	69,338,371	EUR 75,000,000	75,000,000
Federal Loan 1999-2009/2	1999	2009	4.000	EUR 80,000,000	80,000,000			JPY 9,997,600,000	80,373,020	EUR 80,000,000	80,000,000
Federal Loan 1999-2009/2	1999	2009	4.000	EUR 50,000,000	50,000,000			JPY 6,187,500,000	49,742,745	EUR 50,000,000	50,000,000
Federal Loan 1999-2009/2	1999	2009	4.000	EUR 150,000,000	150,000,000			CHF 241,815,000	166,493,390	EUR 150,000,000	150,000,000
Federal Loan 1999-2009/2	1999	2009	4.000	EUR 100,000,000	100,000,000			CHF 161,300,000	111,057,560	EUR 100,000,000	100,000,000
Federal Loan 1999-2009/2	1999	2009	4.000	EUR 200,000,000	200,000,000			CHF 322,200,000	221,839,714	EUR 200,000,000	200,000,000
Federal Loan 1999-2009/2	1999	2009	4.000	EUR 200,000,000	200,000,000			CHF 318,000,000	218,947,948	EUR 200,000,000	200,000,000
Federal Loan 1999-2009/2	1999	2009	4.000	EUR 100,000,000	100,000,000			JPY 9,967,000,000	80,127,020	EUR 100,000,000	100,000,000
Federal Loan 1999-2009/2	1999	2009	4.000	EUR 15,000,000	15,000,000			JPY 1,498,200,000	12,044,377	EUR 15,000,000	15,000,000
Federal Loan 1999-2009/2	1999	2009	4.000	EUR 50,000,000	50,000,000			JPY 5,746,000,000	46,193,424	EUR 50,000,000	50,000,000
Federal Loan 1999-2009/2	1999	2009	4.000	EUR 50,000,000	50,000,000			EUR 48,454,138	48,454,138	EUR 50,000,000	50,000,000
Federal Loan 1999-2009/2	1999	2009	4.000	EUR 50,000,000	50,000,000			EUR 48,293,916	48,293,916	EUR 50,000,000	50,000,000
Federal Loan 1999-2009/2	1999	2009	4.000	EUR 50,000,000	50,000,000			EUR 47,885,065	47,885,065	EUR 50,000,000	50,000,000
								JPY 5,524,500,000	44,412,734	JPY 5,587,500,000	44,919,206
Federal Loan 1999-2009/2	1999	2009	4.000	EUR 50,000,000	50,000,000			EUR 47,638,332	47,638,332	EUR 50,000,000	50,000,000
								JPY 5,587,500,000	44,919,206	JPY 5,524,500,000	44,412,734
Federal Loan 1999-2004/3	1999	2004	3.400	EUR 6,183,702,196	6,183,702,196
Federal Loan 1999-2004/3	1999	2004	3.400	EUR 541,297,804	541,297,804	EUR 541,297,804	541,297,804
Federal Loan 1999-2010/4	1999	2010	5.500	EUR 6,968,000,000	6,968,000,000
Federal Loan 1999-2010/4	1999	2010	5.500	EUR 200,000,000	200,000,000	EUR 200,000,000	200,000,000
Federal Loan 1999-2010/4	2000	2010	5.500	EUR 100,000,000	100,000,000	EUR 100,000,000	100,000,000
Federal Loan 1999-2010/4	2000	2010	5.500	EUR 50,000,000	50,000,000	EUR 50,000,000	50,000,000	EUR 50,000,000	50,000,000	EUR 50,000,000	50,000,000
Federal Loan 1999-2010/4	2000	2010	5.500					CHF 78,225,000	53,859,130	CHF 78,225,000	53,859,130
Federal Loan 1999-2010/4	2000	2010	5.500	EUR 50,000,000	50,000,000	EUR 50,000,000	50,000,000	EUR 50,000,000	50,000,000	EUR 50,000,000	50,000,000
Federal Loan 1999-2010/4	2000	2010	5.500					CHF 78,285,000	53,900,441	CHF 78,285,000	53,900,441

		Financial debt before swap				Credit affiliates (*)		Credit swaps		Debt swaps
	Date of Issue	Maturity	Interest Rate (%)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Federal Loan 1999-2010/4	2000	2010	5.500	EUR 50,000,000	50,000,000	EUR 50,000,000	50,000,000
Federal Loan 1999-2010/4	2000	2010	5.500	EUR 200,000,000	200,000,000	EUR 200,000,000	200,000,000
Federal Loan 1999-2010/4	2000	2010	5.500	EUR 100,000,000	100,000,000	EUR 100,000,000	100,000,000
Federal Loan 1999-2010/4	1999	2010	5.500	EUR 100,000,000	100,000,000	EUR 100,000,000	100,000,000
Federal Loan 1999-2010/4	2000	2010	5.500	EUR 6,500,000	6,500,000	EUR 6,500,000	6,500,000	EUR 6,500,000	6,500,000	EUR 6,500,000	6,500,000
Federal Loan 1999-2010/4	2000	2010	5.500					JPY 616,850,000	4,959,000	JPY 616,850,000	4,959,000
Federal Loan 1999-2010/4	2000	2010	5.500					JPY 616,850,000	4,959,000	JPY 616,850,000	4,959,000
Federal Loan 1999-2010/4	2000	2010	5.500					CHF 8,743,849	6,020,276	CHF 8,743,849	6,020,276
Federal Loan 1999-2010/4	2000	2010	5.500	EUR 200,000,000	200,000,000			JPY 22,170,000,000	178,229,761	EUR 200,000,000	200,000,000
Federal Loan 1999-2010/4	2000	2010	5.500	EUR 200,000,000	200,000,000			JPY 22,140,000,000	177,988,584	EUR 200,000,000	200,000,000
Federal Loan 1999-2010/4	2000	2010	5.500	EUR 200,000,000	200,000,000			JPY 22,110,000,000	177,747,407	EUR 200,000,000	200,000,000
Federal Loan 1999-2010/4	2000	2010	5.500	EUR 100,000,000	100,000,000			JPY 11,027,000,000	88,648,605	EUR 100,000,000	100,000,000
Federal Loan 1999-2010/4	2000	2010	5.500	EUR 116,000,000	116,000,000			JPY 12,968,800,000	104,259,185	EUR 116,000,000	116,000,000
Federal Loan 1999-2010/4	2000	2010	5.500	EUR 100,000,000	100,000,000			CHF 153,550,000	105,721,564	EUR 100,000,000	100,000,000
Federal Loan 1999-2010/4	2000	2010	5.500	EUR 50,000,000	50,000,000			CHF 77,125,000	53,101,763	EUR 50,000,000	50,000,000
Federal Loan 1999-2010/4	1999	2010	5.500	EUR 19,500,000	19,500,000
Federal Loan 2000-2007/144A	2000	2007	5.500	EUR 7,396,184,000	7,396,184,000
Federal Loan 2000-2007/144A	2000	2007	5.500	EUR 100,000,000	100,000,000	EUR 100,000,000	100,000,000
Federal Loan 2000-2007/144A	2000	2007	5.500	EUR 206,569,998	206,569,998	EUR 206,569,998	206,569,998
Federal Loan 2000-2007/144A	2000	2007	5.500	EUR 10,000,000	10,000,000	EUR 10,000,000	10,000,000
Federal Loan 2000-2007/144A	2000	2007	5.500	EUR 100,000,000	100,000,000	EUR 100,000,000	100,000,000
Federal Loan 2000-2007/144A	2002	2007	5.500	EUR 270,000,000	270,000,000	EUR 270,000,000	270,000,000
Federal Loan 2000-2007/144A	2002	2007	5.500	EUR 77,300,000	77,300,000	EUR 77,300,000	77,300,000
Federal Loan 2000-2007/144A	2002	2007	5.500	EUR 100,000,000	100,000,000	EUR 100,000,000	100,000,000
Federal Loan 2000-2007/144A	2000	2007	5.500	EUR 36,000,000	36,000,000	EUR 36,000,000	36,000,000	EUR 36,000,000	36,000,000	EUR 36,000,000	36,000,000
								CHF 56,512,800	38,909,942	CHF 56,512,800	38,909,942
Federal Loan 2000-2007/144A	2000	2007	5.500	EUR 100,000,000	100,000,000	EUR 100,000,000	100,000,000	EUR 100,000,000	100,000,000	EUR 100,000,000	100,000,000
								CHF 154,310,000	106,244,836	CHF 154,310,000	106,244,836
Federal Loan 2000-2007/144A	2000	2007	5.500	EUR 53,430,002	53,430,002	EUR 53,430,002	53,430,002	EUR 53,430,002	53,430,002	EUR 53,430,002	53,430,002
								CHF 82,170,000	56,575,324	CHF 82,170,000	56,575,324
Federal Loan 2000-2007/144A	2000	2007	5.500	EUR 100,000,000	100,000,000			CHF 160,680,000	110,630,680	EUR 100,000,000	100,000,000
Federal Loan 2000-2007/144A	2000	2007	5.500	EUR 100,000,000	100,000,000			CHF 160,820,000	110,727,072	EUR 100,000,000	100,000,000
Federal Loan 2000-2007/144A	2000	2007	5.500	EUR 100,000,000	100,000,000			CHF 160,760,000	110,685,761	EUR 100,000,000	100,000,000
Federal Loan 2001-2011/1	2001	2011	5.250	EUR 6,601,194,034	6,601,194,034
Federal Loan 2001-2011/1	2001	2011	5.250	EUR 785,000,000	785,000,000	EUR 785,000,000	785,000,000
Federal Loan 2001-2011/1	2001	2011	5.250	EUR 40,000,000	40,000,000	EUR 40,000,000	40,000,000	EUR 40,000,000	40,000,000	JPY 4,426,800,000	35,588,070
								JPY 4,426,800,000	35,588,070	EUR 40,000,000	40,000,000
Federal Loan 2001-2011/1	2001	2011	5.250	EUR 10,000,000	10,000,000	EUR 10,000,000	10,000,000	EUR 10,000,000	10,000,000	JPY 1,104,100,000	8,876,115
								JPY 1,104,100,000	8,876,115	EUR 10,000,000	10,000,000
Federal Loan 2001-2011/1	2001	2011	5.250	EUR 70,000,000	70,000,000	EUR 70,000,000	70,000,000	EUR 20,000,000	20,000,000	JPY 2,238,000,000	17,991,800
								JPY 2,238,000,000	17,991,800	EUR 20,000,000	20,000,000
Federal Loan 2001-2011/1	2001	2011	5.250	EUR 100,000,000	100,000,000			CHF 154,580,000	106,430,735	EUR 100,000,000	100,000,000
Federal Loan 2001-2011/1	2001	2011	5.250	EUR 150,000,000	150,000,000			JPY 16,685,250,000	134,136,587	EUR 150,000,000	150,000,000
Federal Loan 2001-2011/1	2001	2011	5.250	EUR 100,000,000	100,000,000			JPY 11,130,000,000	89,476,646	EUR 100,000,000	100,000,000
Federal Loan 2001-2011/1	2001	2011	5.250	EUR 150,000,000	150,000,000			JPY 16,740,000,000	134,576,734	EUR 150,000,000	150,000,000
Federal Loan 2001-2011/1	2001	2011	5.250	EUR 100,000,000	100,000,000			JPY 10,718,000,000	86,164,483	EUR 100,000,000	100,000,000
Federal Loan 2001-2011/1	2001	2011	5.250	EUR 86,380,000	86,380,000			JPY 9,281,531,000	74,616,376	EUR 86,380,000	86,380,000
Federal Loan 2001-2011/1	2001	2011	5.250	EUR 9,810,855	9,810,855
Federal Loan 2001-2011/1	2001	2011	5.250	EUR 50,000,000	50,000,000			CHF 75,935,000	52,282,429	EUR 50,000,000	50,000,000
Federal Loan 2001-2011/1	2001	2011	5.250	EUR 14,808,111	14,808,111			CHF 22,715,642	15,640,073	EUR 14,808,111	14,808,111
DEM-Loan 1994-2024	1994	2024	6.500	EUR 947,618,212	947,618,212
FRF-Loan 1997-2004	1997	2004	5.500	EUR 400,405,774	400,405,774
DEM-Loan 1996-2006/I	1996	2006	6.000	EUR 985,003,715	985,003,715
FRN-DEM-Loan 1993-2003/I	1993	2003	var.	EUR 102,258,400	102,258,400
FRN-DEM-Loan 1993-2003/I	1993	2003	var.	EUR 51,129,200	51,129,200			CHF 84,100,000	57,904,159	EUR 51,129,188	51,129,188
FRN-DEM-Loan 1993-2003/I	1993	2003	var.	EUR 51,129,200	51,129,200			CHF 84,020,000	57,849,077	EUR 51,129,188	51,129,188
FRN-DEM-Loan 1993-2003/I	1993	2003	var.	EUR 51,129,200	51,129,200			CHF 83,940,000	57,793,996	EUR 51,129,188	51,129,188
FRN-DEM-Loan 1990-2005	1990	2005	var.	EUR 306,775,140	306,775,140
FRN-DEM-Loan 1990-2005	1990	2005	var.	EUR 51,129,200	51,129,200			JPY 7,618,000,000	61,242,865	EUR 51,129,188	51,129,188

		Financial debt before swap				Credit affiliates (*)		Credit swaps		Debt swaps
	Date of Issue	Maturity	Interest Rate (%)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
FRN-DEM-Loan 1997-2007/I	1997	2007	var.	EUR 102,258,000	102,258,000
FRN-DEM-Loan 1997-2007/I	1997	2007	var.	EUR 12,782,250	12,782,250			JPY 1,830,000,000	14,711,794	EUR 12,782,250	12,782,250
FRN-DEM-Loan 1993-2005/II (SWAP)	1993	2005	var.	EUR 51,129,200	51,129,200
FRN-DEM-Loan 1993-2005/II (SWAP)	1993	2005	var.	EUR 102,258,400	102,258,400			CHF 163,900,000	112,847,700	EUR 102,258,376	102,258,376
FRN-DEM-Loan 1993-2005/II (SWAP)	1993	2005	var.	EUR 51,129,200	51,129,200			CHF 80,450,000	55,391,077	EUR 51,129,188	51,129,188
DEM-Loan 1995-2007/II	1995	2007	7.250	EUR 409,033,520	409,033,520
FRN-DEM-Loan 1997-2007/II	1997	2007	var.	EUR 51,129,097	51,129,097			JPY 7,343,000,000	59,032,077	EUR 51,129,097	51,129,097
FRN-DEM-Loan 1997-2007/II	1997	2007	var.	EUR 25,564,549	25,564,549			JPY 3,420,000,000	27,494,172	EUR 25,564,549	25,564,549
FRN-DEM-Loan 1997-2007/II	1997	2007	var.	EUR 25,564,549	25,564,549			JPY 3,337,500,000	26,830,935	EUR 25,564,549	25,564,549
DEM-Loan 1986-2016	1986	2016	var.	EUR 196,847,215	196,847,215
EURO-LIRA-Loan 1994-2004/I	1994	2004	8.500	EUR 103,291,328	103,291,328			CHF 170,689,640	117,522,473	USD 119,900,000	114,332,030
EURO-LIRA-Loan 1994-2004/I	1994	2004	var.					USD 119,900,000	114,332,030	EUR 103,291,380	103,291,380
EURO-LIRA-Loan 1994-2004/I	1994	2004	8.500	EUR 30,987,398	30,987,398			CHF 52,050,000	35,837,235	EUR 30,987,414	30,987,414
Federal Loan 2002-2012/1/144A	2002	2012	5.000	EUR 7,872,984,000	7,872,984,000
Federal Loan 2002-2012/1/144A	2002	2012	5.000	EUR 100,000,000	100,000,000	EUR 100,000,000	100,000,000
Federal Loan 2002-2012/1/144A	2002	2012	5.000	EUR 100,000,000	100,000,000	EUR 100,000,000	100,000,000
Federal Loan 2002-2012/1/144A	2002	2012	5.000	EUR 87,200,000	87,200,000	EUR 87,200,000	87,200,000
Federal Loan 2002-2012/1/144A	2002	2012	5.000	EUR 200,000,000	200,000,000	EUR 200,000,000	200,000,000
Federal Loan 2002-2012/1/144A	2002	2012	5.000	EUR 100,000,000	100,000,000	EUR 100,000,000	100,000,000
Federal Loan 2002-2012/1/144A	2002	2012	5.000	EUR 58,200,000	58,200,000	EUR 58,200,000	58,200,000
EURO-YEN-Loan 1987-2007	1987	2007	5.875	JPY 20,000,000,000	160,784,629
EURO-YEN-Loan 1988-2003	1988	2003	5.625	JPY 40,000,000,000	321,569,258
EURO-YEN-Loan 1991-2003	1991	2003	6.250	JPY 50,000,000,000	401,961,572
EURO-YEN-Loan 1993-2005/II	1993	2005	4.500	JPY 60,000,000,000	482,353,887
EURO-YEN-Loan 1994-2009	1994	2009	3.750	JPY 60,000,000,000	482,353,887
EURO-YEN-Loan 1995-2001/2004	1995	2004	4.750	JPY 60,000,000,000	482,353,887
CHF-Loan 1995-2005	1995	2005	5.500	CHF 600,000,000	413,109,336
CHF-Loan 1996-2006	1996	2006	4.000	CHF 750,000,000	516,386,670
CHF-Loan 1996-2006	1998	2006	3.250	CHF 1,400,000,000	963,921,785
CHF-Loan 1996-2006	1998	2006	3.250	CHF 200,000,000	137,703,112	CHF 200,000,000	137,703,112
CHF-Loan 1996-2006	1998	2006	3.250	CHF 100,000,000	68,851,556	CHF 100,000,000	68,851,556
CHF-Loan 1996-2006	1998	2006	3.250	CHF 100,000,000	68,851,556	CHF 100,000,000	68,851,556
CHF-Loan 1996-2006	1998	2006	3.250	CHF 300,000,000	206,554,668	CHF 300,000,000	206,554,668
CHF-Loan 1996-2006	2001	2006	3.250	CHF 150,000,000	103,277,334	CHF 150,000,000	103,277,334
CHF-Loan 1999-2009	1999	2009	3.000	CHF 850,000,000	585,238,226
CHF-Loan 1999-2009	2001	2009	3.000	CHF 300,000,000	206,554,668	CHF 300,000,000	206,554,668
Investment Loan 1986-2004/3	1986	2004	7.500	ATS 2,650,000,000	192,583,011
Investment Loan 1986-2004/6	1986	2004	7.500	ATS 1,992,000,000	144,764,286
EURO-DOLLAR-Loan 1986-2006/I	1986	2006	9.500	USD 102,000,000	97,263,278			CHF 200,000,000	137,703,112	USD 102,000,000	97,263,278
EURO-DOLLAR-Loan 1991-2003	1991	2003	8.500	USD 200,000,000	190,712,310			CHF 247,200,000	170,201,047	USD 200,000,000	190,712,310
EURO-DOLLAR-Loan 1992-2004	1992	2004	7.250	USD 400,000,000	381,424,621			CHF 551,943,000	380,021,344	USD 400,000,000	381,424,621
FRN-DOLLAR-Loan 1993-2003	1993	2003	var.	USD 200,000,000	190,712,310			CHF 295,100,000	203,180,942	USD 200,000,000	190,712,310
FRN-DOLLAR-Loan 1993-2003	1993	2003	var.	USD 100,000,000	95,356,155			CHF 147,550,000	101,590,471	USD 100,000,000	95,356,155
EURO-CAD-Loan 1993-2003	1993	2003	7.750	CAD 300,000,000	181,268,882			JPY 28,000,000,000	225,098,481	CAD 300,000,000	181,268,882
EURO-DOLLAR-Loan 1993-2008	1993	2008	6.250	USD 200,000,000	190,712,310			JPY 22,150,000,000	178,068,977	USD 200,000,000	190,712,310
EURO-STERLING-Loan 1994-2004	1994	2004	9.000	GBP 200,000,000	307,455,803			CHF 413,800,000	284,907,739	GBP 200,000,000	307,455,803
EURO-DOLLAR-Loan 1995-2005/I	1995	2005	8.250	USD 400,000,000	381,424,621			JPY 39,440,000,000	317,067,288	USD 400,000,000	381,424,621
EURO-STERLING-Loan 1998-2004	1998	2004	6.250	GBP 250,000,000	384,319,754			CHF 623,000,000	428,945,194	GBP 250,000,000	384,319,754
EURO-DOLLAR-Loan 1999-2009/I	1999	2009	5.250	USD 126,890,756	120,998,147	JPY 15,100,000,000	121,392,395	JPY 15,100,000,000	121,392,395	USD 126,890,756	120,998,147
EURO-DOLLAR-Loan 1999-2009/I	1999	2009	5.250	USD 125,000,000	119,195,194	EUR 118,000,000	118,000,000	EUR 118,000,000	118,000,000	USD 125,000,000	119,195,194
EURO-DOLLAR-Loan 1999-2009/I	1999	2009	5.250	USD 109,641,108	104,549,545	CHF 150,000,000	103,277,334	CHF 150,000,000	103,277,334	USD 109,641,108	104,549,545
EURO-DOLLAR-Loan 1999-2009/I	2002	2009	5.250	USD 35,650,624	33,995,064	USD 35,650,624	33,995,064	USD 35,650,624	33,995,064	CHF 60,000,000	41,310,934
EURO-DOLLAR-Loan 1999-2009/I	2002	2009	5.250					CHF 60,000,000	41,310,934	USD 35,650,624	33,995,064
EURO-DOLLAR-Loan 1999-2009/I	2002	2009	5.250	USD 208,268,301	198,596,645	USD 208,268,301	198,596,645	USD 208,268,301	198,596,645	JPY 24,736,000,000	198,858,429
EURO-DOLLAR-Loan 1999-2009/I	2002	2009	5.250					JPY 24,736,000,000	198,858,429	USD 208,268,301	198,596,645
EURO-DOLLAR-Loan 1999-2009/I	1999	2009	5.250	USD 33,640,000	32,077,811			JPY 4,080,000,000	32,800,064	USD 33,640,000	32,077,811
EURO-DOLLAR-Loan 1999-2009/I	1999	2009	5.250	USD 466,360,000	444,702,966			CHF 654,209,800	450,433,627	USD 466,360,000	444,702,966
EURO-DOLLAR-Loan 1999-2009/I	1999	2009	5.250	USD 140,358,892	133,840,843			CHF 192,025,000	132,212,200	USD 140,358,892	133,840,843
EURO-DOLLAR-Loan 1999-2009/I	1999	2009	5.250	USD 123,109,244	117,392,242			JPY 14,650,000,000	117,774,741	USD 123,109,244	117,392,242

		Financial debt before swap				Credit affiliates (*)		Credit swaps		Debt swaps
	Date of Issue	Maturity	Interest Rate (%)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
EURO-DOLLAR-Loan 1999-2009/I	2002	2009	5.250	USD 89,349,376	85,200,130			EUR 99,860,195	99,860,195	USD 89,349,376	85,200,130
EURO-DOLLAR-Loan 1999-2009/I	2002	2009	5.250	USD 11,000,000	10,489,177			EUR 11,167,513	11,167,513	USD 11,000,000	10,489,177
EURO-DOLLAR-Loan 1999-2009/I	2002	2009	5.250	USD 30,731,699	29,304,566			JPY 3,650,000,000	29,343,195	USD 30,731,699	29,304,566
EURO-DOLLAR-Loan 1999-2009/I	2002	2009	5.250	USD 100,000,000	95,356,155			EUR 102,347,510	102,347,510	USD 100,000,000	95,356,155
EURO-DOLLAR-Loan 1999-2009/I	2002	2009	5.250	USD 100,000,000	95,356,155			EUR 100,633,995	100,633,995	USD 100,000,000	95,356,155
EURO-DOLLAR-Loan 1999-2006/II	1999	2006	5.500	USD 125,944,584	120,095,913	JPY 15,000,000,000	120,588,472	JPY 15,000,000,000	120,588,472	USD 125,944,584	120,095,913
EURO-DOLLAR-Loan 1999-2006/II	1999	2006	5.500	USD 125,944,584	120,095,913	JPY 15,000,000,000	120,588,472	JPY 15,000,000,000	120,588,472	USD 125,944,584	120,095,913
EURO-DOLLAR-Loan 1999-2006/II	1999	2006	5.500	USD 248,110,831	236,588,949			JPY 29,550,000,000	237,559,289	USD 248,110,831	236,588,949
EURO-DOLLAR-Loan 1999-2006/II	2001	2006	5.500	USD 180,599,953	172,213,172			EUR 200,000,000	200,000,000	USD 180,599,953	172,213,172
EURO-DOLLAR-Loan 1999-2006/II	2001	2006	5.500	USD 180,599,953	172,213,172			EUR 200,000,000	200,000,000	USD 180,599,953	172,213,172
EURO-DOLLAR-Loan 1999-2006/II	2001	2006	5.500	USD 138,800,094	132,354,433			EUR 153,710,000	153,710,000	USD 138,800,094	132,354,433
EURO-GBP-Loan 1999-2029	1999	2029	4.750	GBP 50,300,199	77,325,440	GBP 50,300,199	77,325,440	GBP 50,300,199	77,325,440	EUR 78,000,000	78,000,000
EURO-GBP-Loan 1999-2029	1999	2029	4.750					EUR 78,000,000	78,000,000	GBP 50,300,199	77,325,440
EURO-GBP-Loan 1999-2029	1999	2029	4.750	GBP 50,300,199	77,325,440	GBP 50,300,199	77,325,440	GBP 50,300,199	77,325,440	EUR 78,000,000	78,000,000
EURO-GBP-Loan 1999-2029	1999	2029	4.750					EUR 78,000,000	78,000,000	GBP 50,300,199	77,325,440
EURO-GBP-Loan 1999-2029	1999	2029	4.750	GBP 99,399,602	152,804,922	GBP 99,399,602	152,804,922	GBP 99,399,602	152,804,922	EUR 154,137,938	154,137,938
EURO-GBP-Loan 1999-2029	1999	2029	4.750					EUR 154,137,938	154,137,938	GBP 99,399,602	152,804,922
ZAR-Loan 1999-2009	1999	2009	14.250	ZAR 100,000,000	11,099,518	ZAR 100,000,000	11,099,518	ZAR 100,000,000	11,099,518	EUR 15,582,392	15,582,392
ZAR-Loan 1999-2009	1999	2009	14.250					EUR 15,582,392	15,582,392	ZAR 100,000,000	11,099,518
INDEX-LINKED USD-Loan 2001-2003	2001	2006	0.008	USD 220,000,000	209,783,542			EUR 242,879,222	242,879,222	USD 220,000,000	209,783,542
EURO-DOLLAR-Loan 2001-2007/I	2001	2007	5.625	USD 100,000,000	95,356,155			EUR 113,500,000	113,500,000	USD 100,000,000	95,356,155
EURO-DOLLAR-Loan 2001-2009/II	2001	2009	5.750	USD 100,000,000	95,356,155			EUR 117,000,000	117,000,000	USD 100,000,000	95,356,155
EURO-DOLLAR-Loan 2001-2006/III	2002	2006	4.500	USD 150,000,000	143,034,233	USD 150,000,000	143,034,233	USD 150,000,000	143,034,233	EUR 170,260,000	170,260,000
EURO-DOLLAR-Loan 2001-2006/III	2002	2006	4.500					EUR 170,260,000	170,260,000	USD 150,000,000	143,034,233
EURO-DOLLAR-Loan 2001-2006/III	2001	2006	4.500	USD 500,000,000	476,780,776			EUR 541,000,000	541,000,000	USD 500,000,000	476,780,776
EURO-DOLLAR-Loan 2001-2006/III	2002	2006	4.500	USD 100,000,000	95,356,155			EUR 111,982,083	111,982,083	USD 100,000,000	95,356,155
CHF-Loan 2002-2012/I	2002	2012	3.375	CHF 1,000,000,000	688,515,560
NOK-Loan 2002-2007	2002	2007	6.500	NOK 200,000,000	27,489,142			EUR 25,445,293	25,445,293	NOK 200,000,000	27,489,142
NOK-Loan 2002-2007	2002	2007	6.500	NOK 200,000,000	27,489,142			EUR 25,445,293	25,445,293	NOK 200,000,000	27,489,142
EURO-DOLLAR-Loan 2002-2012/I	2002	2012	5.500	USD 500,000,000	476,780,776			CHF 849,000,000	584,549,711	USD 500,000,000	476,780,776
EURO-DOLLAR-Loan 2002-2012/I	2002	2012	5.500	USD 17,000,000	16,210,546			EUR 18,809,471	18,809,471	USD 17,000,000	16,210,546
EURO-DOLLAR-Loan 2002-2012/I	2002	2012	5.500	USD 83,000,000	79,145,609			CHF 134,310,600	92,474,938	USD 83,000,000	79,145,609
EURO-DOLLAR-Loan 2002-2007/II	2002	2007	5.000	USD 500,000,000	476,780,776			EUR 573,394,495	573,394,495	USD 500,000,000	476,780,776
EURO-DOLLAR-Loan 2002-2007/II	2002	2007	5.000	USD 100,000,000	95,356,155			EUR 109,709,270	109,709,270	USD 100,000,000	95,356,155
CHF-Loan 2002-2007/II	2002	2007	3.000	CHF 200,000,000	137,703,112
CHF-Loan 2002-2007/II	2002	2007	3.000	CHF 300,000,000	206,554,668	CHF 300,000,000	206,554,668
ZAR-Loan 2002-2006	2002	2006	12.000	ZAR 300,000,000	33,298,555			EUR 31,120,332	31,120,332	ZAR 300,000,000	33,298,555
EURO-DOLLAR-Loan 2002-2010/III	2002	2010	4.375	USD 500,000,000	476,780,776			EUR 515,517,064	515,517,064	USD 500,000,000	476,780,776
EURO-DOLLAR-Loan 2002-2006/IV	2002	2006	3.000	USD 400,000,000	381,424,621	USD 400,000,000	381,424,621	USD 400,000,000	381,424,621	CHF 604,000,000	415,863,399
EURO-DOLLAR-Loan 2002-2006/IV	2002	2006	3.000					CHF 604,000,000	415,863,399	USD 400,000,000	381,424,621
EURO-DOLLAR-Loan 2002-2006/IV	2002	2006	3.000	USD 176,926,158	168,709,982	USD 176,926,158	168,709,982	USD 176,926,158	168,709,982	CHF 265,000,000	182,456,624
EURO-DOLLAR-Loan 2002-2006/IV	2002	2006	3.000					CHF 265,000,000	182,456,624	USD 176,926,158	168,709,982
EURO-DOLLAR-Loan 2002-2006/IV	2002	2006	3.000	USD 73,073,842	69,680,406	USD 73,073,842	69,680,406	USD 73,073,842	69,680,406	CHF 109,450,000	75,358,028
EURO-DOLLAR-Loan 2002-2006/IV	2002	2006	3.000					CHF 109,450,000	75,358,028	USD 73,073,842	69,680,406
Federal Obligations 1999-2012	1999	2012	4.940	EUR 250,000,000	250,000,000	EUR 250,000,000	250,000,000
Federal Obligations 2002-2008/1	2002	2008	6.500	EUR 109,009,251	109,009,251
Federal Obligations 2002-2011/2	2002	2011	6.890	EUR 145,345,668	145,345,668
Federal Obligations 2002-2005/3	2002	2005	4.570	EUR 76,306,476	76,306,476
Federal Obligations 2002-2006/4	2002	2006	4.500	EUR 76,306,476	76,306,476
FRF-BONDS1991-2006/I	1991	2006	var.	EUR 56,793,976	56,793,976			CHF 93,136,016	64,125,596	EUR 56,793,976	56,793,976
FRF-BONDS1991-2006/II	1991	2006	var.	EUR 111,749,325	111,749,325			CHF 186,702,134	128,547,324	EUR 111,749,340	111,749,340
FRF-BONDS1991-2006/III	1991	2006	var.	EUR 82,903,885	82,903,885			CHF 135,953,473	93,606,082	EUR 82,903,894	82,903,894
Federal Obligations 1995-06/11	1995	2006	0.000	ATS 1,000,000,000	72,672,834
Federal Obligations 1996-08/1	1996	2008	0.000	ATS 1,000,000,000	72,672,834
JPY-Bonds 1995-2010	1995	2010	3.200	JPY 15,000,000,000	120,588,472
JPY-Bonds 1996-2012	1996	2012	3.230	JPY 10,000,000,000	80,392,314
JPY-Bonds 1996-2011	1996	2011	3.360	JPY 15,000,000,000	120,588,472
Federal Obligations 1986-2004/5/A	1986	2004	7.500	ATS 1,000,000,000	72,672,834
Federal Obligations 1986-2006/17/A	1986	2006	7.750	ATS 750,000,000	54,504,626

		Financial debt before swap				Credit affiliates (*)		Credit swaps		Debt swaps
	Date of Issue	Maturity	Interest Rate (%)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Federal Obligations 1988-2003/20	1988	2003	6.875	ATS 1,320,000,000	95,928,141
Federal Obligations 1995-2007/12	1995	2007	var.	ATS 150,000,000	10,900,925
Federal Obligations 1995-2005/13	1995	2003	6.375	ATS 60,000,000	4,360,370
Federal Obligations 1996-2008/2	1996	2008	6.500	ATS 350,000,000	25,435,492
Federal Obligations 1998-2010/2	1998	2010	5.200	ATS 2,378,250	172,834
Federal Obligations 1998-2010/2	1998	2010	5.200	ATS 997,621,750	72,500,000			JPY 7,741,550,000	62,236,112	EUR 72,500,000	72,500,000
Federal Obligations 1994-2004/3	1994	2004	5.750	ATS 700,000,000	50,870,984
Federal Obligations 1995-2003/1	1995	2003	7.600	ATS 1,000,000,000	72,672,834
Federal Obligations 1995-2003/2	1995	2003	7.625	ATS 1,000,000,000	72,672,834
Federal Obligations 1995-2003/3	1995	2003	7.510	ATS 1,000,000,000	72,672,834
Federal Obligations 1995-2015/6	1995	2015	7.250	ATS 300,000,000	21,801,850
Federal Obligations 1995-2015/7	1995	2015	7.375	ATS 250,000,000	18,168,209
Federal Obligations 1995-2010/9	1995	2010	7.400	ATS 200,000,000	14,534,567
Federal Obligations 1995-2009/10	1995	2009	7.188	ATS 200,000,000	14,534,567
Federal Obligations 1996-2010/3	1996	2010	6.800	ATS 300,000,000	21,801,850
Federal Obligations 1998-2006/1	1998	2006	4.781	ATS 200,000,000	14,534,567
JPY/DEM-Bonds 1996-2011/III	1996	2011	0.000	JPY 5,000,000,000	40,196,157
Federal Obligations 1998-2010/3	1998	2010	5.200	ATS 1,000,000,000	72,672,834	ATS 1,000,000,000	72,672,834
Federal Obligations 1998-2010/4	1998	2010	4.500	ATS 2,378,250	172,834
Federal Obligations 1998-2010/4	1998	2010	4.500	ATS 997,621,750	72,500,000			JPY 7,745,175,000	62,265,254	EUR 72,500,000	72,500,000
AUD/JPY-Bonds 2001-2021	2001	2021	3.500	JPY 2,000,000,000	16,078,463			EUR 18,315,000	18,315,000	JPY 2,000,000,000	16,078,463
USD/JPY-Bonds 2001-2021/I	2001	2021	4.000	JPY 1,000,000,000	8,039,231			EUR 9,132,400	9,132,400	JPY 1,000,000,000	8,039,231
USD/JPY-Bonds 2001-2031/II SWAP	2001	2031	4.000	JPY 3,000,000,000	24,117,694			EUR 27,473,000	27,473,000	JPY 3,000,000,000	24,117,694
USD/CMS-Bonds 2001-2016	2001	2016	2.802	JPY 1,000,000,000	8,039,231			EUR 9,170,946	9,170,946	JPY 1,000,000,000	8,039,231
JPY/USD-Bonds 2002-2027	2002	2027	4.000	JPY 1,000,000,000	8,039,231			EUR 8,805,000	8,805,000	JPY 1,000,000,000	8,039,231
USD/CMS-Bonds 2002-2017	2002	2017	var.	JPY 1,000,000,000	8,039,231			EUR 8,470,000	8,470,000	JPY 1,000,000,000	8,039,231
JPY/AUD-Bonds 2002-2022/I	2002	2022	3.000	JPY 1,000,000,000	8,039,231			EUR 8,687,000	8,687,000	JPY 1,000,000,000	8,039,231
JPY/USD-Bonds 2002-2022/II	2002	2022	3.000	JPY 2,100,000,000	16,882,386	JPY 2,100,000,000	16,882,386
SWAP 2002 6 L	2002	2022	3.000					JPY 2,100,000,000	16,882,386	EUR 18,028,000	18,028,000
SWAP 2002 6 B	2002	2022	var.					EUR 18,028,000	18,028,000	JPY 2,100,000,000	16,882,386
JPY/USD-Bonds 2002-2032/III	2002	2032	4.000	JPY 1,000,000,000	8,039,231			EUR 8,520,000	8,520,000	JPY 1,000,000,000	8,039,231
JPY/USD-Bonds 2002-2022/IV	2002	2022	3.000	JPY 1,100,000,000	8,843,155			EUR 9,366,000	9,366,000	JPY 1,100,000,000	8,843,155
JPY/USD-Bonds 2002-2032/V	2002	2032	4.000	JPY 1,600,000,000	12,862,770			EUR 13,613,000	13,613,000	JPY 1,600,000,000	12,862,770
JPY/USD-Bonds 2002-2032/VI	2002	2032	5.100	JPY 1,100,000,000	8,843,155			EUR 9,349,000	9,349,000	JPY 1,100,000,000	8,843,155
JPY/USD-Bonds 2002-2022/VII	2002	2022	3.500	JPY 1,800,000,000	14,470,617			EUR 15,404,000	15,404,000	JPY 1,800,000,000	14,470,617
JPY/USD-Bonds 2002-2032/VIII	2002	2032	4.000	JPY 1,000,000,000	8,039,231			EUR 8,569,000	8,569,000	JPY 1,000,000,000	8,039,231
JPY/USD-Bonds 2002-2027/IX	2002	2027	3.500	JPY 1,000,000,000	8,039,231			EUR 8,530,000	8,530,000	JPY 1,000,000,000	8,039,231
JPY/USD-Bonds 2002-2022/X	2002	2022	3.000	JPY 1,000,000,000	8,039,231			EUR 8,621,000	8,621,000	JPY 1,000,000,000	8,039,231
JPY/USD-Bonds 2002-2022/XI	2002	2022	3.000	JPY 1,300,000,000	10,451,001			EUR 11,174,000	11,174,000	JPY 1,300,000,000	10,451,001
JPY/AUD-Bonds 2002-2032/XII	2002	2032	5.000	JPY 1,100,000,000	8,843,155			EUR 9,373,000	9,373,000	JPY 1,100,000,000	8,843,155
JPY/AUD-Bonds 2002-2032/XIII	2002	2032	4.000	JPY 2,000,000,000	16,078,463			EUR 16,916,000	16,916,000	JPY 2,000,000,000	16,078,463
JPY/AUD-Bonds 2002-2027/XIV	2002	2027	3.000	JPY 1,000,000,000	8,039,231			EUR 8,270,000	8,270,000	JPY 1,000,000,000	8,039,231
BUNDESSCHAETZE 2002-2032	2002	2032	1.000	EUR 387,784,472	387,784,472
BUNDESSCHAETZE 2002-2032/BS1	2002	2032	var.	EUR 74,039,510	74,039,510
BUNDESSCHAETZE 2002-2032/BS3	2002	2032	var.	EUR 24,946,693	24,946,693
BUNDESSCHAETZE 2002-2032/BS6	2002	2032	var.	EUR 13,229,326	13,229,326
GBP-AUSTRIAN TREASURY BILLS 2002/9	2002	2003	var.	GBP 14,000,000	21,521,906			EUR 21,943,574	21,943,574	GBP 14,000,000	21,521,906
USD-AUSTRIAN TREASURY BILLS 2002/59	2002	2003	var.	USD 26,000,000	24,792,600			EUR 26,790,314	26,790,314	USD 26,000,000	24,792,600
USD-AUSTRIAN TREASURY BILLS 2002/71	2002	2003	var.	USD 30,000,000	28,606,847	USD 30,000,000	28,606,847
USD-AUSTRIAN TREASURY BILLS 2002/71	2002	2003	var.					USD 30,000,000	28,606,847	EUR 30,537,459	30,537,459
USD-AUSTRIAN TREASURY BILLS 2002/71	2002	2003	var.					EUR 30,537,459	30,537,459	USD 30,000,000	28,606,847
USD-AUSTRIAN TREASURY BILLS 2002/75	2002	2003	var.	USD 15,000,000	14,303,423	USD 15,000,000	14,303,423
USD-AUSTRIAN TREASURY BILLS 2002/75	2002	2003	var.					USD 15,000,000	14,303,423	EUR 15,163,769	15,163,769
USD-AUSTRIAN TREASURY BILLS 2002/75	2002	2003	var.					EUR 15,163,769	15,163,769	USD 15,000,000	14,303,423
AUSTRIAN TREASURY BILLS/5	1999	2006	var.	EUR 25,000,000	25,000,000
AUSTRIAN TREASURY BILLS/7	1999	2005	var.	EUR 185,000,000	185,000,000
AUSTRIAN TREASURY BILLS/8	1999	2005	var.	EUR 185,000,000	185,000,000
AUSTRIAN TREASURY BILLS/9	1999	2006	var.	EUR 185,000,000	185,000,000
AUSTRIAN TREASURY BILLS/10	1999	2005	var.	EUR 185,000,000	185,000,000

		Financial debt before swap				Credit affiliates (*)		Credit swaps		Debt swaps
	Date of Issue	Maturity	Interest Rate (%)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
EURO-AUSTRIAN TREASURY BILLS 2002/31	2002	2003	var.	EUR 55,000,000	55,000,000
EURO-AUSTRIAN TREASURY BILLS 2002/35	2002	2003	var.	EUR 40,000,000	40,000,000	EUR 40,000,000	40,000,000
EURO-AUSTRIAN TREASURY BILLS 2002/38	2002	2003	var.	EUR 10,000,000	10,000,000	EUR 10,000,000	10,000,000
Credit from various Insurance Companies 1999/I/F	1999	2009	5.250	EUR 20,000,000	20,000,000
Trust Credit from various Insurance Companies 1985	1985	2003	var.	ATS 93,000,000	6,758,574
Trust Credit from various Insurance Companies 1986	1986	2003	var.	ATS 1,531,800,000	111,320,247
Trust Credit from various Insurance Companies 1986/II	1986	2003	var.	ATS 2,518,500,000	183,026,533
Trust Credit from various Insurance Companies 1987	1987	2003	var.	ATS 2,545,500,000	184,988,699
Trust Credit from various Insurance Companies 1988	1988	2003	var.	ATS 2,169,000,000	157,627,377
Credit from various Insurance Companies 1988	1988	2005	7.125	ATS 300,000,000	21,801,850
Trust Credit from various Insurance Companies 1989/I/S	1989	2003	var.	ATS 1,397,800,000	101,582,088
Trust Credit from various Insurance Companies 1989/II/F	1989	2005	7.000	ATS 2,917,500,000	212,022,994
Trust Credit from various Insurance Companies 1989/IV/F	1989	2003	7.750	ATS 3,993,600,000	290,226,231
Credit from various Insurance Companies 1990/B	1990	2006	var.	ATS 520,000,000	37,789,874
Credit from various Insurance Companies 1991/B	1991	2006	var.	ATS 3,293,000,000	239,311,643
Credit from various Insurance Companies 1991/II/B	1991	2003	var.	ATS 1,516,800,000	110,230,155
Credit from various Insurance Companies 1992/B	1992	2003	var.	ATS 1,147,350,000	83,381,176
Credit from various Insurance Companies 1992/IV/B	1992	2003	var.	ATS 405,850,000	29,494,270
Credit from various Insurance Companies 1992/V/B	1992	2003	var.	ATS 15,000,000	1,090,093
Credit from various Insurance Companies 1992/VI/B	1992	2003	var.	ATS 1,938,800,000	140,898,091
Credit from various Insurance Companies 1992/IX/B	1992	2003	var.	ATS 621,000,000	45,129,830
Credit from various Insurance Companies 1992/X/F	1992	2003	7.875	ATS 138,400,000	10,057,920
Credit from various Insurance Companies 1993/I/F	1993	2003	7.300	ATS 215,900,000	15,690,065
Credit from various Insurance Companies 1993/I/B	1993	2004	var.	ATS 1,079,500,000	78,450,324
Credit from various Insurance Companies 1993/II/F	1993	2003	7.063	ATS 115,500,000	8,393,712
Credit from various Insurance Companies 1993/II/B	1993	2004	var.	ATS 577,500,000	41,968,562
Credit from various Insurance Companies 1993/III/F	1993	2003	7.063	ATS 17,800,000	1,293,576
Credit from various Insurance Companies 1993/III/B	1993	2004	var.	ATS 1,112,000,000	80,812,192
Credit from various Insurance Companies 1993/IV/F	1993	2003	7.250	ATS 57,700,000	4,193,223
Credit from various Insurance Companies 1993/IV/B	1993	2004	var.	ATS 674,500,000	49,017,827
Credit from various Insurance Companies 1993/V/F	1993	2004	6.750	ATS 492,000,000	35,755,034
Credit from various Insurance Companies 1993/V/B	1993	2004	var.	ATS 519,000,000	37,717,201
Credit from various Insurance Companies 1994/I/F	1994	2003	6.250	ATS 350,000,000	25,435,492
Credit from various Insurance Companies 1994/I/B	1994	2003	var.	ATS 1,890,000,000	137,351,657
Credit from various Insurance Companies 1994/II/F	1994	2003	6.063	ATS 7,000,000	508,710
Credit from various Insurance Companies 1994/II/B	1994	2003	var.	ATS 2,191,000,000	159,226,180
Credit from various Insurance Companies 1994/III/F	1994	2003	6.750	ATS 1,301,000,000	94,547,357
Credit from various Insurance Companies 1994/III/B	1994	2003	var.	ATS 958,000,000	69,620,575
Credit from various Insurance Companies 1994/IV/F	1994	2003	7.375	ATS 2,837,000,000	206,172,831
Credit from various Insurance Companies 1994/IV/B	1994	2003	var.	ATS 12,000,000	872,074
Credit from various Insurance Companies 1994/V/F	1994	2005	7.800	ATS 2,806,500,000	203,956,309
Credit from various Insurance Companies 1994/V/B	1994	2005	var.	ATS 193,500,000	14,062,193
Credit from various Insurance Companies 1994/IX/B	1994	2005	var.	ATS 30,000,000	2,180,185
Credit from various Insurance Companies 1994/IX/F	1994	2005	8.000	ATS 4,160,000,000	302,318,990
Credit from various Insurance Companies 1995/I/F	1995	2005	8.000	ATS 802,000,000	58,283,613
Credit from various Insurance Companies 1995/I/B	1995	2005	var.	ATS 8,000,000	581,383
Credit from various Insurance Companies 1995/III/F	1995	2006	7.950	ATS 13,323,000,000	968,220,170
Credit from various Insurance Companies 1995/III/B	1995	2006	var.	ATS 51,000,000	3,706,315
Credit from various Insurance Companies 1995/IV/F	1995	2006	7.700	ATS 2,974,000,000	216,129,009
Credit from various Insurance Companies 1995/IV/B	1995	2006	var.	ATS 65,000,000	4,723,734
Credit from various Insurance Companies 1995/V/F	1995	2006	7.400	ATS 1,973,500,000	143,419,838
Credit from various Insurance Companies 1995/V/B	1995	2006	var.	ATS 22,500,000	1,635,139
Credit from various Insurance Companies 1995/VI/F	1995	2006	7.400	ATS 2,561,000,000	186,115,128
Credit from various Insurance Companies 1995/VI/B	1995	2006	var.	ATS 14,000,000	1,017,420
Credit from various Insurance Companies 1995/VII/F	1995	2008	7.250	ATS 2,552,000,000	185,461,073
Credit from various Insurance Companies 1995/VII/B	1995	2006	var.	ATS 26,000,000	1,889,494
Credit from various Insurance Companies 1995/VIII/F	1995	2008	7.188	ATS 1,491,000,000	108,355,196
Credit from various Insurance Companies 1995/VIII/B	1995	2006	var.	ATS 20,000,000	1,453,457
Credit from various Insurance Companies 1995/IX/F	1995	2003	6.750	ATS 345,900,000	25,137,533

		Financial debt before swap				Credit affiliates (*)		Credit swaps		Debt swaps
	Date of Issue	Maturity	Interest Rate (%)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Credit from various Insurance Companies 1995/X/F	1995	2008	7.188	ATS 1,443,500,000	104,903,236
Credit from various Insurance Companies 1995/XI/F	1995	2008	7.000	ATS 250,000,000	18,168,209
Credit from various Insurance Companies 1995/XII/F	1995	2003	6.500	ATS 363,000,000	26,380,239
Credit from various Insurance Companies 1995/XIII/F	1995	2008	6.875	ATS 2,015,000,000	146,435,761
Credit from various Insurance Companies 1996/I/F	1996	2003	6.200	ATS 320,000,000	23,255,307
Credit from various Insurance Companies 1996/II/F	1996	2009	6.700	ATS 1,107,000,000	80,448,827
Credit from various Insurance Companies 1996/IV/F	1996	2003	6.063	ATS 328,800,000	23,894,828
Credit from various Insurance Companies 1996/V/F	1996	2009	6.500	ATS 2,089,000,000	151,813,551
Credit from various Insurance Companies 1996/VII/F	1996	2003	6.500	ATS 485,600,000	35,289,928
Credit from various Insurance Companies 1996/VIII/F	1996	2009	6.875	ATS 1,393,000,000	101,233,258
Credit from various Insurance Companies 1996/IX/F	1996	2003	6.400	ATS 506,400,000	36,801,523
Credit from various Insurance Companies 1996/X/F	1996	2009	6.800	ATS 1,897,000,000	137,860,366
Credit from various Insurance Companies 1996/XI/F	1996	2003	6.125	ATS 2,131,100,000	154,873,077
Credit from various Insurance Companies 1996/XII/F	1996	2004	6.850	ATS 3,972,000,000	288,656,497
Credit from various Insurance Companies 1996/XIV/F	1996	2006	6.938	ATS 2,725,000,000	198,033,473
Credit from various Insurance Companies 1996/XV/F	1996	2006	6.900	ATS 200,000,000	14,534,567
Credit from various Insurance Companies 1996/XVI/F	1996	2003	6.450	ATS 2,440,800,000	177,379,854
Credit from various Insurance Companies 1996/XVII/F	1996	2005	6.625	ATS 995,000,000	72,309,470
Credit from various Insurance Companies 1996/XVIII/F	1996	2003	6.063	ATS 708,000,000	51,452,367
Credit from various Insurance Companies 1996/XIX/F	1996	2005	6.300	ATS 450,000,000	32,702,775
Credit from various Insurance Companies 1996/XX/F	1996	2003	6.100	ATS 604,000,000	43,894,392
Credit from various Insurance Companies 1996/XXI/F	1996	2005	6.350	ATS 255,000,000	18,531,573
Credit from various Insurance Companies 1997/I/F	1997	2003	5.650	ATS 142,000,000	10,319,542
Credit from various Insurance Companies 1997/II/F	1997	2006	6.000	ATS 570,000,000	41,423,515
Credit from various Insurance Companies 1997/III/F	1997	2003	5.600	ATS 1,000,000,000	72,672,834
Credit from various Insurance Companies 1997/V/F	1997	2003	5.300	ATS 206,280,000	14,990,952
Credit from various Insurance Companies 1997/VI/F	1997	2003	5.000	ATS 61,800,000	4,491,181
Credit from various Insurance Companies 1997/VII/F	1997	2003	4.900	ATS 60,000,000	4,360,370
Credit from various Insurance Companies 1997/VIII/F	1997	2003	4.625	ATS 14,500,000	1,053,756
Credit from various Insurance Companies 1997/IX/F	1997	2003	5.063	ATS 3,000,000	218,019
Credit from various Insurance Companies 1997/X/F	1997	2003	4.813	ATS 1,000,000	72,673
Credit from various Insurance Companies 1997/XI/F	1997	2003	5.350	ATS 3,000,000	218,019
Credit from various Insurance Companies 1998/I/F	1998	2005	5.063	ATS 33,000,000	2,398,204
Credit from various Insurance Companies 1998/II/F	1998	2004	5.000	ATS 8,000,000	581,383
Credit from various Insurance Companies 1998/III/F	1998	2005	4.900	ATS 3,000,000	218,019
Credit from various Insurance Companies 1998/IV/F	1998	2004	4.813	ATS 42,000,000	3,052,259
Credit from various Insurance Companies 1998/V/F	1998	2008	4.688	ATS 100,000,000	7,267,283
Credit from various Insurance Companies 1998/VI/F	1998	2008	4.250	ATS 290,000,000	21,075,122
Credit from various Banks 1999/I/F	1999	2007	3.700	EUR 110,000,000	110,000,000
Credit from various Banks 1999/II/F	1999	2007	3.900	EUR 75,000,000	75,000,000
Credit from various Banks 1999/III/F	1999	2007	3.800	EUR 15,000,000	15,000,000
Credit from various Banks 1999/V/F	1999	2007	4.250	EUR 12,000,000	12,000,000
Credit from various Banks 1999/VI/F	1999	2007	4.650	EUR 110,000,000	110,000,000
EUR-Open-market Credit 1999-2006	1999	2003	4.525	EUR 31,650,267	31,650,267	EUR 31,650,267	31,650,267
Credit from various Banks 1999/VIII/F	1999	2007	4.950	EUR 20,000,000	20,000,000
Credit from various Banks 2000/I/F	2000	2008	5.600	EUR 75,000,000	75,000,000
Credit from various Banks 2000/II/F	2000	2009	5.438	EUR 20,000,000	20,000,000
Credit from various Banks 2000/IV/F	2000	2009	5.375	EUR 20,000,000	20,000,000
Credit from various Banks 2000/VI/F	2000	2010	5.450	EUR 20,000,000	20,000,000
Credit from various Banks 2000/VIII/F	2000	2005	6.950	EUR 87,180,000	87,180,000	EUR 87,180,000	87,180,000
Credit from various Banks 2000/IX/B	2000	2007	var.	EUR 72,670,000	72,670,000	EUR 72,670,000	72,670,000
Credit from various Banks 2000/X/F	2000	2004	6.500	EUR 18,160,000	18,160,000	EUR 18,160,000	18,160,000
Credit from various Banks 2000/XI/F	2000	2004	6.975	EUR 109,000,000	109,000,000	EUR 109,000,000	109,000,000
Credit from various Banks 2000/XII/B	2000	2006	var.	EUR 72,670,000	72,670,000	EUR 72,670,000	72,670,000
Credit from various Banks 2001/II/F	2001	2011	5.000	EUR 15,000,000	15,000,000
Credit from various Banks 2001/III/F	2001	2009	5.100	EUR 40,000,000	40,000,000
Credit from various Banks 2001/IV/F	2001	2011	5.280	EUR 20,000,000	20,000,000
Credit from various Banks 2001/V/F	2001	2011	5.000	EUR 15,000,000	15,000,000
Credit from various Banks 2002/I/F	2002	2008	5.500	EUR 75,000,000	75,000,000

		Financial debt before swap				Credit affiliates (*)		Credit swaps		Debt swaps
	Date of Issue	Maturity	Interest Rate (%)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Credit from various Banks 2002/II/F	2002	2004	4.600	EUR 109,009,251	109,009,251
Credit from various Banks 2002/III/F	2002	2009	4.800	EUR 40,000,000	40,000,000
Credit from various Banks 2002/IV/F	2002	2008	5.500	EUR 75,000,000	75,000,000
Credit from various Banks 2002/V/F	2002	2007	4.950	EUR 75,000,000	75,000,000
Credit from various Banks 2002/VI/F	2002	2008	5.300	EUR 75,000,000	75,000,000
Credit from various Banks 2002/VII/F	2002	2009	5.010	EUR 40,000,000	40,000,000
Credit from various Banks 2002/VIII/F	2002	2010	4.870	EUR 40,000,000	40,000,000
Credit from various Banks 2002/IX/F	2002	2009	4.000	EUR 30,000,000	30,000,000
Credit from various Banks 2002/X/F	2002	2009	5.125	EUR 30,000,000	30,000,000
Credit from various Banks 2002/XI/B	2002	2010	var.	EUR 21,801,850	21,801,850
Credit from various Banks 2002/XII/F	2002	2012	4.900	EUR 75,000,000	75,000,000
Credit from various Banks 2002/XIII/F	2002	2010	5.250	EUR 35,000,000	35,000,000
Credit from various Banks 2002/XIV/F	2002	2010	5.000	EUR 35,000,000	35,000,000
Credit from various Banks 2002/XV/F	2002	2010	4.330	EUR 35,000,000	35,000,000
Credit from various Banks 1996/V	1996	2008	0.000	ATS 1,000,000,000	72,672,834
JPY-Special-Credit 1988-2013/I	1988	2003	5.500	JPY 10,000,000,000	80,392,314
JPY-Special-Credit 1988-2005/II	1988	2005	5.400	JPY 5,000,000,000	40,196,157
JPY-Special-Credit 1988-2013/III	1988	2003	5.500	JPY 5,000,000,000	40,196,157
JPY-Special-Credit 1993-2005/I	1993	2005	4.875	JPY 10,000,000,000	80,392,314
JPY-Special-Credit 1994-2006/I	1994	2006	3.800	JPY 5,000,000,000	40,196,157
JPY-Special-Credit 1994-2006/II	1994	2006	3.500	JPY 5,000,000,000	40,196,157
JPY-Special-Credit 1994-2014/III	1994	2014	4.000	JPY 10,000,000,000	80,392,314
JPY-Special-Credit 1994-2009/IV	1994	2009	3.750	JPY 10,000,000,000	80,392,314
JPY-Special-Credit 1995-2007/I	1995	2007	4.850	JPY 10,000,000,000	80,392,314
JPY-Special-Credit 1995-2005/III	1995	2005	4.230	JPY 5,000,000,000	40,196,157
DEM-Credit 1994-2024/II	1994	2024	6.500	DEM 50,000,000	25,564,594
DEM-Credit 1995-2024/I	1995	2024	6.500	DEM 630,000,000	322,113,885
Conversion Credit 1981/12	1981	2003	var.	ATS 120,000,000	8,720,740
DEM-Credit 1995-2024/II	1995	2024	6.250	DEM 89,310,000	45,663,478
DEM-Credit 1995-2024/IV	1995	2024	6.070	DEM 44,503,783	22,754,423
DEM-Credit 1996-2024	1996	2024	6.380	DEM 50,000,000	25,564,594
Credit from various Banks 1983/IV/V	1983	2003	var.	ATS 151,500,000	11,009,934
Credit from various Banks 1983/VI/V	1983	2003	var.	ATS 158,900,000	11,547,713
Credit from various Banks 1983/VII/V	1983	2003	var.	ATS 203,612,339	14,797,086
Credit from various Banks 1983/VIII/V	1983	2003	var.	ATS 52,774,000	3,835,236
Credit from various Banks 1984/V/S	1984	2003	var.	ATS 23,500,000	1,707,812
Credit from various Banks 1984/IX	1984	2003	var.	ATS 720,000,000	52,324,441
Credit from various Banks 1984/XIII	1984	2003	var.	ATS 660,000,000	47,964,071
Credit from various Banks 1984/XV/V	1984	2003	var.	ATS 530,600,000	38,560,206
Credit from various Banks 1984/XVII/S	1984	2003	var.	ATS 1,050,000,000	76,306,476
Credit from various Banks 1984/XVIII/V	1984	2003	var.	ATS 160,000,000	11,627,653
Credit from various Banks 1985/III	1985	2003	var.	ATS 3,206,666,667	233,037,555
Credit from various Banks 1985/V/V	1985	2003	var.	ATS 88,500,000	6,431,546
Credit from various Banks 1985/VII	1985	2003	var.	ATS 433,332,000	31,491,465
Credit from various Banks 1985/VIII	1985	2006	var.	ATS 1,500,000,000	109,009,251
Credit from various Banks 1985/X/V	1985	2003	var.	ATS 152,800,000	11,104,409
Credit from various Banks 1985/XII	1985	2006	var.	ATS 1,000,000,000	72,672,834
Credit from various Banks 1985/XV/V	1985	2003	var.	ATS 223,200,000	16,220,577
Credit from various Banks 1985/XVII	1985	2008	var.	ATS 1,000,000,000	72,672,834
Credit from various Banks 1985/XIX/V	1985	2003	var.	ATS 12,000,000	872,074
Credit from various Banks 1986/IV	1986	2004	var.	ATS 3,500,000,000	254,354,920
Credit from various Banks 1986/IX/V	1986	2003	var.	ATS 1,692,000,000	122,962,435
Credit from various Banks 1986/XII	1986	2005	var.	ATS 3,000,000,000	218,018,503
Credit from various Banks 1986/XVI/S	1986	2005	var.	ATS 3,000,000,000	218,018,503
Credit from various Banks 1986/XIX	1986	2003	var.	ATS 180,000,000	13,081,110
Credit from various Banks 1986/XXIII	1986	2005	var.	ATS 1,700,000,000	123,543,818
Credit from various Banks 1987/XI/V	1987	2003	var.	ATS 3,910,000,000	284,150,782
Credit from various Banks 1987/XVII/V	1987	2003	var.	ATS 3,855,000,000	280,153,776
Credit from various Banks 1988/V	1988	2003	var.	ATS 544,314,000	39,556,841

		Financial debt before swap				Credit affiliates (*)		Credit swaps		Debt swaps
	Date of Issue	Maturity	Interest Rate (%)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Credit from various Banks 1988/II/S	1988	2003	var.	ATS 1,470,000,000	106,829,066
Credit from various Banks 1988/VI	1988	2005	7.125	ATS 1,500,000,000	109,009,251
Credit from various Banks 1988/VII	1988	2006	7.125	ATS 400,000,000	29,069,134
Credit from various Banks 1988/IX	1988	2003	6.875	ATS 300,000,000	21,801,850
Credit from various Banks 1988/XII/V	1988	2003	var.	ATS 28,400,000	2,063,908
Credit from various Banks 1988/XIII/S	1988	2003	var.	ATS 80,000,000	5,813,827
Credit from various Banks 1988/XVI	1988	2003	6.875	ATS 250,000,000	18,168,209
Credit from various Banks 1988/XVIII	1988	2004	7.000	ATS 500,000,000	36,336,417
Credit from various Banks 1988/XIX	1988	2006	7.000	ATS 750,000,000	54,504,626
Credit from various Banks 1988/XX	1988	2005	6.900	ATS 600,000,000	43,603,701
Credit from various Banks 1988/XXI	1988	2006	7.000	ATS 150,000,000	10,900,925
Credit from various Banks 1988/XXIII	1988	2006	7.000	ATS 300,000,000	21,801,850
Credit from various Banks 1988/XXIV	1988	2003	6.750	ATS 300,000,000	21,801,850
Credit from various Banks 1989/II/F	1989	2007	7.000	ATS 500,000,000	36,336,417
Credit from various Banks 1989/III/F	1989	2007	7.000	ATS 100,000,000	7,267,283
Credit from various Banks 1989/VII/F	1989	2007	7.000	ATS 700,000,000	50,870,984
Credit from various Banks 1989/X/F	1989	2005	7.000	ATS 550,000,000	39,970,059
Credit from various Banks 1989/XI/F	1989	2005	7.000	ATS 250,000,000	18,168,209
Credit from various Banks 1989/XII/F	1989	2003	7.125	ATS 200,000,000	14,534,567
JPY-Special-Credit 1994-2004/V	1994	2004	4.500	JPY 10,000,000,000	80,392,314
Credit from various Banks 1989/XIII/F	1989	2003	7.125	ATS 270,000,000	19,621,665
JPY-Special-Credit 1994-2004/VI	1994	2004	4.400	JPY 5,000,000,000	40,196,157
Credit from various Banks 1989/XIV/F	1989	2003	7.250	ATS 510,000,000	37,063,145
JPY-Special-Credit 1994-2004/VII	1994	2004	4.540	JPY 10,000,000,000	80,392,314
Credit from various Banks 1989/XV/F	1989	2003	7.375	ATS 300,000,000	21,801,850
JPY-Special-Credit 1994-2004/VIII	1994	2004	4.400	JPY 9,000,000,000	72,353,083
Credit from various Banks 1989/XVI/F	1989	2003	7.250	ATS 200,000,000	14,534,567
JPY-Special-Credit 1995-2007/II	1995	2007	5.105	JPY 10,000,000,000	80,392,314
Credit from various Banks 1989/XVII/F	1989	2003	7.250	ATS 200,000,000	14,534,567
Credit from various Banks 1989/XVIII/F	1989	2003	7.250	ATS 350,000,000	25,435,492
Credit from various Banks 1989/XX/F	1989	2003	7.375	ATS 875,000,000	63,588,730
Credit from various Banks 1989/XXI/F	1989	2005	7.250	ATS 350,000,000	25,435,492
Credit from various Banks 1989/XXII/F	1989	2005	7.250	ATS 100,000,000	7,267,283
Credit from various Banks 1989/XXIII/F	1989	2004	7.750	ATS 600,000,000	43,603,701
Credit from various Banks 1989/XXIV/F	1989	2005	7.750	ATS 200,000,000	14,534,567
Credit from various Banks 1993/II/B	1993	2007	var.	ATS 500,000,000	36,336,417
Credit from various Banks 1995/II/F	1995	2006	7.900	ATS 1,000,000,000	72,672,834
Credit from various Banks 1995/V/F	1995	2005	7.750	ATS 405,000,000	29,432,498
Credit from various Banks 1995/VI/F	1995	2006	7.600	ATS 750,000,000	54,504,626
Credit from various Banks 1995/XI/B	1995	2010	var.	ATS 650,000,000	47,237,342
Credit from various Banks 1995/XIII/B	1995	2010	var.	ATS 500,000,000	36,336,417
Credit from various Banks 1995/XIV/F	1995	2006	7.000	ATS 2,000,000,000	145,345,668
Credit from various Banks 1995/XV/F	1995	2006	7.000	ATS 750,000,000	54,504,626
Credit from various Banks 1995/XVII/F	1995	2008	7.188	ATS 500,000,000	36,336,417
Credit from various Banks 1995/XVIII/F	1995	2007	7.125	ATS 1,000,000,000	72,672,834
Credit from various Banks 1996/I/F	1996	2003	6.250	ATS 1,000,000,000	72,672,834
Credit from various Banks 1996/III/F	1996	2008	6.250	ATS 1,000,000,000	72,672,834
Credit from various Banks 1996/IV/F	1996	2008	6.250	ATS 2,000,000,000	145,345,668
Credit from various Banks 1996/VI/F	1996	2003	6.250	ATS 1,875,000,000	136,261,564
Credit from various Banks 1996/VII/F	1996	2008	6.850	ATS 2,000,000,000	145,345,668
Credit from various Banks 1996/X/F	1996	2003	6.300	ATS 357,000,000	25,944,202
Credit from various Banks 1996/XI/F	1996	2008	6.500	ATS 500,000,000	36,336,417
Credit from various Banks 1996/XIII/F	1996	2008	6.350	ATS 1,500,000,000	109,009,251
Credit from various Banks 1997/I/F	1997	2003	5.250	ATS 300,000,000	21,801,850
Credit from various Banks 1997/II/F	1997	2003	5.125	ATS 2,000,000,000	145,345,668
Credit from various Banks 1997/III/F	1997	2009	5.700	ATS 500,000,000	36,336,417
Credit from various Banks 1997/IV/F	1997	2009	5.700	ATS 1,500,000,000	109,009,251
Credit from various Banks 1997/V/F	1997	2009	6.063	ATS 2,000,000,000	145,345,668
Credit from various Banks 1997/VI/F	1997	2009	6.000	ATS 1,000,000,000	72,672,834

		Financial debt before swap				Credit affiliates (*)		Credit swaps		Debt swaps
	Date of Issue	Maturity	Interest Rate (%)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Credit from various Banks 1997/VIII/F	1997	2005	5.375	ATS 2,000,000,000	145,345,668
Credit from various Banks 1998/II/F	1998	2003	4.450	ATS 60,000,000	4,360,370
Credit from various Banks 1998/III/F	1998	2003	4.450	ATS 60,000,000	4,360,370
Credit from various Banks 1998/IV/F	1998	2005	4.950	ATS 1,000,000,000	72,672,834
Credit from various Banks 1998/VI/F	1998	2007	4.400	ATS 50,000,000	3,633,642
Credit from various Banks 1998/VI/F	1998	2007	4.400	ATS 550,000,000	39,970,059	ATS 550,000,000	39,970,059
Credit from various Banks 1998/VII/F	1998	2007	4.050	ATS 400,000,000	29,069,134
Credit from various Banks 1998/VII/F	1998	2007	4.050	ATS 400,000,000	29,069,134	ATS 400,000,000	29,069,134
Credit from various Banks 1998/VII/F	1998	2007	4.050	ATS 700,000,000	50,870,984
Credit from various Banks 1998/IX/F	1998	2005	4.570	ATS 700,000,000	50,870,984
Credit from various Banks 1998/X/F	1998	2006	4.500	ATS 600,000,000	43,603,701
SUPPLEMENTAL SWAP 2002 9 B	2002	2007	1.435					JPY 4,025,000,000	32,357,907	EUR 35,000,000	35,000,000
SUPPLEMENTAL SWAP 2002 9 R	2002	2007	1.435					EUR 35,000,000	35,000,000	JPY 4,025,000,000	32,357,907
SUPPLEMENTAL SWAP 2000 5 B	2000	2013	2.810					JPY 7,467,599,927	60,033,764	EUR 72,911,540	72,911,540
SUPPLEMENTAL SWAP 2000 6 B	2000	2013	3.058					JPY 10,242,000,000	82,337,809	EUR 100,000,000	100,000,000
SUPPLEMENTAL SWAP 2000 5 R	2000	2013	2.810					EUR 72,911,540	72,911,540	JPY 7,467,599,927	60,033,764
SUPPLEMENTAL SWAP 2000 6 R	2000	2013	3.058					EUR 100,000,000	100,000,000	JPY 10,242,000,000	82,337,809
SUPPLEMENTAL SWAP 2001 16 B	2001	2004	3.890					CHF 2,697,403	1,857,204	EUR 1,840,100	1,840,100
SUPPLEMENTAL SWAP 2001 16 R	2001	2004	3.890					EUR 1,840,100	1,840,100	CHF 2,697,403	1,857,204
SUPPLEMENTAL SWAP 2002 10 L	2002	2007	var.					CHF 14,550,000	10,017,901	EUR 9,874,450	9,874,450
SUPPLEMENTAL SWAP 2002 10 B	2002	2007	var.					EUR 9,874,450	9,874,450	CHF 14,550,000	10,017,901
SUPPLEMENTAL SWAP 2002 11 L	2002	2005	var.					CHF 14,652,000	10,088,130	EUR 9,943,670	9,943,670
SUPPLEMENTAL SWAP 2002 11 B	2002	2005	var.					EUR 9,943,670	9,943,670	CHF 14,652,000	10,088,130
SUPPLEMENTAL SWAP 2001 7 B	2001	2003	4.850					CHF 44,329,400	30,521,482	EUR 29,000,000	29,000,000
SUPPLEMENTAL SWAP 2001 7 L	2001	2003	4.850					EUR 29,000,000	29,000,000	CHF 44,329,400	30,521,482
SUPPLEMENTAL SWAP 2001 13 B	2001	2007	3.170					CHF 10,795,550	7,432,904	EUR 7,267,283	7,267,283
SUPPLEMENTAL SWAP 2001 13 L	2001	2007	3.170					EUR 7,267,283	7,267,283	CHF 10,795,550	7,432,904
SUPPLEMENTAL SWAP 2002 4 B	2002	2007	var.					CHF 14,550,000	10,017,901	EUR 10,000,000	10,000,000
SUPPLEMENTAL SWAP 2002 4 L	2002	2007	var.					EUR 10,000,000	10,000,000	CHF 14,550,000	10,017,901
SUPPLEMENTAL SWAP 2001 6 B	2001	2003	1.913					JPY 2,483,800,000	19,967,843	EUR 22,000,000	22,000,000
SUPPLEMENTAL SWAP 2001 6 L	2001	2003	1.913					EUR 22,000,000	22,000,000	JPY 2,483,800,000	19,967,843
SUPPLEMENTAL SWAP 2001 8 B	2001	2003	1.600					JPY 2,333,208,900	18,757,206	EUR 21,670,000	21,670,000
SUPPLEMENTAL SWAP 2001 8 L	2001	2003	1.600					EUR 21,670,000	21,670,000	JPY 2,333,208,900	18,757,206
SUPPLEMENTAL SWAP 2002 12 B	2002	2006	var.					JPY 2,416,800,000	19,429,215	EUR 20,000,000	20,000,000
SUPPLEMENTAL SWAP 2002 12 L	2002	2006	var.					EUR 20,000,000	20,000,000	JPY 2,416,800,000	19,429,215
SUPPLEMENTAL SWAP 2002 1 L	2002	2005	var.					EUR 10,000,000	10,000,000	CHF 14,652,000	10,088,130
SUPPLEMENTAL SWAP 2002 1 B	2002	2005	var.					CHF 14,652,000	10,088,130	EUR 10,000,000	10,000,000
STATE LOAN 2002/II/B	2002	2003	var.	EUR 240,000,000	240,000,000
STATE LOAN 2002/III/B	2002	2003	var.	EUR 170,000,000	170,000,000
STATE LOAN 2002/I/B	2002	2003	var.	EUR 500,000,000	500,000,000
STATE LOAN 2002/IV/B	2002	2003	var.	EUR 190,000,000	190,000,000
LOAN OF THE STATE OF CARINTHIA	1975	2003	1.000	ATS 19,381,182	1,408,485

(*) for clarification reason it is planned to provide Financial debt data excluding “Credit affiliates” in future

	Financial debt before swap	Credit/Affiliates	Credit/SWAP	Dept/SWAP	Financial debt after swap
Grand Total External Debt	16,998,756,342	2,837,983,163	13,672,778,634	12,095,597,282	15,737,954,531
Grand Total Internal Debt	127,195,774,652	9,701,564,706	7,040,164,658	8,085,738,111	116,448,636,492

Grand Total External and Internal Debt	144,194,530,994	12,539,547,869	20,712,943,292	20,181,335,393	132,186,591,023

GUARANTEED DEBT

EXTERNAL GUARANTEED DEBT AS OF DECEMBER 31, 2002

Borrower	Amount (Millions of euro)
Electric Utility Industry(1)
Foreign Credits	48.21
Foreign Bonds	155.10
Export Financing Law(1)	16,528.86
Austrian Industryholding Corp.(ÖIAG)	0.00
Companies with State Participations
Public Works	2,359.24
Environment and Water Utility Funds	667.86
Other
BIZ-Credit to Brazil	0.00
Erdöl-Lagergesellschaft m.b.H (Oil Reserve Comp.)	76.09
ÖBB-EUROFIMA	38.21

Total	19,873.57

(1)	Data are preliminary and still subject to change.

DOMESTIC GUARANTEED DEBT AS OF DECEMBER 31, 2002

Borrower	Amount (Millions of euro)
Electric Utility Industry(1)
Energy Bonds	3.02
Other Domestic Credits	11.70
Export Promotion Act(2)	30,029.63
Export Financial Law(1)	1,620.00
Agrarian Investment	6.20
Austrian Industryholding Corp.(ÖIAG)	925.65
Companies with State Participations
Public Works	747.79
Other	0.70
Environment and Water Utility Funds	118.46
Apartment Construction Funds	66.93
Other
Bonus Savings	0.00
FGG	784.54
Nuclear Liability Law	81.20
ÖBB-EUROFIMA	455.85
BÜRGES	443.14
Labormarket Promotion	5.81
Research Promotion Funds (FFF)	130.59
Austrian Bank of Hotel and Tourism	63.91
Austrian Airlines	0.00

Total(3)	35,495.12

(1)	Data are preliminary and still subject to change.
(2)	Includes recognized but unpaid claims against the Republic under Export Guarantees.
(3)	In addition, the Republic is liable by law for all liabilities of the Austrian Postal Savings Bank. At December 31, 2000, such liabilities amounted to EUR 20.2 billion. According to Federal Law Gazette II Number 371/2000 Austria has terminated this liability as per December 31, 2000. This means that Austria is only liable concerning the liabilities of the Austrian Postal Savings Bank as of December 31, 2000.

OFFICIAL STATEMENTS

Except as stated below, the information set forth herein with respect to Austria has been supplied by Silvia Maca, Director, Head of the Division for Export Promotion and Export Financing, Ministry of Finance, in her official capacity and is included herein on her authority.

The information contained under the headings “Balance of Payments”, “Foreign Exchange”, “Banking System and Monetary Policy—Oesterreichische Nationalbank” and “Banking System and Monetary Policy—Monetary Policy” and the information in the tables set forth under “Balance of Payments”, “Foreign Exchange”, “Banking System and Monetary Policy” and “The Economy—Tourism” has been extracted from publications of the Oesterreichische Nationalbank and the Austrian Central Statistical Office, all of which are official documents published by Austrian authorities or the Oesterreichische Nationalbank.

The information in the tables set forth under “The Economy” and “Public Debt” has been extracted from publications of STATISTICS AUSTRIA (STATISTIK AUSTRIA), from publications of the Austrian Institute for Economic Research (Österreichisches Institut für Wirtschaftsforschung or WIFO), and from publications of the Oesterreichische Nationalbank (“OeNB”). STATISTIK AUSTRIA is an agency of Austria. OeNB is the Austrian central bank, 50% of which is owned by the Republic of Austria. WIFO is an independent, non-partisan and not-for-profit organization supported by numerous professional associations and institutions for economic policy.

The information in the tables under “Tables and Supplementary Information” has been extracted from the Federal Budget Laws of 1997 through 2000 of the Republic of Austria, which are official documents published by the Republic of Austria.

DESCRIPTION OF GUARANTEED DEBT SECURITIES

General

The following is a summary of the terms and conditions of the Guaranteed Debt Securities (the “Terms and Conditions”) and the Fiscal Agency Agreement pursuant to which they will be issued. Copies of the form of Guaranteed Debt Securities and the form of Fiscal Agency Agreement are or will be filed as exhibits to the Registration Statement of which this Prospectus is a part. This summary does not purport to be complete and is qualified in its entirety by reference to such exhibits. Matters presented in this summary may be varied in a prospectus supplement, including any pricing supplement.

The Guaranteed Debt Securities may be issued in one or more issuances as may be authorized from time to time by the Bank. Please refer to the applicable prospectus supplement for the following terms of Guaranteed Debt Securities offered thereby:

•	the designation, aggregate principal amount, any limitation on such principal amount and authorized denominations;

•	the percentage of their amount at which such Guaranteed Debt Securities will be issued;

•	the maturity date or dates;

•	the interest rate or rates, if any, which rate or rates may be fixed or floating, and the manner in which the rate or rates will be determined;

•	the dates when interest payments, if any, will be made and the date from which the interest, if any, will accrue;

•	whether such Guaranteed Debt Securities will be issued under a single global certificate structure or a dual global certificate structure;

•	the currency or currencies in which the principal of and interest, if any, on the Guaranteed Debt Securities will be payable;

•	the exchange or exchanges, if any, on which application for listing of the Guaranteed Debt Securities may be made; and

•	other specific provisions.

Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), New York has been appointed as fiscal agent (the “Fiscal Agent”) for the Bank and Austria in connection with the Guaranteed Debt Securities of any issuances under a fiscal agency agreement (the “Fiscal Agency Agreement”), which will govern the Fiscal Agent’s duties with respect to such issuances. We may maintain deposit accounts and conduct other banking and financial transactions with the Fiscal Agent.

The Terms and Conditions

1. The	Guaranteed Debt Securities; the Guarantee; Certificates.

(a)  The Guaranteed Debt Securities will be issued in fully registered form and in accordance with the Fiscal Agency Agreement. This and other terms are defined under “Definitions” below. The Guaranteed Debt Securities are issuable in the aggregate principal amount and denomination specified in the Prospectus Supplement. Due and punctual payment of the principal of and interest on the Guaranteed Debt Securities (whether at the Maturity Date, upon redemption, upon acceleration, or otherwise) is unconditionally and irrevocably guaranteed by Austria as evidenced by a guarantee (the “Guarantee”) endorsed on each Guaranteed Debt Security. If the Guaranteed Debt Securities Supplement provides for redemption of a Guaranteed Debt Security at a premium, the terms “principal” and “Principal Amount” as used herein, shall include premiums, if any.

(b)  The Guaranteed Debt Securities rank pari passu without any preference among themselves and (subject to such exceptions as are from time to time applicable under Austrian law) pari passu with all other unsecured obligations (other than subordinated obligations) of the Bank.

(c)  If the Guaranteed Debt Securities are represented by global certificates the following provisions shall apply:

(i)  If the Guaranteed Debt Securities are issued under a single global certificate structure (the “Single Certificate Structure”), the Guaranteed Debt Securities shall initially be represented by one or more permanent global certificates in definitive, fully registered form without coupons (the “DTC Global Certificates”). The DTC Global Certificates shall be duly executed by the Bank and authenticated by the Principal Paying Agent, registered in the name of a nominee of The Depository Trust Company (“DTC”) and deposited on behalf of the purchasers of the Guaranteed Debt Securities represented thereby with the Principal Paying Agent or any successor, as custodian for DTC, for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at DTC or at Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and at Clearstream Banking, société anonyme, Luxembourg (“Clearstream Luxembourg”) as participants in DTC. The aggregate principal amount of the DTC Global Certificates may from time to time be increased or reduced by adjustments made in the Security Register.

(ii)  If the Guaranteed Debt Securities are issued under a dual global certificates structure (the “Dual Certificates Structure”), the Guaranteed Debt Securities shall initially be represented by one or more permanent global certificates, in definitive, fully registered form without coupons, to be held through Euroclear or Clearstream Luxembourg (the “Euroclear/Clearstream Luxembourg Global Certificates”), and by one or more permanent global certificates, in definitive, fully registered form without coupons, to be held through DTC (the “DTC Dual Global Certificates” and, together with the Euroclear/Clearstream Luxembourg Global Certificates, the “Dual Global

Certificates”; the Dual Global Certificates and the DTC Global Certificates are called herein “Global Certificates”).

(iii)  The Euroclear/Clearstream Luxembourg Global Certificates shall be duly executed by the Bank and authenticated by the Principal Paying Agent, registered in the name of a nominee of the common depositary of Euroclear and Clearstream Luxembourg and deposited on behalf of the purchasers of the Guaranteed Debt Securities represented thereby with the Principal Paying Agent or any successor, as common depositary for Euroclear and Clearstream Luxembourg, for credit to the respective accounts of the purchasers (or to such other accounts as they may direct). The DTC Dual Global Certificates shall be duly executed by the Bank and authenticated by the Principal Paying Agent, registered in the name of a nominee of DTC and deposited on behalf of the purchasers of the Securities represented thereby with the Principal Paying Agent or any successor, as custodian for DTC, for credit to the respective accounts of the purchasers (or to such other accounts as they may direct). The aggregate principal amount of the Dual Global Certificates may from time to time be increased or reduced by adjustments made in the Security Register.

2.	Interest Payments.

(a) The first interest payment shall be made on the first Interest Payment Date (as specified in the Prospectus Supplement) following the Issue Date (as specified in the Prospectus Supplement) until payment of the Principal Amount (as specified in the Prospectus Supplement) has been made or made available for payment; provided, however, that if the Issue Date of a Guaranteed Debt Security is after the Record Date (as hereinafter defined) and before the Interest Payment Date (as specified in the Prospectus Supplement) to which such Record Date pertains, the initial interest payment shall be made on the Interest Payment Date following the next succeeding Record Date to the Holder on such next succeeding Record Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Holder of a Guaranteed Debt Security (or one or more Predecessor Securities) who is a Holder on the close of business on the day (whether or not a Business Day) which is 15 days prior to such Interest Payment Date (the “Record Date”), or, in the case the Interest Payment Date is the Maturity Date (as specified in the Prospectus Supplement), will be paid to the person to whom the principal of the Guaranteed Debt Security shall be paid. Interest on a Guaranteed Debt Security shall be calculated on the basis of the day-count convention specified in the Prospectus Supplement; provided, however that if a Guaranteed Debt Security is a Specified Currency Security and the Specified Currency is a currency which is replaced by the euro, the day-count convention may be replaced by the day-count convention which is consistent with the then existing or anticipated market practice for euro denominated debt obligations issued in the euromarkets and held in international clearing systems, as determined by the Bank.

(b)  Any interest on the Guaranteed Debt Securities which is payable, but is not punctually paid or made available for payment, on any Interest Payment Date (“Defaulted Interest”) forthwith shall cease to be payable to the registered Holder of such Security on the relevant Record Date; and such Defaulted Interest may be paid by the Bank, at its election in each case, as provided in clause (i) or (ii) below: (i) the Bank may elect to make payment of any Defaulted Interest to the person in whose name a Guaranteed Debt Security (or the respective Predecessor Security) is registered at the close of business on a special record date for the payment of such Defaulted Interest, such special record date to be fixed by the Bank or Austria and to be not more than 15 nor less than 10 days prior to the date of the proposed payment of such Defaulted Interest. Notice of the proposed payment of such Defaulted Interest and of such special record date therefor shall be mailed to the Holder of a Guaranteed Debt Security by first-class mail, postage prepaid (air mail in the case of a Holder whose address appearing in the Security Register is in a country other than the country from which the mailing originates), at his address as it appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the registered Holder on such special record date and no longer shall be payable pursuant to clause (ii), or (ii) the Bank may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Guaranteed Debt Securities may be listed, and upon such notice as may be required by such exchange.

3.	Currencies of Payment.

(a)  Unless a currency other than United States dollars or currency units is indicated as a Specified Currency (the “Specified Currency”) in the Prospectus Supplement (a “Specified Currency Security”) and the Holder hereof has elected to receive payments in the Specified Currency in accordance with the provisions of the following paragraph, the payments of principal and interest and the payment of the Redemption Price will be made at the option of the Holder of a Guaranteed Debt Security either (i) at the Appropriate Corporate Trust Office or (ii) (subject to any applicable laws and regulations and subject to the right of the Bank at any time or from time to time to terminate the appointment of any such paying agent or to appoint additional paying agents) at any additional paying agent appointed from time to time by the Bank in respect of the Guaranteed Debt Securities (the Corporate Trust Offices and all such paying agents appointed and acting as such at any given time herein being called, collectively, “Paying Agents” and, individually, a “Paying Agent”); provided, however, that all payments of interest due other than at maturity or upon redemption will be made at the Appropriate Corporate Trust Office subject to applicable laws and regulations, by a United States dollar check drawn on a bank in the City of New York mailed to the person entitled thereto at his address as it appears on the Security Register; provided further, that a Holder of Guaranteed Debt Securities having an aggregate principal amount of $10,000,000 (or the equivalent thereof in a Specified Currency) or more shall be entitled to receive payments of interest, other than at maturity or redemption, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Principal Paying Agent not less than 15 days prior to the applicable Interest Payment Date; provided further, that if DTC, Euroclear or Clearstream Luxembourg is the holder of a Guaranteed Debt Security, it shall be entitled to receive payments as set forth in the immediately preceding provisions irrespective of the aggregate principal amount represented by such Security.

(b)	(i) If a Guaranteed Debt Security is represented by a DTC Global Certificate or by a DTC Dual Global Certificate and if a Specified Currency is indicated in the Prospectus Supplement, the principal of and interest on such Security shall be paid by the Bank on each Interest Payment Date, Redemption Date or Maturity Date, as the case may be, in the Specified Currency if the Holder thereof elects by written request to the Principal Paying Agent at the Appropriate Corporate Trust Office received on or prior to the Record Date relating to such Interest Payment Date or at least 16 calendar days prior to such Redemption Date or Maturity Date, as the case may be, to receive such payment in the Specified Currency; provided, however, that if the Holder of a Guaranteed Debt Security does not make such election to receive payment of the principal of and interest on such Security in its Specified Currency, such payment shall be made in United States dollars in an amount determined by the Principal Paying Agent acting as agent of the Bank for such purpose (the “Exchange Rate Agent”); provided further that, if the bid quotations referred to under (ii) below are not available, such payments shall be made in the Specified Currency; provided further that, if the Specified Currency is not available for the payment of principal of or interest on a Guaranteed Debt Security due to the imposition of exchange controls or other circumstances beyond the control of the Bank, the Bank will be entitled to satisfy its obligations to the Holder of a Guaranteed Debt Security by making such payment in United States dollars in an amount determined (notwithstanding any contrary provision described in (ii) below) on the basis of the most recently available noon buying rate in New York City for cable transfers of the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the “Market Exchange Rate”).

Notwithstanding any provision of this paragraph (b) to the contrary, if DTC is the Holder of a Guaranteed Debt Security, payment of principal of and interest on a Guaranteed Debt Security shall be made in the Specified Currency or United States Dollars in accordance with the procedures of DTC which shall supersede the provisions of this paragraph (b) to the extent they are inconsistent.

The Holder of a Specified Currency Security may elect to receive payment in the Specified Currency for all payments of principal and interest and need not file a separate election for each payment, and such election shall remain in effect until revoked by written notice to the Principal Paying Agent at the Appropriate Corporate Trust Office, received on or prior to the Record Date or at least sixteen calendar days prior to a Redemption Date or Maturity Date, as the case may be. Such request by the Holder hereof should be in writing (mailed or hand delivered) or by facsimile transmission.

(ii) Any U.S. dollar amount to be received by the Holder of a Specified Currency Security will be based on the highest bid quotation in New York City received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Specified Currency Securities scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holder of the Specified Currency Security by deductions from such payments.

(iii) If the Holder of a Specified Currency Security elects to receive payment in the Specified Currency as provided in paragraph (b)(i), such payment shall be made at any Paying Agent, in the Specified Currency, at the option of such Holder, subject to applicable laws and regulations, either by a check in the Specified Currency drawn on a bank in a city in the country of such Specified Currency mailed to the person entitled hereto at his address as it appears on the Security Register, or by transfer of immediately available funds to an account maintained by such Holder with a bank located outside the United States; provided that appropriate wire transfer instructions have been received by the Principal Paying Agent together with the election to receive payment in the Specified Currency.

(c) If a Guaranteed Debt Security is represented by a Euroclear/Clearstream Luxembourg Global Certificate and if a Specified Currency is indicated in the Prospectus Supplement, the principal of and interest on such Security shall be paid by the Bank on each Interest Payment Date, Redemption Date or Maturity Date, as the case may be, in the Specified Currency in accordance with the procedures of Euroclear and Clearstream Luxembourg.

(d) Notwithstanding the foregoing provisions described in the “Currencies of Payment”, principal of and interest due at maturity on a Guaranteed Debt Security or at redemption shall be payable in immediately available funds, to the person to whom payment of the principal of such Security shall be made, upon surrender of a Guaranteed Debt Security (i) if such Security is issued under a Single Certificate Structure, at the New York Corporate Trust Office and (ii) if such Security is issued under a Dual Certificate Structure, and (A) the Security is evidenced by a DTC Dual Global Certificate, at the New York Corporate Trust Office or (B) the Security is evidenced by a Euroclear/Clearstream Luxembourg Global Certificate, at the London Corporate Trust Office.

(e)  Pursuant to the Paying Agency Agreement, there shall be a Principal Paying Agent maintaining an Appropriate Corporate Trust Office, until the earlier of (A) the first date on which all such Guaranteed Debt Securities are no longer outstanding (as such term is defined under “Definitions” in the following description of the Fiscal Agency Agreement), or (B) two years after the principal of all such Securities shall have become due and payable (whether at stated maturity or otherwise) and monies for the payment in full of such principal of and all accrued interest on such Securities shall have been made available at the Appropriate Corporate Trust Office.

4.    Floating Rates.    If a Guaranteed Debt Security is a Floating Rate Security as specified in the Prospectus Supplement, the base rate, the date on which the interest rate is reset, the spread over the base rate or the amount by which the base rate shall be multiplied and all other provisions relating to the computation of interest shall be specified in the Prospectus Supplement. The interest rate on that Guaranteed Debt Security in no event shall be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

If a day on which, as set forth in the Prospectus Supplement, the floating rate interest shall be reset (the “Interest Reset Date”) for a Guaranteed Debt Security would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day; except that if the interest rate for a Guaranteed Debt Security is based on LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day.

5.    Additional Interest.    Under Austrian law in effect on the date on which the Fiscal Agency Agreement was executed and delivered, upon payment of principal of or interest on a Guaranteed Debt Security, neither the Bank, any Paying Agent, nor Austria will be obligated to withhold any amount for taxes, fees, assessments or other governmental charges imposed by Austria or any province, municipality or other political subdivision or taxing authority thereof or therein; provided, however, that pursuant to a law enacted on July 7, 1988 in the case of a Guaranteed Debt Security issued after December 31, 1988 a withholding for tax will be imposed unless the payments are made outside Austria or to a nonresident (within the meaning of Austrian tax law) who adequately discloses his status as a nonresident to the payor. The Bank agrees, in the event of any change in the laws of Austria or of any province, municipality or other political subdivision or taxing authority thereof or therein (including any change in the official application of, execution of, or amendment to, such laws), or any change in any treaty or treaties to which Austria is a party (including any change in the official application of, execution of, or amendment to, such treaty or treaties) (any such change in law or treaty being herein called a “Change”) the enactment of which occurs after the Issue Date specified in the Prospectus Supplement, such as to require the withholding by the Bank, any Paying Agent or Austria of any amount for such taxes, fees, assessments or other governmental charges, that the Bank will pay, to the extent it may then lawfully do so, as additional interest (“Additional Interest”) to the Holder of a Guaranteed Debt Security such additional amounts as are necessary in order that every net payment by the Bank, any Paying Agent or Austria of the principal of and interest on a Guaranteed Debt Security after deduction or withholding for or on account of any present or future tax, fee, assessment or other governmental charge required by Austria or any province, municipality or other political subdivision or taxing authority thereof or therein to be withheld by such person from the payment (or any payment in lieu of such withholding paid directly by any such Holder) will not be less than the amount provided for in a Guaranteed Debt Security to be then due and payable; provided, however, that no such Additional Interest shall be payable in respect of the principal of and interest on a Guaranteed Debt Security: (i) to a Holder who is liable for any such taxes, duties, assessments or charges with respect to such Certificate by reason of his having some connection with the Republic other than the mere holding of such Guaranteed Debt Security; or (ii) which is presented for payment more than thirty (30) days after the payment first becomes due and payable, except to the extent that the Holder would have been entitled to such additional amounts on presenting the same for payment upon expiry of such period of thirty (30) days; or (iii) where such deduction or withholding is imposed on a payment to an individual and is required to be made pursuant to any European Union directive on the taxation of savings and implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000, or any law implementing, or complying with, or introduced in order to conform to such directive; or (iv) presented for payment by or on behalf of a Holder of a Guaranteed Debt Security who would have been able to avoid such withholding or deduction by presenting the relevant Guaranteed Debt Security to another Paying Agent in a Member State of the EU. If the Bank shall pay any such Additional Interest, it shall cause to be delivered at or about the time of payment thereof to the Holder of a Guaranteed Debt Security a statement with respect to such Additional Interest. All references in a Guaranteed Debt Security to “interest” shall include both interest on the unpaid principal amount at the rate provided in the Prospectus Supplement and amounts, if any, payable as Additional Interest as described in this paragraph.

6.    Redemption.

(a) If at any time the Bank shall become obligated, or determines that it will become obligated, to pay any Additional Interest, the Bank may, at its option, redeem all, but not some only, of the Guaranteed Debt Securities at any time on a date (which date may not be before the Business Day preceding the effective date of any change referred to under (b)(iv) below) specified on notice to the Principal Paying Agent at least 15 days before the date on which notice of such redemption will be given to the Holders (the date on which such notice is given by the Bank to the Principal Paying Agent being herein called the “Determination Date”) at the Redemption Price (as defined below) for each Guaranteed Debt Security. The determination as to whether payment of Additional Interest would be required on account of any of the Guaranteed Debt Securities shall, for the purposes of this paragraph, be made by the Bank (i) on the basis of the evidence that is in the possession of the Bank in respect of the interest payment next preceding the Determination Date and of the laws and treaties and the official application thereof in effect on such Determination Date, or (ii) (if the Bank so elects) on the basis of the laws and treaties to become effective on or before the next succeeding Interest Payment Date. If at any time the Bank shall become obligated to pay Additional Interest and if the Bank shall determine that it is not permitted by Austrian law to pay all or part of such Additional Interest, the Bank shall redeem all, but not some only, of the Guaranteed Debt Securities on a Redemption Date fixed as set forth above at the Redemption Price of each Guaranteed Debt Security.

(b)  On the Determination Date, the Bank will deliver to the Principal Paying Agent a certificate signed by two authorized officers of the Bank

(i) calculating the Redemption Price,

(ii) stating the Redemption Date,

(iii) stating that the Bank has or will become obligated to pay Additional Interest,

(iv) identifying the Change as a result of which such obligation of the Bank to pay Additional Interest has arisen,

(v) specifying the effective date of such Change and

(vi) if applicable, stating the basis for the determination that the Bank is not permitted by Austrian law to pay all or part of such Additional Interest.

7.    Notice of Redemption.

(a) In case the Bank shall give notice of its intention to redeem the Guaranteed Debt Securities, the Principal Paying Agent shall cause to be published, on behalf and at the expense of the Bank, notice of the Bank’s intention to redeem the Guaranteed Debt Securities

(i) at least once in an Authorized Newspaper (as hereinafter defined) published in the City of New York and in an Authorized Newspaper published in London, England, the first such publication to be not less than 30 nor more than 45 days prior to the Redemption Date and

(ii) if the Guaranteed Debt Securities are listed on a stock exchange and the rules of said stock exchange require publication of the intention to redeem the Guaranteed Debt Securities, in the manner and in the newspapers required by such rules.

“Authorized Newspaper” means a newspaper of general circulation in the relevant city, in the English language and customarily published on Monday through Friday in each week. In case, by reason of the temporary or permanent suspension of publication of any Authorized Newspaper, or by reason of any other cause, it shall be impracticable to make publication of the notice of redemption in an Authorized Newspaper as herein provided, then such publication or other notice in lieu thereof as shall be made by the Principal Paying Agent shall constitute a sufficient publication of such notice; provided, however, that such publication or other notice shall, so far as may be practicable in the good-faith judgment of the Bank, approximate the terms and conditions of the publication in lieu of which it is given. Notice of redemption shall also be given by the Principal Paying Agent, on behalf of and at the expense of the Bank, by first-class mail (air mail in the case of Holders of Securities whose addresses appearing in the Security Registers are in a country other than the country from which the mailing originates), postage prepaid, mailed not less than 30 days nor more than 45 days prior to the Redemption Date to Holders of the Guaranteed Debt Securities at his last address appearing on the Security Register.

Notwithstanding the foregoing provisions of this paragraph (a), so long as Global Certificates representing all Guaranteed Debt Securities of an issuance are held in their entirety on behalf of DTC, Euroclear and Clearstream Luxembourg or any of them, notice of the Bank’s intention to redeem any of such Guaranteed Debt Securities may, instead of being published in an Authorized Newspaper, be given to DTC, Euroclear or Clearstream Luxembourg, as the case may be, for communication by them to the owners of beneficial interests in the Global Certificate; provided, however, that in addition, for so long as any Guaranteed Debt Securities of an issuance are listed on a stock exchange and the rules of that stock exchange require that notice of redemption be published in a newspaper, the Bank will comply with such requirement.

(b) If notice of redemption by publication is duly given, failure to give notice by mail with respect to such redemption or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for the redemption of a Guaranteed Debt Security. If notice is duly given by mail to the Holder of a Guaranteed Debt Security, failure to give notice by publication or any defect therein or in the publication thereof shall not affect the validity of the proceedings for the redemption of such Security.

All notices of redemption of Guaranteed Debt Securities shall state:

(i)  the Redemption Date;

(ii)  a description of the Guaranteed Debt Securities to be redeemed;

(iii)  that on the Redemption Date there will become and be due and payable upon each such Security the Redemption Price;

(iv)  that from and after the Redemption Date the Holder of such Securities will be entitled to receive only the Redemption Price;

(v)  that from and after the Redemption Date interest on such Securities will cease to accrue;

(vi)  that payment of the Redemption Price will be made, upon surrender of such Securities maturing after the Redemption Date, at the Appropriate Corporate Trust Office; and

(vii) that, upon surrender of such Securities maturing after the Redemption Date, payment of the Redemption Price will be made, subject to any applicable law and regulations, in the manner provided in the Guaranteed Debt Securities with respect to principal payments.

(c)  Notice of redemption having been given as aforesaid, a Guaranteed Debt Security shall, on the Redemption Date, become due and payable at the Redemption Price and on and after such date (unless the Bank shall default in the payment of the Redemption Price) a Guaranteed Debt Security shall cease to bear interest. Upon surrender of a Guaranteed Debt Security for redemption in accordance with said notice, a Guaranteed Debt Security shall be paid by the Bank at the Redemption Price. Interest payable on or prior to the Redemption Date shall continue to be payable to the Holder of a Guaranteed Debt Security as set forth in the Terms and Conditions.

8.    Transfer; Exchange; Definitive Certificates.

(a)  The transfer of a Guaranteed Debt Security may be registered on the Security Register maintained by the Principal Paying Agent upon surrender of a Guaranteed Debt Security for registration of transfer at the Appropriate Corporate Trust Office. Upon such surrender for registration of transfer, the Bank shall execute, and the Principal Paying Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Guaranteed Debt Securities of any authorized denominations, of a like aggregate principal amount, all as requested by the transferor, and bearing the Guarantee.

(b)  Subject to the limitations provided in other provisions described under “Transfer; Exchange; Definitive Certificates”, at the option of the Holder, a Guaranteed Debt Security may be exchanged for other Guaranteed Debt Securities of any authorized denominations, of a like aggregate principal amount, upon surrender of a Guaranteed Debt Security to be exchanged at the Appropriate Corporate Trust Office and upon payment if the Bank shall so require of the charges hereinafter provided. Whenever a Guaranteed Debt Security is so surrendered for exchange, the Bank shall execute, and the Principal Paying Agent shall authenticate and deliver, the Guaranteed Debt Securities which the Holder of a Guaranteed Debt Security is entitled to receive upon such exchange, each of which Guaranteed Debt Securities shall bear the Guarantee.

(c)	(i) In the case a Guaranteed Debt Security is issued under the Single Certificate Structure and if (A) DTC or any successor depositary notifies the Bank that it is unwilling or unable to continue as depositary for a DTC Global Certificate or DTC or such successor depositary at any time ceases to be a “Clearing Agency” registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable statute or regulation, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the Bank within 90 days of such notice, or (B) an Event of Default (as defined below “Events of Default”) has occurred and is continuing with respect to the Guaranteed Debt Securities, the Bank will issue one or more certificates in definitive, fully registered form (“Definitive Certificates”) in exchange for such DTC Global Certificate. In addition, upon request of the Bank, DTC shall surrender the DTC Global Certificate or Certificates held by it and, in exchange for such DTC Global Certificates, the Bank and Austria shall execute and the Principal Paying Agent, upon receipt of a certificate requesting the authentication and delivery of Definitive Certificates, at the New York Corporate Trust Office shall authenticate and deliver, without service charge, to the person or persons specified by DTC new Definitive Certificates of like tenor, of any authorized denominations, as specified by DTC, and in an aggregate principal amount equal to and in exchange for such person’s or persons’ beneficial interest in any of such Global Certificates. Definitive Certificates issued in exchange for such Global Certificate(s) pursuant to this paragraph shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Principal Paying Agent.

(ii) If a Guaranteed Debt Security is issued under the Dual Certificates Structure and if (A) (x) with respect to a DTC Dual Global Certificate an event described in (c)(i)(A) above occurs or (y) with respect to a Euroclear/Clearstream Luxembourg Global Certificate, Euroclear, Clearstream or any successor depositary notifies the Bank that it is unwilling or unable to continue as depositary for a Euroclear/Clearstream Luxembourg Global Certificate, and a successor depositary is not appointed by the Bank within 90 days of such notice, or (B) an Event of Default has occurred and is continuing with respect to the Guaranteed Debt Securities, the Bank will issue one or more Definitive Certificates in exchange for such Global Certificate. In addition, upon request of the Bank, DTC or Euroclear or Clearstream, as the case may be, shall surrender the Global Certificate or Certificates held by it and, in exchange for such Global Certificate(s), the Bank and Austria shall execute and the Principal Paying Agent, upon receipt of a certificate requesting the authentication and delivery of Definitive Certificates, at the Appropriate Corporate Trust Office shall authenticate and deliver, without service charge, to the person or persons specified by DTC or

Euroclear or Clearstream Luxembourg, as the case may be, new Definitive Certificates of like tenor, of any authorized denominations, as specified by DTC or Euroclear or Clearstream Luxembourg, as the case may be, and in an aggregate principal amount equal to and in exchange for such person’s or persons’ beneficial interest in any of such Global Certificates. Definitive Certificates issued in exchange for such Global Certificate(s) pursuant to this paragraph shall be registered in such names and in such authorized denominations as DTC or Euroclear or Clearstream Luxembourg, as the case may be, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Principal Paying Agent.

In addition, in either case referred to in clauses (i) and (ii), the Bank shall execute and the Principal Paying Agent at the Appropriate Corporate Trust Office shall authenticate and deliver, without service charge, to DTC or Euroclear or Clearstream Luxembourg, as the case may be, one or more new Global Certificates of like tenor and in an authorized denomination, in an amount equal to the difference, if any, between the principal amount of the surrendered Global Certificate(s) and the aggregate principal amount of Definitive Certificates authenticated and delivered to the person or persons referred to in clause (i) or (ii) above. Upon the exchange of a Global Certificate for Definitive Certificates, such Global Certificate shall be canceled by the Principal Paying Agent.

(d)  Notwithstanding any provision to the contrary herein, so long as a Global Certificate remains outstanding and is held by or on behalf of DTC, Euroclear or Clearstream or their respective nominees, as the case may be, transfers of a Global Certificate into another Global Certificate, in whole or in part, and exchanges and transfers of a Global Certificate into one or more Definitive Certificates shall only be made in accordance with the provisions described below “Transfer; Exchange; Definitive Certificates” and in accordance with the applicable procedures of DTC, Euroclear and Clearstream Luxembourg, in each case to the extent applicable (the “Applicable Procedures”).

Transfers of a Global Certificate shall be limited to transfers of such Global Certificate in whole, but not in part, (i) in the case of the Single Certificate Structure, to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary of DTC or a nominee of such successor depositary, and (ii) in the case of the Dual Certificates Structure, to a nominee of DTC, Euroclear or Clearstream Luxembourg, or by a nominee of DTC, Euroclear or Clearstream Luxembourg to DTC, Euroclear, Clearstream Luxembourg or their other nominees, or by DTC, Euroclear, Clearstream Luxembourg or any such nominee to a successor depository of DTC, Euroclear or Clearstream Luxembourg or a nominee of such successor depositary, provided that the provisions in this paragraph and the above paragraph under clause (d) shall not prohibit any transfer of a Definitive Certificate that is issued in compliance with these Terms and Conditions. Nothing in this paragraph or the above paragraph shall prohibit or render ineffective any transfer of a beneficial interest in a Global Certificate effected in accordance with the provisions of paragraph (e) or (f) below.

(e)  In the case a Guaranteed Debt Security is issued under the Single Certificate Structure, transfers of beneficial interests in a Global Certificate shall be made in accordance with the following provisions:

(i)  Purchasers may hold their beneficial interests in the DTC Global Certificates directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system, including Euroclear and Clearstream Luxembourg, whether directly through Clearstream Luxembourg or Euroclear, if they are participants in such systems or indirectly through organizations which are participants in such systems. Clearstream Luxembourg and Euroclear will hold beneficial interests in the DTC Global Certificate on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s respective names on the books of their respective depositaries, which in turn will hold such interests in the DTC Global Certificate in customers’ securities accounts in the depositaries’ names on the books of DTC.

(ii)  If an owner of a beneficial interest in a DTC Global Certificate wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in a DTC Global Certificate, such transfer may be effected subject to the Applicable Procedures.

(f) In the case a Guaranteed Debt Security is issued under the Dual Certificates Structure, transfers of beneficial interests in a Global Certificate shall be made in accordance with the following provisions:

(i)  Purchasers may hold (A) their beneficial interests in the DTC Dual Global Certificates directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system and (B) their beneficial interests in the Euroclear/Clearstream Luxembourg Global Certificates directly through Clearstream Luxembourg or Euroclear, if they are participants in such systems or indirectly through organizations which are participants in such systems.

(ii)  If an owner of a beneficial interest in a Euroclear/Clearstream Luxembourg Global Certificate or in a DTC Dual Global Certificate, as the case may be, wishes at any time to transfer such beneficial interest to a person who wishes to take delivery thereof in the form of a beneficial interest in a Euroclear/Clearstream Luxembourg Global Certificate or the DTC Dual Global Certificate, as the case may be, such transfer may be effected subject to the Applicable Procedures. An exchange of a beneficial interest in a DTC Dual Global Certificate for a beneficial interest in a Euroclear/Clearstream Luxembourg Global Certificate, or vice versa, shall be recorded on the Security Register and shall be effected by an increase or a reduction in the aggregate principal amount of the DTC Dual Global Certificate by the principal amount of beneficial interests so exchanged and a corresponding reduction or increase in the aggregate principal amount of the Euroclear/Clearstream Luxembourg Global Certificate.

(g)  Every Guaranteed Debt Security presented or surrendered for registration of transfer or exchange shall (if so required by the Bank or the Principal Paying Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Bank and the Principal Paying Agent duly executed, by the Holder thereof or his attorney duly authorized in writing.

(h)  No service charge shall be made for any registration of transfer or exchange of any Guaranteed Debt Security, but the Bank may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

(i)  Each Guaranteed Debt Security authenticated and delivered upon any registration of transfer of or in exchange for or in lieu of the whole or any part of any other Guaranteed Debt Security shall evidence the same debt and shall carry all the rights to interest accrued and unpaid and to accrue interest which were carried by the whole or such part, as the case may be, of such other Security, and, notwithstanding anything to the contrary herein contained, such new Security shall bear such interest that neither gain nor loss of interest shall result upon such transfer or exchange.

(j)  Prior to due presentment for registration of transfer, the Bank, Austria, the Principal Paying Agent and each Paying Agent may treat the person in whose name a Guaranteed Debt Security is registered on the Security Register as the owner hereof for all purposes, whether or not such Security be overdue, and neither the Bank, Austria, the Principal Paying Agent nor any Paying Agent shall be affected by notice to the contrary.

(k)  The Principal Paying Agent shall not be required (x) to issue, register the transfer of or exchange any Guaranteed Debt Securities during a period beginning at the opening of business 15 days before the day of the first publication of a notice of redemption pursuant to (a) hereof and ending at the close of business on the day of such publication or (y) to register the transfer of or exchange of any Guaranteed Debt Security so selected for redemption.

9.    Mutilated, Lost or Stolen Securities.    In case any Guaranteed Debt Security shall at any time become mutilated, such mutilated Guaranteed Debt Security may be surrendered to the Principal Paying Agent and thereupon the Bank shall execute, and the Principal Paying Agent shall authenticate and deliver, in exchange therefor, a new Guaranteed Debt Security of like tenor and principal amount, bearing the Guarantee. In case any Guaranteed Debt Security shall at any time become destroyed, lost or stolen and if there be delivered to the Appropriate Corporate Trust Office (i) evidence to the satisfaction of the Principal Paying Agent of the destruction, loss or theft of such Security, and (ii) such Security or indemnity as may be required by the Principal Paying Agent, the Bank and Austria to save each of them harmless, then, in the absence of notice to the Bank, Austria or the Principal Paying Agent that such Security has been acquired by a bona fide purchaser, the Bank shall execute and upon its request the Principal Paying Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Guaranteed Debt Security, a new Guaranteed Debt Security of like tenor and principal amount, bearing the Guarantee. In case any such mutilated, destroyed, lost or stolen Guaranteed Debt Security has become or is about to become due and payable, the Bank in its discretion may, instead of issuing a new Guaranteed Debt Security, pay such Security. Upon the issuance of any new Guaranteed Debt Security under this paragraph, the Bank may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Principal Paying Agent) connected therewith.

Every new Guaranteed Debt Security issued pursuant to this paragraph and the paragraph above in lieu of any destroyed, lost or stolen Guaranteed Debt Security shall constitute an original additional contractual obligation of the Bank, whether or not the destroyed, lost or stolen Guaranteed Debt Security shall be at any time enforceable by anyone. The provisions described in this paragraph and the paragraph above are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Guaranteed Debt Securities.

Fiscal Agency Agreement.

1.	(a) The Bank and Austria have in the Fiscal Agency Agreement appointed Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) as Principal Paying Agent of the Bank and of Austria in respect of the Guaranteed Debt Securities and the Guarantees and as Exchange Rate Agent, Reporting Agent, Calculation Agent and Registrar, having the obligations set forth in the Fiscal Agency Agreement. The Fiscal Agency Agreement contains provisions concerning the resignation and removal of the Principal Paying Agent and the appointment and qualification of successor Principal Paying Agents. In acting under the Fiscal Agency Agreement and in connection with the Guaranteed Debt Securities, the Principal Paying Agent is acting solely as agent of the Bank and of Austria, and does not assume any obligation or relationship of agency or trust for or with any of the owners or the Holder of the Guaranteed Debt Securities or owners of beneficial interests therein, except (i) that all funds held by the Principal Paying Agent for payment of principal or interest on the Guaranteed Debt Securities shall be held in trust, but need not be segregated from other funds except as required by law; provided, however, that monies held by the Principal Paying Agent for the payment of principal of and interest on any Guaranteed Debt Security and remaining unclaimed shall be identified in a notice provided by the Principal Paying Agent to the Bank and simultaneously be repaid to the Bank at the end of two years after such principal or interest shall have become due and payable, as the case may be (whether at the Maturity Date or otherwise), and upon any such repayment the aforesaid trust shall terminate with respect to such monies and all liability of the Principal Paying Agent with respect to such monies shall thereupon cease (without, however, limiting in any way the unconditional obligation of the Bank to pay the principal of and interest on such Guaranteed Debt Security as the same shall become due and payable) and (ii) that the Principal Paying Agent shall be responsible for the correctness of its representations in the Certificate of Authentication on each Guaranteed Debt Security.

(b)  The Agency Agreement inures to the benefit of the Holder of a Guaranteed Debt Security. Copies of the Fiscal Agency Agreement are on file and available for inspection at the Corporate Trust Offices; and

(c)  The Fiscal Agency Agreement may be amended by the Bank and Austria and the Principal Paying Agent, without the consent of any Holder of any Guaranteed Debt Security, by an instrument in writing executed by the Bank and Austria and the Principal Paying Agent, to cure any ambiguity, or to effect any other modification of any of the terms thereof or to make any other provisions with respect to matters or questions arising under the Fiscal Agency Agreement; provided, however, that no such amendment shall adversely affect the interests of the Holder of a Guaranteed Debt Security.

2.    Moneys Held in Trust by Principal Paying Agent.    In order to provide for the payment of principal of and interest on the Guaranteed Debt Securities as the same shall become due, the Bank agrees to pay, for the benefit of the Holders of the Guaranteed Debt Securities, to the Principal Paying Agent at the Appropriate Corporate Trust Office, in the Specified Currency, the amounts set forth below in this paragraph to be held in trust for, and at the risk of, the Holders of the Guaranteed Debt Securities and applied by the Principal Paying Agent as herein set forth:

(a)  the Bank shall pay to the Principal Paying Agent, on or before each Interest Payment Date, in immediately available funds, an amount sufficient to pay the interest becoming due on all the Guaranteed Debt Securities outstanding on such Interest Payment Date, and the Principal Paying Agent shall apply the amounts so paid to it to the payment of such interest on such Interest Payment Date;

(b)  in the event that the Bank shall redeem all of the Guaranteed Debt Securities as provided herein, the Bank shall pay to the Principal Paying Agent, on or before the Redemption Date, in immediately available funds, an amount sufficient to pay the Redemption Price of such Securities, and the Principal Paying Agent shall apply such amount to the payment of such Redemption Price on such Redemption Date; and

(c)  the Bank shall pay to the Principal Paying Agent, on or before the Maturity Date of the Guaranteed Debt Securities, in immediately available funds, an amount that shall be equal to the entire amount of interest, if any, and principal to be due on such Maturity Date on all such Securities then outstanding, and the Principal Paying Agent shall apply such amount to the payment of interest on and principal of such Securities in accordance with the terms thereof.

3.    Events of Default.    In case one or more of the following events (“Events of Default”) shall have occurred and be continuing,

(a)  default is made in the payment of any amount payable in respect of the principal of any Guaranteed Debt Security at maturity or of the Redemption Price of any Guaranteed Debt Security on a Redemption Date or default is made in the payment of any interest on any Guaranteed Debt Security on any Interest Payment Date and any such default continues for more than 14 days after notice of such default has been given by the Holder of Guaranteed Debt Security to the Principal Paying Agent;

(b)  default in payment at maturity and the continuance of such default for more than the grace period (if any) applicable thereto, or default and acceleration of maturity (which acceleration shall not have been rescinded or annulled), shall have occurred in respect of any indebtedness for borrowed money of the Bank with a final maturity of more than one year (other than the Guaranteed Debt Securities and other than any indebtedness denominated or repayable in Austrian schillings) aggregating at any one time $25,000,000 (or the equivalent in any other currencies);

(c)  (x) in any proceeding instituted against the Bank (including, but not limited to, a Konkursverfahren, an order of Geschäftsaufsicht or a decree of the Austrian Ministry of Finance ordering temporary measures to protect creditors, under the laws of Austria) the Bank shall be adjudicated a bankrupt, be subjected to Geschäftsaufsicht or to temporary measures to protect creditors and such adjudication, order or decree shall not have been vacated or set aside within 90 days from the date of entry thereof or shall become final before the end of such 90-day period; or (y) the Bank shall institute, or take any corporate action to authorize the institution of, or consent to the institution by another of, any proceedings relating to it or any substantial part of its property under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or similar law (including, but not limited to, the institution of a Konkursverfahren, the application for Geschäftsaufsicht or the application for a decree ordering temporary measures to protect creditors under the laws of Austria); and

(d)  default in the performance, or breach, of any covenant, undertaking or warranty of the Bank or of Austria contained or described in a Guaranteed Debt Security (other than a covenant for which a default in the performance of which is specifically dealt with elsewhere in this paragraph), and continuance of such default or breach for a period of 90 days after there has been given to the Bank and Austria, in care of the Principal Paying Agent, by the Holder of a Guaranteed Debt Security a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under such Security;

then (x) if an Event of Default referred to in (a) above shall have occurred and be continuing, the principal amount of a Guaranteed Debt Security shall at the option of, and upon written notice to the Bank, in care of the Principal Paying Agent (which shall promptly notify the Bank of such notice) by, the Holder of such Security mature and become immediately due and payable upon the date that such written notice is received by the Principal Paying Agent (together with accrued interest to such date), unless prior to such date all Events of Default in respect of all the Guaranteed Debt Securities shall have been cured, (y) if an Event of Default referred to in (b) or (d) above shall have occurred and be continuing, the Holders of 25% in principal amounts of the Guaranteed Debt Securities outstanding may declare the principal of all the Guaranteed Debt Securities immediately due and payable by written notice to the Bank, in care of the Principal Paying Agent (which shall promptly notify the Bank of such notice), and upon any such declaration such principal shall become immediately due and payable upon the date that such written notice is received by the Principal Paying Agent (together with accrued interest to such date), unless prior to such date all Events of Default in respect of all the Guaranteed Debt Securities shall have been cured, and (z) if an Event of Default referred to in (c) above shall have occurred and be continuing, the payment of the principal amount of the Guaranteed Debt Securities and of interest thereon will depend on the mandatory rules and regulations of the respective proceeding, provided however, should no rule or regulation of such proceeding mandate otherwise, the principal amount of the Guaranteed Debt Securities and interest thereon shall at the option of, and upon written notice to the Bank, in care of the Principal Paying Agent (which shall promptly notify the Bank of such notice) by, the Holder of Guaranteed Debt Security mature and become immediately due and payable upon the date that such written notice is received by the Principal Paying Agent (together with accrued interest to such date).

4.    Representations by the Bank.    The Bank represents and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of the Guaranteed Debt Securities and the Guarantees, and to constitute the same the legal, valid and binding obligations of the Bank and of Austria, respectively, enforceable in accordance with their respective terms, have been done and performed and have happened in due and strict compliance with all applicable laws and regulations.

5.    Authentication.    No Guaranteed Debt Security shall become valid or obligatory for any purpose unless and until the Certificate of Authentication on such Security shall have been manually signed by the Principal Paying Agent.

6.    Due Date not a Business Day.    Any payment of principal or interest required to be made on an Interest Payment Date, a Redemption Date or at maturity of a Guaranteed Debt Security that is not a Business Day need not be made on such nominal day, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date and if such principal of or interest on this Security are so paid, no interest shall accrue for the period from and after such nominal date; provided, however that if this Security specifies a LIBOR interest rate such extension of time, if it relates to the date of an interest payment of a Guaranteed Debt Security which does not fall on the date of maturity or payment of principal, would cause such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

7.    Governing Law.    The Guaranteed Debt Security shall be governed by, and interpreted in accordance with, the law of the State of New York, United States of America, except that, if the Security is a Specified Currency Security and if the Specified Currency is converted into euro, all issues of redenomination relating to such conversion shall be governed by the applicable regulations of the EU and the law of the country in which the Specified Currency was legal tender.

8.    Jurisdiction Clause.

(a) The Bank and Austria each agrees that any legal action by any person arising out of or relating to a Guaranteed Debt Security or the Guarantee may be brought in the State or Federal courts sitting in the New York County, State of New York; and by execution and delivery of a Guaranteed Debt Security, the Bank and Austria each irrevocably submits to such jurisdiction; provided, however, that such submission by Austria does not extend to legal actions against Austria brought under United States securities laws.

(b)  With respect to any such action, the Bank and Austria each will appoint CT Corporation System, with an office on the date hereof at 1633 Broadway, New York, New York 10019, as its agent (CT Corporation System, until a successor authorized agent shall have become such pursuant to (d) below, and thereafter such successor, is herein called the “Authorized Agent”) to receive for and on behalf of the Bank and Austria, service of summons and complaints and other legal process in any such action. Such service may be made by delivering or mailing a copy of the summons and complaint or other legal process to the Bank or Austria, as the case may be, in care of the Authorized Agent, and the Authorized Agent is hereby authorized and directed to accept the same for and on behalf of the Bank and Austria, respectively, and to admit service with respect thereto. Upon service of process being made on the Authorized Agent, as aforesaid, a copy of the summons and complaint or other legal process served shall promptly be mailed to the Bank or Austria, as the case may be, by registered air mail, postage prepaid, return receipt requested. Service upon the Authorized Agent, as aforesaid, shall, to the fullest extent permitted by applicable law, be deemed to be personal service on the Bank or Austria, as the case may be, and shall be legal and binding upon the Bank and Austria, respectively, for all purposes notwithstanding any failure on the part of the Bank or Austria to receive the same.

(c)  The Bank further irrevocably consents to the service of process on it with respect to any such action by the mailing of copies of such process by first class mail to the Bank.

(d)  The Bank and Austria each agrees that so long as any of the Guaranteed Debt Securities remain outstanding it shall maintain a duly appointed agent for the service of summons and complaints and other legal process in the Borough of Manhattan, the City and State of New York for the purposes of any legal action with respect to which it has submitted to the jurisdiction of the courts specified in paragraph (a) above. Each such appointment of an Authorized Agent shall be irrevocable as long as any of the Guaranteed Debt Securities remain outstanding and until the appointment of a successor Authorized Agent in said Borough of Manhattan and such successor’s acceptance of such appointment. The Bank and Austria shall give to the Principal Paying Agent prompt notice of the acceptance by such successor Authorized Agent of such appointment and of the location of and any change in the location of such successor Authorized Agent; and the Principal Paying Agent shall keep such notices on file and available for inspection by the Holder of a Guaranteed Debt Security at the Corporate Trust Offices. The Bank and Austria will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid.

(e)  Notwithstanding the foregoing provisions of (a) through (d) above, any action by any person arising out of or relating to a Guaranteed Debt Security or the Guarantee endorsed hereon may be instituted against the Bank or Austria or both in any competent court in Vienna, Republic of Austria.

(f)  The courts referred to in (a) and (e) above each separately will have exclusive jurisdiction over any legal action referred to in (a) and (e); provided, however, that the Bank and Austria will agree that the final judgment against the Bank or Austria or both (a certified or exemplified copy of which shall, to the fullest extent permitted by applicable law, be conclusive evidence of the fact and of the amount of any indebtedness therein described) in any such action shall, to the fullest extent permitted by applicable law, be conclusive and may, to the fullest extent permitted by applicable law, be enforced in any jurisdiction by suit on the judgment.

9.    Waiver of Sovereign Immunity.    To the extent that either the Bank or Austria has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment in aid of execution, execution or otherwise) with respect to itself or its respective property, the Bank and Austria each will irrevocably waive any such immunity in respect of its respective obligations arising out of or relating to the Guaranteed Debt Securities or the Guarantee in any action that may be instituted in any State or Federal court sitting in New York County, New York, or in any competent court in Vienna, Republic of Austria, by any person; provided, however, that, notwithstanding the foregoing, such waiver (i) shall not extend to legal actions brought under United States securities laws, (ii) shall not be deemed to be, under the laws of Austria, an effective waiver of immunity from attachment of, and execution on a judgment against, certain property in respect of which immunity from such attachment and execution may not be waived, (iii) insofar as it relates to any action that may be instituted in any competent court in Vienna, Republic of Austria, shall be deemed to have only been given to the fullest extent permitted by Austrian law, and (iv) shall not extend to immunity from attachment prior to judgment. This waiver is intended to be effective upon the authentication of a Guaranteed Debt Security by the aforesaid Principal Paying Agent without any further act by the Bank or Austria, as the case may be, before any such court, and the introduction of a true copy of a Guaranteed Debt Security into evidence in any such court shall, to the fullest extent permitted by applicable law, be conclusive and final evidence of such waiver.

10.    Statute of Limitation.    Under New York law (Sections 213 of the Civil Practice Law and Rules) an action for breach of a contractual obligation, such as the Guaranteed Debt Securities, must be commenced within six years after the breach.

11.    Definitions.    As used herein:

(a)  the term “Business Day” means any day, other than a day on which banks are permitted or required to be closed,

(i)  in the City of New York; or

(ii)  if a Guaranteed Debt Security is a Specified Currency Security in the major financial center for dealing in the Specified Currency;

provided, however, that if a Guaranteed Debt Security is denominated in a Specified Currency that is replaced by the euro, the Bank may substitute definition of Business Day relating to such country by the existing or anticipated market practice for euro denominated debt obligations issued in the euromarkets;

(b) the term “Corporate Trust Offices” means the New York Corporate Trust Office and the London Corporate Trust Office; the term “New York Corporate Trust Office” means the principal corporate trust office of the Principal Paying Agent located at present at 280 Park Avenue in the Borough of Manhattan, the City and State of New York, the term “London Corporate Trust Office” means Deutsche Bank AG London located at present at Winchester House, 1 Great Winchester Street, London, England; and the term “Appropriate Corporate Trust Office” means in the case a Guaranteed Debt Security is issued under in a Single Certificate Structure and in the case a Guaranteed Debt Security is represented by a Definitive Certificate, the New York Corporate Trust Office, in the case a Guaranteed Debt Security is issued under a Dual Certificate Structure and (A) if a Guaranteed Debt Security is represented by a DTC Dual Global Certificate, the New York Corporate Trust Office and (B) if a Guaranteed Debt Security is represented by a Euroclear/Clearstream Global Certificate, the London Corporate Trust Office;

(c)  the term “Fiscal Agency Agreement” means the Fiscal Agency Agreement, dated as of May 11, 1998, among the Bank, Austria and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Fiscal Agent, as originally executed and, if from time to time amended, as so amended;

(d)  the term “Holder” means the person in whose name a Guaranteed Debt Security is registered in the Security Register;

(e)  the term “outstanding” as applied to Guaranteed Debt Securities means, as of any date of determination, all Guaranteed Debt Securities theretofore authenticated and delivered except the Guaranteed Debt Securities theretofore cancelled by the Principal Paying Agent or delivered to the Principal Paying Agent for cancellation pursuant to the Fiscal Agency Agreement; provided, however, that solely for purposes of the “Jurisdiction Clause” above, the Guaranteed Debt Securities of one issuance shall be deemed to have ceased to be outstanding on the earlier of (x) one year after the Maturity Date thereof, or (y) one year after the Redemption Date on which all of such Securities then outstanding shall be redeemed in full; provided further that, in the case default shall occur in the payment of any Guaranteed Debt Securities, the date occurring one year after the date on which monies for the payment in full of principal of and all accrued interest on all such Guaranteed Debt Securities shall have been made available at the Appropriate Corporate Trust Office;

(f)  the term “Predecessor Security” of any particular Guaranteed Debt Security means every previous Guaranteed Debt Security evidencing all or a portion of the same debt as that evidenced by such particular a Guaranteed Debt Security;

(g)  the term “Principal Paying Agent” means Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), a banking corporation organized under the laws of the State of New York, as principal paying agent under the Fiscal Agency Agreement until a successor principal paying agent shall have become such pursuant to the applicable provisions of the Fiscal Agency Agreement, and thereafter “Principal Paying Agent” shall mean such successor principal paying agent;

(h)  the term “Redemption Date” means the date fixed by the Bank for the redemption in accordance with the provisions set forth above under “Redemption—(a)” of any Guaranteed Debt Security to be redeemed pursuant to the provisions set forth above;

(i)  the term “Redemption Price” means the Principal Amount (and premium, if any) of any Guaranteed Debt Security to be redeemed pursuant to “Redemption—(a)” and accrued interest to, but excluding, the Redemption Date; and

(j)  the term “Security Register” means the register for registration of, the registration of transfers of and exchanges of Guaranteed Debt Securities maintained by the Principal Paying Agent at the New York Corporate Trust Office.

Guarantees

Austria will unconditionally guarantee the due and punctual payment of principal of and interest and Additional Interest, if any, on the Guaranteed Debt Securities under the Export Financing Guarantees Act of 1981, as amended. Such Guarantees will be general obligations of Austria and the full faith and credit of Austria will be pledged for the performance thereof. The Act authorizes Austria to guarantee the Guaranteed Debt Securities if they meet certain conditions relating to, among other things, the maximum principal amount of Guaranteed Debt Securities which may be issued at any one time and the maximum interest rate. See “Business—Export Loan Financing by the Bank—Sources of Funds for Export Loans”. No Guaranteed Debt Securities will be issued unless upon such issuance all such conditions are met.

Warrants

The following is a summary of the material provisions of the Warrants and of the Warrant Agreement relating thereto, copies of the forms of which are or will be filed as exhibits to the Registration Statement of which this Prospectus is a part, if any Warrants are issued. This summary does not purport to be complete and is qualified in its entirety by reference to such exhibits.

The Bank may issue, together with any Guaranteed Debt Securities, Warrants for the purchase of other Guaranteed Debt Securities. Warrants are to be issued under warrant agreements to be entered into between the Bank and a bank or trust company, as warrant agent (the “Warrant Agent”), all as set forth in the prospectus supplement relating to a particular issue of Warrants. The prospectus supplement relating to the particular issue of Warrants offered thereby will set forth (1) the terms referred to above under “Guaranteed Debt Securities” of the Guaranteed Debt Securities purchasable upon exercise of such Warrants; (2) the principal amount of Guaranteed Debt Securities purchasable upon exercise of one Warrant, the exercise price, and the procedures of, and conditions to, exercise for purchasing such Guaranteed Debt Securities; (3) the dates on which the right to exercise the Warrants shall commence and expire, and whether and under what conditions the Warrants may be terminated or canceled by the Bank; (4) the date, if any, on and after which such Warrants and the related Guaranteed Debt Securities will be separately transferable; and (5) whether the Warrants represented by the Warrant certificates will be issued in registered or bearer form, whether they will be exchangeable as between such forms, and if registered, where they may be transferred and registered.

Governing Law

The Guaranteed Debt Securities and the Guarantees provide that they shall be governed by and interpreted in accordance with the laws of the State of New York. Ortner Pöch Foramitti Rechtsanwälte GmbH, Austrian counsel to the Bank, has advised that such choice of law would be respected by the courts of Austria. However, in original actions brought in Austrian courts, questions of procedural law and, under certain circumstances, questions of public policy, would be governed by Austrian law. Also, it will not be possible to enforce in an Austrian court a judgement of a United States court.

CERTAIN TAX CONSIDERATIONS

Austrian Taxation

In the opinion of Ortner Pöch Foramitti Rechtsanwälte GmbH Austrian counsel to the Bank, under Austrian law presently in effect, upon payment of the principal of and premium and interest, if any, on the Guaranteed Debt Securities, none of the Bank, the Fiscal Agent, any paying agency, or Austria will be obligated to withhold any amount for taxes, fees, assessments or other governmental charges imposed by Austria or any province, municipality or other political subdivision or taxing authority thereof or therein provided that pursuant to a law enacted on July 7, 1988, in the case of issuances of the Guaranteed Debt Securities made after December 31, 1988, such payments be made outside Austria or to a non-resident of Austria (within the meaning of Austrian tax law) who adequately discloses his status as a non-resident to the payor.

United States Taxation

The following summary, which is set forth in reliance upon an opinion of Shearman & Sterling, New York, New York, counsel to the Bank, is only a partial description of some of the material United States federal income tax consequences to holders of a Guaranteed Debt Security. Additional United States Federal income tax consequences, including consequences to United States Holders (as defined below), will be set forth in the Prospectus Supplements dated the date hereof or in a Pricing Supplement. Persons considering the purchase of Guaranteed Debt Securities are urged to consult their own tax advisors with respect to the application of the United States federal income and estate tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

A “United States Holder” means an owner of a Guaranteed Debt Security that is for United States federal income tax purposes (i) a citizen or individual resident of the United States, (ii) a corporation, partnership or certain other entities created or organized in or under the laws of the United States or of any state thereof, (iii) an estate whose income is subject to United States federal income taxation regardless of its source or (iv) a trust that is subject to the supervision of a court within the United States and is under the control of a U.S. person. The term also includes certain former citizens of the United States whose income and gain on the guaranteed Debt Securities will be taxable in the United States.

A “Non-United States Holder” means an owner of a Guaranteed Debt Security that is, for United States federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

1.        Non-United States Holders.    Subject to the discussion below concerning backup withholding, payments of principal, interest (including any original issue discount) and premium, if any, on the Guaranteed Debt Securities to any Non-United States Holder will not be subject to United States federal income tax, including withholding tax, unless the Non-United States Holder has an office or other fixed place of business in the United States to which the payment is attributable, the payment is derived in the active conduct of a banking, financing or other similar business within the United States or is received by a corporation the principal business of which is trading in stock or securities for its own account, and certain other conditions exist, or the Holder is an insurance company carrying on a United States insurance business to which the interest is attributable. In that event, the Non-United States Holder will be taxed in the same manner as if it were a United States Holder with respect to such payments and such payments may also be subject to the branch profits tax (described below).

A Non-United States Holder of a Guaranteed Debt Security will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of such Guaranteed Debt Security, unless (i) such Non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and either (a) such individual has a “tax home” (as defined in Code Section 911(d)(3)) in the United States (unless such gain is attributable to a fixed place of business in a foreign country maintained by such individual and has been subject to foreign tax of at least 10%) or (b) the gain is attributable to an office or fixed place of business in the United States or (ii) such gain is effectively connected with the conduct by such Non-United States Holder of a trade or business in the United States. In the event that clause (i) applies, such gain will generally be subject to a 30 percent tax. In the event that clause (ii) applies, the Non-United States Holder will be taxed in the same manner as if it were a United States Holder with respect to such gain and such gain may also be subject to the branch profits tax (described below).

The branch profits tax equals 30% (or such lower rate provided by an applicable treaty) of a foreign corporation’s effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including any original issue discount) and premium, if any, on and any gain recognized on the sale, exchange or other disposition of a Guaranteed Debt Security will be included in the effectively connected earnings and profits of such Non-United States Holder if such interest or gain, as the case may be, is effectively connected with the conduct by the Non-United States Holder of a trade or business in the United States.

A Guaranteed Debt Security held by an individual who is not a citizen or resident (as specially defined for estate tax purposes) of the United States at the time of his death will not be subject to United States federal estate tax as a result of such individual’s death.

2.        Backup Withholding and Information Reporting.    Under current United States federal income tax law, a backup withholding tax of 30% for 2003 (gradually declining to 28% by the year 2006) and information reporting requirements apply to certain payments of principal, premium and interest (including any original issue discount) made to, and to the proceeds of sale before maturity by, certain noncorporate United States persons. Certain exempt recipients (such as corporations) are not subject to these information reporting requirements. Backup withholding will not apply to a Holder who furnishes a correct taxpayer identification number or certificate of foreign status and makes any other required certification, or who is otherwise exempt from backup withholding. United States persons who are required to establish their exempt status generally must file Internal Revenue Service Form W-9 (“Request for Taxpayer Identification Number and Certification”). Non-United States Holders generally will not be subject to United States information reporting or backup withholding. However, such Holders may be required to provide certification of non-United States status in connection with payments received in the United States or through certain United States-related financial intermediaries.

Prospective purchasers of Guaranteed Debt Securities are urged to consult their tax advisors regarding the application of the information reporting and backup withholding rules, including the finalized Treasury regulations.

Any amounts withheld from a payment to a Holder under the backup withholding rules will be allowed as a credit against such Holder’s United States federal income tax liability and, to the extent in excess thereof, may entitle such Holder to a refund, provided that the required information is furnished to the United States Internal Revenue Service.

Proposed European Union Directive on Taxation of Savings Income

The ECOFIN Council of the European Union has published a revised draft directive regarding the taxation of savings income. It is proposed that, subject to a number of important conditions being met, Member States will be required to provide to the tax or other relevant authorities of another Member State details of payment of interest (or other similar income) paid by a person within its jurisdiction to an individual resident in that other Member State, subject to the right of certain member states (namely Belgium, Luxembourg, and Austria) to opt instead for a withholding tax system for a transitional period in relation to such payments. The terms of the proposed directive will not apply during the transitional period to Guaranteed Debt Securities issued before March 1, 2001 or to tranches of Guaranteed Debt Securities issued before March 1, 2002 and fungible with Guaranteed Debt Securities issued before March 1, 2001 or where the original prospectus was approved before that date.

PLAN OF DISTRIBUTION

The Bank may sell the Guaranteed Debt Securities and Warrants (the “Securities”) in any of three ways:

•	through one or more underwriters,

•	directly to one or a limited number of institutional purchasers or

•	through agents.

Each prospectus supplement with respect to the Securities will set forth the terms of the offering of the Securities, including the name or names of any underwriters or agents, the purchase price of the Securities and the net proceeds to the Bank from such sale, any underwriting discounts, agent commissions or other items constituting underwriters’ or agents’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Securities may be listed.

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, directly by underwriters which may include one or more investment banking firms or others, as designated. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the Securities offered thereby if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The Securities may be sold directly by the Bank or through agents designated by the Bank from time to time. Any agent involved in the offer or sale of the Securities will be named, and any commissions payable by the Bank to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment and will not be acquiring such Securities for its own account.

If so indicated in the applicable prospectus supplement, the Bank will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the Securities from the Bank at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on one or more specified dates in the future. Such contracts will be subject only to those conditions set forth in such prospectus supplement and such prospectus supplement will set forth the commission payable for solicitation of such contracts.

Agents and underwriters may be entitled under agreements entered into with the Bank to indemnification by the Bank against certain civil liabilities, including liabilities under the United States Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with or perform services for the Bank in the ordinary course of business.

LEGAL OPINIONS

The validity of the Guaranteed Debt Securities and Warrants will be passed upon on behalf of the Bank by Ortner Pöch Foramitti Rechtsanwälte GmbH, Strauchgasse 1-3, A-1010 Vienna, Austria and by Shearman & Sterling, Frankfurt Office, Gervinusstrasse 17, 60322 Frankfurt am Main, Germany. The validity of the Guaranteed Debt Securities and Warrants will be passed upon on behalf of the Underwriters by Davis Polk & Wardwell, Frankfurt Office, MesseTurm, 60308 Frankfurt am Main, Germany. In giving their opinions Shearman & Sterling and Davis Polk & Wardwell may rely as to all matters of Austrian law upon the opinions of Ortner Pöch Foramitti Rechtsanwälte GmbH.

AUTHORIZED AGENT

The name and address of the authorized agent of the Bank and Austria in the United States is Dr. Peter Moser, Ambassador of the Republic of Austria to the United States, Austrian Embassy, 3524 International Court, N.W., Washington, D.C. 20008.

FURTHER INFORMATION

A Registration Statement with respect to the Bank and Austria has been filed with the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Reports and other information concerning the Bank may also be available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.    Amount of Funded Debt and Estimated Amount of Floating Debt.

All of the funded and floating debt of the Bank is guaranteed by the Republic of Austria. There is no provision for substitution of security with regard thereto.

Item 11.    Estimated Expenses.

It is estimated that the expenses of the Bank in connection with the sale of the Securities and Warrants hereunder will be as follows:

SEC Filing Fee	$49,588
Printing Costs	30,000
Legal Fees and Expenses	90,000
Fiscal Agent	10,000
Blue Sky and Legal Investment Fees and Expenses	30,000
Rating Agencies’ Fees	30,000
Miscellaneous	1,500

Total	$241,088

*	Exclusive of partial reimbursement of underwriters’ expenses.

Item 13.    Copy of Agreements with Underwriters.

See Exhibit 1.1 included herein.

Item 14.    Agreement of the Bank.

The Bank hereby agrees to furnish copies of the opinions of Ortner Pöch Foramitti Rechtsanwälte GmbH and of Shearman & Sterling, Austrian and United States counsel, respectively, for the Bank, with respect to the legality of each issuance of Guaranteed Debt Securities or Warrants at the time of issuance thereof.

CONTENTS

This Registration Statement comprises:

(1)	The facing sheet;

(2)	The explanatory note;

(3)	The cross-reference sheet between Schedule B of the Securities Act of 1933 and the Prospectus;

(4)	The Prospectus; and

(5)	Part II, consisting of pages II-1 to II-6.

(6)	The following exhibits:

1.1

—Form of Underwriting Agreement and Purchase Agreement between Oesterreichische Kontrollbank Aktiengesellschaft and the Representatives of the Underwriters filed as Exhibit 1(a) to Post-Effective Amendment No. 1 to Registration Statement No. 333-7982 and incorporated herein by reference.

3.1

—Statutes of the Bank (analogous to the articles of incorporation of a corporation) filed as Exhibit 3(a) to Post-Effective Amendment No. 4 to Registration Statement No. 333-7982 and incorporated herein by reference.

4.1

—Fiscal Agency Agreement, including certain exhibits and annexes thereto, among Oesterreichische Kontrollbank Aktiengesellschaft and the Republic of Austria and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Fiscal Agent, dated as of May 11, 1998 filed as Exhibit 4(a) to Post-Effective Amendment No. 1 to Registration Statement No. 333-7982 and incorporated herein by reference.

—Supplemental Agency Agreement among Oesterreichische Kontrollbank Aktiengesellschaft, the Republic of Austria, Deutsche Bank Aktiengesellschaft, Bankers Trust Company London, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) New York, as fiscal agent, dated as of September 30, 2000 filed as Exhibit 4(a) to Post Effective Amendment No. 4 to Registration Statement No. 333-7982 and incorporated herein by reference.

5.1

—Form of Opinion of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, United States counsel to the Bank, in respect of the legality of the Securities filed as Exhibit 5(a) to Amendment No. 2 to Registration Statement No. 333-7982 and incorporated herein by reference.*

5.2

—Form of Opinion of Ortner Pöch Foramitti Rechtsanwälte GmbH, Strauchgasse 1-3, 1010 Vienna, Austria, Austrian Counsel to the Bank, in respect of the legality of the Securities filed as Exhibit 5(b) to Amendment No. 2 to Registration Statement No. 333-7982 and incorporated herein by reference.*

23.1	—Consent of Ortner Pöch Foramitti Rechtsanwälte GmbH.

23.2	—Consent of Shearman & Sterling.

23.3	—Consent of Silvia Maca.

23.4	—Consent of KPMG.

*	To be filed by post-effective amendment in accordance with the undertaking set forth in Item 14 on page II-1.

UNDERTAKING

The Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii)  To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

(of the Issuer)

Pursuant to the requirements of the Securities Act of 1933, as amended, Oesterreichische Kontrollbank Aktiengesellschaft has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, Austria on the 15th day of May, 2003.

OESTERREICHISCHE KONTROLLBANK

    AKTIENGESELLSCHAFT

/s/ DR. JOHANNES ATTEMS
Dr. Johannes Attems
Member of the Board
of Executive Directors

and	/s/ MAG. WALTRAUT BURGHARDT
Mag. Waltraut Burghardt
Senior Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 15th day of May, 2003.

Signature	Title

/s/ DR. JOHANNES ATTEMS Dr. Johannes Attems	Member of the Board of Executive Directors

/s/ MAG. WALTRAUT BURGHARDT Mag. Waltraut Burghardt	Senior Director

/s/ JOHANN GOLDSCHMIDT Johann Goldschmidt	Senior Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Republic of Austria and of Oesterreichische Kontrollbank Aktiengesellschaft in the United States, has signed this Registration Statement in the City of Washington, D.C. on the 14th day of May, 2003.

/s/ DR. PETER MOSER
Dr. Peter Moser
Ambassador of the Republic of
Austria to the United States

SIGNATURE

(of the Guarantor)

Pursuant to the requirements of the Securities Act of 1933, as amended, the Republic of Austria has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, D.C. on the 14th day of May, 2003.

REPUBLIC OF AUSTRIA

By:	/s/ DR. PETER MOSER
Dr. Peter Moser
Ambassador of the Republic of
Austria to the United States

EXHIBIT INDEX

1.1

—Form of Underwriting Agreement and Purchase Agreement between Oesterreichische Kontrollbank AG and the Representatives of the Underwriters filed as Exhibit 1(a) to Post-Effective Amendment No. 1 to Registration Statement No. 333-7982 and incorporated herein by reference.

3.1

—Statutes of the Bank (analogous to the articles of incorporation of a corporation) filed as Exhibit 3(a) to Post-Effective Amendment No. 4 to Registration Statement No. 333-7982 and incorporated herein by reference.

4.1

—Fiscal Agency Agreement, including certain exhibits and annexes thereto, among Oesterreichische Kontrollbank Aktiengesellschaft and the Republic of Austria and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Fiscal Agent, dated as of May 11, 1998 filed as Exhibit 4(a) to Post-Effective Amendment No. 1 to Registration Statement No. 333-7982 and incorporated herein by reference.

—Supplemental Agency Agreement among Oesterreichische Kontrollbank Aktiengesellschaft, the Republic of Austria, Deutsche Bank AG, Bankers Trust Company London, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) New York, as fiscal agent, dated as of September 30, 2000 filed as Exhibit 4(a) to Post-Effective Amendment No. 4 to Registration Statement No. 333-7982 and incorporated herein by reference.

5.1

—Form of Opinion of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, United States counsel to the Bank, in respect of the legality of the Securities filed as Exhibit 5(a) to Amendment No. 2 to Registration Statement No. 333-7982 and incorporated herein by reference.*

5.2

—Form of Opinion of Ortner Pöch Foramitti Rechtsanwälte GmbH, Strauchgasse 1-3, 1010 Vienna, Austria, Austrian Counsel to the Bank, in respect of the legality of the Securities filed as Exhibit 5(b) to Amendment No. 2 to Registration Statement No. 333-7982 and incorporated herein by reference.*

23.1	—Consent of Ortner Pöch Foramitti Rechtsanwälte GmbH.

23.2	—Consent of Shearman & Sterling.

23.3	—Consent of Silvia Maca.

23.4	—Consent of KPMG.

*	To be filed by post-effective amendment in accordance with the undertaking set forth in Item 14 on page II-1.